    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996

                                                       REGISTRATION NO. 333-1926
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                        FORM S-1 REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          DOCTORS HEALTH SYSTEM, INC.

             (Exact name of Registrant as specified in its Charter)
                            ------------------------


             MARYLAND                             8099                     52-1907421
   (State or other jurisdiction       (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)     Classification Code Number)     Identification No.)


                            ------------------------

                             10451 MILL RUN CIRCLE
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 654-5800

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              PAUL A. SERINI, ESQ.
                            EXECUTIVE VICE PRESIDENT
                         AND DIRECTOR OF LEGAL AFFAIRS
                             10451 MILL RUN CIRCLE
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 654-5800

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:
                           ELIZABETH R. HUGHES, ESQ.
                        VENABLE, BAETJER AND HOWARD, LLP
                     1800 MERCANTILE BANK & TRUST BUILDING
                               TWO HOPKINS PLAZA
                           BALTIMORE, MARYLAND 21201
                                 (410) 244-7608
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

                                                                    PROPOSED                    PROPOSED
     TITLE OF EACH CLASS                                             MAXIMUM                    MAXIMUM
     OF SECURITIES TO BE              AMOUNT TO BE                    PRICE                AGGREGATE OFFERING
          REGISTERED                   REGISTERED                   PER UNIT                     PRICE
Class B Common Stock,
  $0.01 par value...........            4,100,000                   $   20.00                $82,000,000.00
Options to purchase
  Class B Common Stock......            1,000,000                      (2)                        (2)

     TITLE OF EACH CLASS
     OF SECURITIES TO BE               AMOUNT OF
          REGISTERED                REGISTRATION FEE
Class B Common Stock,
  $0.01 par value...........           $24,848.48(1)
Options to purchase
  Class B Common Stock......              (2)


(1) Fees totaling $21,379.31 were previously paid by the Registrant in connection with the filing of the Registration Statement on March 4, 1996 and Amendment No. 1 thereto on June 4, 1996.
(2) Shares of Class B Common Stock to be issued upon conversion of these Options are included in the shares of Class B Common Stock registered above.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          DOCTORS HEALTH SYSTEM, INC.
                CROSS-REFERENCE SHEET TO PROSPECTUS ON FORM S-1
              FURNISHED PURSUANT TO ITEM 501(B) OF REGULATION S-K


ITEM                        FORM S-1 CAPTION                                         LOCATION IN PROSPECTUS
----   ----------------------------------------------------------  -----------------------------------------------------------

 1.    Forepart of the Registration Statement and Outside Front    Front Outside Front Cover Page.
       Cover Page of Prospectus

 2.    Inside Front and Outside Back Cover Pages of Prospectus     Inside Front Cover Page; Outside Front Cover Page; Table of
                                                                   Contents.

 3.    Summary Information, Risk Factors and Ratio of Earnings to  Prospectus Summary; Risk Factors.
       Fixed Charges

 4.    Use of Proceeds                                             Use of Proceeds.

 5.    Determination of Offering Price                             Cover Page; Plan of Distribution.

 6.    Dilution                                                    Risk Factors--Dilution.

 7.    Selling Security Holders                                    Not Applicable.

 8.    Plan of Distribution                                        Cover Page; Plan of Distribution.

 9.    Description of Securities to be Registered                  Outside Front Cover Page; Description of Capital Stock.

10.    Interest of Named Experts and Counsel                       Not Applicable.

11.    Information with Respect to the Registrant                  Outside Front Cover Page of Prospectus; Prospectus
                                                                   Summary--The Company; Risk Factors; Selected Consolidated
                                                                   Financial Data; Management's Discussion and Analysis of
                                                                   Financial Condition and Results of Operations; Business;
                                                                   Management; Certain Transactions; Principal Stockholders;
                                                                   Description of Capital Stock; Index to Financial Statements
                                                                   and Referenced Financial Statements.

12.    Disclosure of Commission Position on Indemnification for    Not Applicable.
       Securities Act Liabilities

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text is as follows:)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER  15, 1996


                (Doctors Health System, Inc. logo appears here)




                    4,100,000 SHARES OF CLASS B COMMON STOCK
               1,000,000 OPTIONS TO PURCHASE CLASS B COMMON STOCK


                            ------------------------


     Doctors Health System, Inc., a Maryland corporation (the "Company"), directly or through agents designated from time to time, may offer and issue from time to time in connection with the acquisition of medical practices or other transactions with physicians one or more of the following types of its securities: (i) shares of its Class B common stock, par value $0.01 per share ("Class B Common Stock"); or (ii) Options to purchase Class B Common Stock ("Options," and collectively with the Class B Common Stock, the "Securities"). The Company will not receive cash proceeds in connection with the issuance of the Securities.


     The Securities offered pursuant to this Prospectus may be issued in one or more series, in amounts, at prices and on terms to be determined at the time of the offering of each such series.


     It is anticipated that the acquisition of the medical practices will involve the receipt by the Company primarily of enumerated tangible assets of such practices and/or contractual rights. The consideration for acquisitions and contractual rights will consist of shares of Class B Common Stock, cash, Options, assumption of liabilities or a combination of some or all of them, as determined from time to time by negotiations between the Company and the physicians or physician groups operating such practices. In addition, such physicians may enter into employment agreements and IPA participation agreements, pursuant to which the Company may also issue Securities.



     The terms of a transaction are determined by negotiations between the Company's representatives and physicians. Factors taken into account in such transactions include the established size, quality and reputation of the practice and the Company's estimate of the market value of the Class B Common Stock. It is anticipated that shares of Class B Common Stock issued will, in most cases, be valued at a price reasonably related to the current market value of the Class B Common Stock, either at the time the terms of a transaction are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares.



     The specific terms of each offering of Securities in respect of which this Prospectus is being delivered are set forth in an accompanying Prospectus Supplement (each, a "Prospectus Supplement") relating to such offering of Securities. Such specific terms include, without limitation, to the extent applicable (1) in the case of the Options, the Class B Common Stock for which each such Option is exercisable, and the exercise price, duration, detachability, restrictions, and call provisions of each such Option; and (2) in the case of any offering of Securities, to the extent applicable, the offering price or prices, and certain Federal income tax consequences. The resale or transfer of the Securities will be subject to certain restrictions. See "Description of Capital Stock."


     It is not expected that underwriting discounts or commissions will be paid by the Company except that finders fees may be paid to persons from time to time in connection with specific acquisitions. The Company may issue all or a portion of any offering of its Securities through agents or directly to other purchasers. The related Prospectus Supplement for each offering of Securities sets forth the name of any agents involved in the issuance of such Securities and any applicable fee, commission or indemnification arrangement with any such party. See "Use of Proceeds."

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. The delivery in any jurisdiction of this Prospectus together with a Prospectus Supplement relating to specific Securities shall not constitute an offer in such jurisdiction of any other Securities covered by this Prospectus but not described in such Prospectus Supplement.


     The Securities offered pursuant to this Prospectus will be subject to significant contractual restrictions or transfer. Further, it is not currently anticipated that any of the Securities will be listed on an exchange or other public market. Accordingly, trades in the Securities may be subject to various regulatory structures which could severely limit the liquidity of the Securities.


     SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY        REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                  --------------------------------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1996

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), in Washington, D.C., a Registration Statement on Form S-1 (herein, together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     To the extent applicable, the Company will comply with the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, will file reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information and the Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


     "Doctors Health System--It's the Sure Sign of Caring" is a service mark of Doctors Health System, Inc. This Prospectus also includes other service marks of Doctors Health System, Inc.



                           FORWARD-LOOKING STATEMENTS



     This Prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. The words "estimate", "project", "intend", "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward looking-statements. For a discussion of certain of such risks and uncertainties, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SUBJECT TO, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) CONTAINED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM ELSEWHERE IN THIS PROSPECTUS. POTENTIAL INVESTORS SHOULD READ THIS PROSPECTUS CAREFULLY IN ITS ENTIRETY.

THE COMPANY


     Doctors Health System, Inc., a Maryland corporation ("DHS" or the "Company") was incorporated in June of 1994 and commenced operations in February of 1995. The Company is the substitute corporate entity formed to reorganize the business of Baltimore Medical Group, P.A. ("BMGPA"). BMGPA was incorporated in January of 1993. The Company's executive offices are located at 10451 Mill Run Circle, Owings Mills, Maryland 21117, telephone (410) 654-5800.



     The Company develops and consolidates individual and groups of internists, pediatricians and family practitioners ("primary care physicians" or "PCPs"), specialist physicians, hospitals and other health care providers into primary care-driven, comprehensive managed care health delivery networks. Through contracts with PCPs, specialists, hospitals and other health care providers, the Company designs its networks: (i) to manage the provision of quality medical services to patients; (ii) to furnish Network Physicians with access to managed care contracts and related services; (iii) to establish a single source of access for health maintenance organizations ("HMOs") and other Payors to a comprehensive range of health care providers; and (iv) to offer patients a comprehensive range of health care services. Currently, the Company is focusing on the development and establishment of its networks in the Baltimore and Washington metropolitan area and surrounding regions.



     As of October 4, 1996, the Company had approximately 694 Network Physicians in six regional networks throughout the state of Maryland, including approximately 176 PCPs, 95 obstetrician/gynecologists, and 423 specialist physicians. Of these, 90 were Equity Physicians, of which 57 had transferred their practice assets to the Company or one of its subsidiaries, 17 had entered into binding agreements to complete such transactions, and 16 were subject to a letter of intent with respect to an acquisition which the Company believes will be completed by December 31, 1996. While primary care-based, the Company encourages its Core Medical Groups to develop into multi-specialty group practices and provides or arranges financing and other resources to enable such Core Medical Groups to develop into diversified multi-specialty practices. The Company also provides to Network Physicians certain patient care management, administrative and financial services, including information systems, contracting for and providing facilities, equipment and other goods. See "Business--Development of Integrated Health Care Delivery System."



     The Company offers medical groups and independent physicians a variety of methods of participating in the Company's Integrated Health Care Delivery System. The Company may acquire certain medical practice assets or certain contracting rights, either for cash or for Securities, or by execution of a variety of Independent Physician Association ("IPA") participation agreements. The Company typically enters into Physician Services Organization Agreements ("PSO Agreements") with the Core Medical Groups, pursuant to which the Company provides care management, managed care contracting and related business management services.



     The Company's strategy is to capitalize upon changes in the health care industry by: (i) establishing networks of primary care physicians and specialist physicians to integrate a full spectrum of health care providers into one or more high quality, cost-effective health care delivery networks; (ii) transitioning the patients of Network Physicians to the Company's Global Capitated Contracts; (iii) providing HMOs and other Payors with a single source of access to geographically proximate networks of physicians and other providers; (iv) focusing on obtaining Global Capitated Contracts and operating profitably under a capitated reimbursement system; (v) allowing physicians greater access to managed care, while relieving physicians of some of the administrative responsibilities and economic risks of providing managed care services; (vi) effectively managing the cost and quality of providing care through the use of sophisticated information systems and a broad range of practice management and administrative services; and (vii) expanding aggressively by recruiting additional physicians to networks that have already been established and by establishing additional networks. See "Business--Strategy".

                                    GLOSSARY

Capitated Contract Carve-Outs--Medical services that are not included in a capitated arrangement. Examples of typical carve-outs from global capitated contracts include pharmacy, dental care, eye care, organ transplants, home health, mental health, infusion care, durable medical equipment, marketing and administration.

Capitated Gatekeeper--A PCP who is compensated pursuant to a Gatekeeper
  Capitated Contract.

Capitated Gatekeeper Income--Income received by PCPs pursuant to a Gatekeeper
  Capitated Contract.


Capitated Life--An Enrollee who is a member in a Managed Care Plan that pays a fixed amount to a provider pursuant to a capitation arrangement.



Capitation--A method of paying health care providers in which a fixed amount is paid per Enrollee to cover a defined set of services over a specified period, regardless of the cost of the actual services provided.



Core Medical Group--An entity formed by Equity PCPs to conduct a medical group practice that enters into a PSO Agreement or similar long-term management agreement with the Company.


Enrollee--A patient who is covered for health benefits under an HMO contract or other insurance.


Equity PCP--A Network PCP who transfers substantially all of his medical practice assets to the Company and who receives an equity interest in the Company.



Equity Physician--A Network Physician, including an Equity PCP, who transfers substantially all of his medical practice assets to the Company and who receives an equity interest in the Company.


Exclusive IPA--An IPA that enters into an exclusive contractual arrangement, pursuant to which the IPA and each of its participating physicians agrees to conduct all managed care contracting activity exclusively through the Company and to take as patients any capitated patients referred by the Company to the Company pursuant to the Company's Global Capitated Contracts.

Fee-for-service--A method of reimbursing health care providers in which payment is made for each unit of service rendered.

Full Risk Contract--A contract, usually a Global Capitated Contract, pursuant to which a health care provider and/or management company (such as the Company) assumes all financial risks for medical services related to patient care (with or without Capitated Contract Carve-Outs).


Gatekeeper Capitated Contract--A contract pursuant to which a Primary Care
  Physician receives a fixed, prepaid monthly fee for each Enrollee in exchange for providing primary care medical services, regardless of the costs of the actual services provided.



Global Capitated Contract--A contract pursuant to which a health care provider and/or a management company (such as the Company) is paid a fixed amount per Enrollee to cover medical services and assume all or part of the financial risk associated with such services with or without Capitated Contract Carve-Outs over a specified period, regardless of the cost of the services provided.



HCFA--The U.S. Health Care Financing Administration which administers the
  Medicare program.


Health Maintenance Organization (HMO)--A managed care plan that integrates financing and delivery of a comprehensive set of health care services to an enrolled population.


Independent Physician Association (IPA)--An organization of independently practicing physicians which contracts with the Company, managed care plans or others for the provision of professional medical services to Enrollees of the Managed Care Plan.


Integrated Health Care Delivery System--An organization in which physicians, hospitals and other providers combine their efforts to deliver comprehensive health care services to the community. The single entity (or group of entities) manages and coordinates the system, including Payor contracting for the providers, and allocation of compensation and capital among the various interests. The system generally includes a single legal entity or related entities, unified governance and management mechanisms, use of consolidated management and information systems, and use of consolidated budgets for the entire system.


IPA--Independent Physician Association.

IPA Participant Physicians--Primary Care Physicians who enter into Exclusive or
  Non-Exclusive IPA agreements with the Company.


Managed Care--A payment or delivery arrangement used by a Payor to control or coordinate use of health services with the goal of providing quality care at a lower cost, including Capitation arrangements.



Managed Care Plan--A health plan that uses managed care arrangements and has a defined system of selected providers that contract with the plan. Under Managed Care Plans, Enrollees have a financial incentive to use participating providers that agree to furnish a broad range of services, and providers may be paid on a prenegotiated fee-for-service, capitated, per diem or salaried basis.



Medicaid--A program of Federal matching grants to the states to provide health insurance for categories of the poor and medically indigent. States determine eligibility, payments and benefits consistent with Federal standards.


Medicare--A federal act (Health Insurance for the Aged Act) to provide hospital and medical insurance for persons eligible for social security or railroad retirement benefits under the Social Security Act and who are over the age of 65 or disabled or other eligible individuals over the age of 65.


Network PCP or Network Physician--A PCP or other physician, including an Equity
  Physician, who participates in the Company's Integrated Health Care Delivery System through employment in a Core Medical Group, through an Exclusive or Non-Exclusive IPA or through a joint contracting venture, or other arrangement.


Non-Exclusive IPA--An IPA that has a non-exclusive contractual arrangement with the Company, pursuant to which the IPA and some or all of its participant physicians may contract with or through other IPAs and entities but agree to take all managed care patients referred by the Company.

Operating Agreement--An agreement providing for the operation of a Core Medical
  Group.


Payor--An organization, such as an insurance company, employer, HMO, or HCFA, that pays or reimburses a health care provider or other entity for health care services to be provided to a patient or health plan.



PCP--A Primary Care Physician.


Physician Hospital Organization (PHO)--Generally, an organization jointly owned and governed by hospitals and physicians formed and controlled for the purpose of procuring and administering Payor contracts.


Physician Services Organization Agreement (PSO Agreement)--An agreement entered into between the Company and each Core Medical Group, pursuant to which the Core Medical Group appoints the Company to act as its exclusive agent to provide all assets, facilities and non-medical services necessary for the Core Medical Group's medical practice and to obtain Managed Care contracts with Payors on behalf of the Network Physicians who are members of the Core Medical Group.



Practice Participation Agreement--An agreement entered into among the Company, a Core Medical Group and each of the physicians who is a member of such Core Medical Group, pursuant to which (1) each such physician sells to the Company certain assets of his medical practice, (2) each physician enters into an exclusive Employment Agreement with the Core Medical Group, (3) the Core Medical Group and the Company enter into a PSO Agreement, and (4) each physician enters into an Operating Agreement with each of the other member physicians of the Core Medical Group which governs the operation of the Core Medical Group.


Primary Care Physician (PCP)--A physician practicing as a general practitioner or in the specialties of family practice, general internal medicine, or general pediatrics. PCPs are sometimes referred to as "gatekeepers" because they enjoy patient loyalty and continuity and are the initial providers when patients seek medical services and control, through referrals, patients' access to other providers such as specialists.


PSO Agreement--A Physician Services Organization Agreement.


Risk Sharing Arrangement--An arrangement or contract pursuant to which the parties receive a fixed amount to provide or pay for defined services (usually including, but not limited to, hospital and other institutional services) regardless of the actual costs and share the benefits or risks under the arrangement in the event that the costs of such services are less than or exceed such fixed amount.


Specialty Care Core Medical Group--an entity formed by specialist physicians to conduct a medical group practice to provide specialty services and that enters into a PSO Agreement or similar long-term management agreement with the Company.



Subcapitation--An arrangement in which a health care provider receiving capitated income pays subcontracting providers (for example, for specialty services) on a capitated basis with the subcontracting providers assuming the financial risk of providing all of the subcapitated medical services, the payment representing subcapitation.


Utilization--The frequency with which a medical benefit is used, a service is performed, or a referral is made.

Utilization Review--The review of services delivered by a health care provider to evaluate the appropriateness, necessity, and quality of the prescribed services.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS LISTED BELOW IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

LIMITED OPERATING HISTORY; LOSSES


     The Company was incorporated in June of 1994 and commenced operations as DHS in February of 1995. The Company is the substitute corporate entity formed to reorganize the business of Baltimore Medical Group, P.A. ("BMGPA"). BMGPA was incorporated in January of 1993. Accordingly, the Company has a limited operating history. For the year ended June 30, 1996, the Company recorded a net loss of approximately $6.6 million. The Company is likely to record a net loss for the year ending June 30, 1997, and at June 30, 1996 had an accumulated deficit of approximately $9.1 million. There can be no assurance that future operating losses would not have a material adverse effect on the operating results and financial condition of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."


LIQUIDITY; RESTRICTIONS ON FINANCING


     Until the Company and its Payors attract an adequate number of Capitated Lives in the Company's Global Capitated Contracts, the Company expects to incur operating losses and experience negative operating cash flows. The Company believes that its cash on hand and the balance remaining available under the NationsBank Credit Facility will be sufficient to meet the Company's immediate working capital needs. However, in the event that the Company and its Payors either have not attracted an adequate number of Capitated Lives in Global Capitated Contracts sufficient to offset the Company's operating expenses, or the Company has not secured a substantial amount of additional capital, the Company's operating results and financial condition would be materially and adversely affected. There can be no assurance that the Company will be able to secure such additional capital, or that such capital, if available, will be on terms favorable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity, Cash Flow and Capital Resources--Subsequent Events."



     The Company's Series A, Series B and Series C Preferred Stock Directors have the right under the Company's constituent documents to approve the incurrence by the Company of indebtedness (including both borrowed money and capitalized leases) in excess of $1 million beyond the amount budgeted by the Company from time to time. In addition, the Company's ability to conduct equity financings may be affected by certain rights of consent of the holders of the Company's Series A, Series B and Series C Preferred Stock. See "Description of Capital Stock." There can be no assurance that such holders of Preferred Stock will grant their consent to the terms of any such financings.


UNCERTAINTY OF STRATEGY; ACQUISITION RISKS


     The Company's strategy is based upon assumptions relating to the Company's likely rate of growth of acquisitions of medical practices, the rate at which capitated lives can be added to the Company's networks, the likely referral and other business practices of physicians and health care institutions in the Baltimore and Washington metropolitan area and surrounding regions, and assumptions relating to the rate and character of reimbursement for services provided through the various arrangements negotiated by the Company, including the continued willingness of Payors to enter into risk sharing arrangements. Certain of the Company's assumptions may prove to be incorrect, which could have a material adverse effect on the operating results and financial condition of the Company. Thus, no assurance can be given that the Company's strategy will be successfully and profitably implemented.



     Further, the Company's strategy depends upon the successful recruitment of physicians to join Core Medical Groups and Exclusive IPAs. There can be no assurance that the Company will be able to grow in existing or new markets or successfully identify, complete or integrate any acquisitions or IPA contracts. The process of identifying suitable candidates, and proposing, negotiating and implementing an economically feasible transaction with a physician group or forming or managing a physician network, is lengthy and complex. The Company's strategy involves focusing the development of its Integrated Health Care Delivery System in the Baltimore and Washington metropolitan area and surrounding regions. Accordingly, the Company is subject to and may be adversely affected by any changes in laws and regulations in these areas pertaining to its business. See "Business--Regulation." Further, currently substantially all of the Company's net revenues are used to pay for costs of and in support of the Core Medical Groups and Network Physicians. Thus, the Company's ability to generate any profit is dependent upon its ability to transition its Network Physicians and other providers in the Company's provider networks away from unmanaged fee-for-service compensation arrangements and into a profitable Managed Care environment. The failure of the Company to execute its strategy effectively could have a material adverse effect on the operating results and financial condition of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


DEPENDENCE ON MANAGED CARE CONTRACTS


     The profitability of the Company depends on securing and maintaining contractual relationships with Managed Care plans and other Payors and successfully managing the expenses involved in the provision of services under those contracts without sacrificing the quality of medical care. Such medical expenses are subject to adverse selection and other utilization risks and are not otherwise within the Company's or the Core Medical Groups' control. The inability of the Company and its Network Physicians to obtain such contracts or successfully manage such expenses could have a material adverse effect on the operating results and financial condition of the Company. In addition, the success of Payors depends substantially on their ability to reduce, or significantly restrain the growth of, spending for health care services. Accordingly, there is a risk that the Company will not be able to obtain or maintain the numbers of Managed Care contracts presently contemplated or that, if such contracts are obtained, payments from such Payors will decrease over time, either of which could have a material adverse effect on the operating results and financial condition of the Company. Further, the coverage of the Managed Care plans with which the Company contracts may be limited to the State of Maryland, the District of Columbia, Virginia or other limited geographic regions. There can be no assurance that the coverage of such Managed Care plans will extend beyond such areas. Finally, the Company's contracts with Payors are generally for one year and may be terminated earlier upon notice. There can be no assurance that Managed Care contracts will not be terminated. The loss of any Payors or the failure to retain such Payors' Enrollees could have a material adverse effect on the operating results and financial condition of the Company.


ENROLLMENT IN MEDICARE MANAGED CARE PLANS


     The Company has entered and will enter into Full Risk Contracts and Global Capitated Contracts with HMOs and other Managed Care Plans covering Medicare patients. The Company's profitability is highly dependent on the Company's ability to attract existing patients and new Medicare patients who enroll in the Medicare Managed Care contracts with licensed HMOs pursuant to Global Capitated Contracts with the Company. See "Business--Strategy--Medicare Managed Care." The Company's strategy depends on successful joint marketing efforts by HMOs and the Company and the willingness of Medicare patients to enroll in Managed Care plans. There can be no assurance that the Company will be able to successfully attract a sufficient number of Medicare patients into Medicare Managed Care plans under contract with the Company or that such patients can be converted in accordance with the Company's strategy. The failure of the Company to attract a sufficient number of Medicare patients to Medicare Managed Care plans could have a material adverse effect on the operating results and financial condition of the Company.



RISKS OF CHANGES IN PAYMENT FOR MEDICAL SERVICES



     The profitability of the Company may be adversely affected by Medicare and Medicaid regulations, cost containment decisions of Payors and other payment factors over which the Company has no control. The Federal Medicare program has undergone significant legislative and regulatory changes in the reimbursement and fraud and abuse areas, including the adoption of the resource-based relative value scale ("RBRVS") schedule for physician compensation under Medicare, which may have a negative impact on the Company's revenue. Efforts to control the cost of health care services are increasing. Future profitability in the changing health care environment, with differing methods of payment for medical services, is likely to be affected significantly by management of health care costs, pricing of services and agreements with Payors. Because the Company derives its revenues from the revenues generated by Network Physicians, further reductions in payments to physicians generally or other changes in payment for health care services could have a material adverse effect on the operating results and financial condition of the Company.



     HCFA recently announced its intention to conduct an experimental pilot program designed to reduce expenditures under Medicare Managed Care plans in selected areas, including the Baltimore metropolitan area. The effect of any such experimental program, if implemented, cannot be predicted, but could have a material adverse effect on the operating results and financial condition of the Company. See "Business--Regulation."


DEPENDENCE OF THE COMPANY ON CORE MEDICAL GROUPS AND IPAS


     The Company enters into Managed Care contracts with Payors pursuant to which the Company agrees to arrange for the delivery of medical services to Enrollees in exchange for Managed Care compensation. The Company does not engage in the practice of medicine and will be largely dependent upon medical services provided by Network Physicians for its revenues. The success of the Company initially will be dependent in large part upon its ability to attract Network Physicians to join Core Medical Groups or to participate in IPA arrangements with the Company, and upon the Core Medical Groups' and the Network Physicians' ability to deliver high quality patient care in a cost-efficient manner. There can be no assurance that the Company will be able to attract and retain the requisite number of PCPs and specialist physicians, or that such physicians will deliver high quality medical services profitably, either of which could have a material adverse effect on the operating results and financial condition of the Company.



     With respect to Core Medical Groups, the Company enters into a PSO Agreement which obligates the Core Medical Group to contract solely and exclusively with the Company for 30 years (with automatic ten-year renewals) for all managed care contracts, and for the provision of all of the non-medical services, including provision of facilities, equipment, supplies and other goods and assets, used by the Core Medical Groups and their employee physicians to engage in the practice of medicine. See "Business--Development of Integrated Health Care Delivery System--Focus on Primary Care Physicians." There can be no assurance that the Company will be able to meet its contractual obligations to the Core Medical Groups in a manner that is reasonably acceptable to the Core Medical Groups. A failure of the Company to meet its contractual obligations could result in the termination of such arrangements, which could have a material adverse effect on the operating results and financial condition of the Company.


COMPETITION

     The health care industry is highly competitive and is subject to continuing changes in how services are provided and how health care providers are selected and paid. Generally, the Company competes with any entity that contracts with Payors for the provision of prepaid health services (including but not limited to PHOs, IPAs and independent private practice physicians) and with hospitals and Payors which own or operate health care delivery systems. The Company also competes with other companies, including entities such as managed care organizations which provide managed care and other services to health care providers. Such competitors may include local, regional and national entities.


     Some of these companies provide traditional management services to primary care, multi-specialty and specialty physician groups, while other companies provide claims processing, utilization review and other more focused management services. Some competitors are significantly larger and better capitalized than the Company and have access to greater resources, provide a wider variety of services, have greater experience in providing health care management services and have longer established relationships with buyers of such services than does the Company. To the extent that health care reform measures or any other factors make the provision of prepaid managed medical care an attractive market to other potential participants, the Company may encounter increased competition. Additionally, there is increased competition among a wide range of entities to acquire or contract with physician practices. Such competition could increase the cost of making such acquisitions and contracts and could endanger the success of the Company's strategy of acquiring or contracting with PCPs in selected markets. There can be no assurance that the Company will be able to acquire or contract with a sufficient number of physician practices and thereby compete favorably in contracting with Payors or to expand or maintain its physician networks in existing or new markets. Any of the foregoing could have a material adverse effect on the operating results and financial condition of the Company.


DILUTION


     The Company contemplates that it will acquire additional medical practices for existing Core Medical Groups and will organize additional Core Medical Groups. The Company also contemplates contracting with additional physicians through IPAs and other arrangements and compensating IPAs for recruiting their IPA Participant Physicians to contract with the Company. The Company may issue Securities in connection with any of such transactions. The Company may make such acquisitions and contracts if it believes, in the exercise of its discretion, that such acquisitions are beneficial, and without any requirement that the Company's stockholders approve such transactions, all on terms as may be negotiated by the Company. In addition, the Company intends to obtain additional financing, some of which could result in dilution to the then existing Stockholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity, Cash Flow and Capital Resources--Subsequent Events."



     Accordingly, the percentage ownership interest of each then existing stockholder in the Company will be reduced proportionately and, depending upon the valuation at which such securities are issued, such issuances may be dilutive to the then existing stockholders. Although the Company contemplates that additional securities will be issued in the future, there can be no assurance as to the number, if any, of new physicians, IPAs or investors who will become stockholders of the Company.

INTANGIBLES



     As a result of the Company's acquisitions during 1995 and 1996, intangibles increased from $1,287 as of June 30, 1995 to $2,387,150 as of June 30, 1996. The Company's policy is to amortize intangibles over a 10 to 40 year period. The intangibles acquired during fiscal 1995 and fiscal 1996 are being amortized over 20 years using the straight-line method in the Company's consolidated financial statements. Such amortization is expected to significantly affect the Company's profitability in the near term. In addition, the Company's future acquisitions may generate additional intangibles. As required under generally accepted accounting principles, the Company reviews the carrying value of intangibles at each reporting period to determine if facts or circumstances exist which suggest that intangibles may be impaired. If impairment is determined to have occurred, intangibles will be adjusted downward. There can be no assurance that impairment of intangibles with respect to the Company's acquisitions will not occur. Such adjustment, if required, could have a material adverse effect on the operating results and financial condition of the Company. See Note 3 to Notes to Consolidated Financial Statements.


VOTING LIMITATIONS; RESTRICTIONS ON RESALE OF SECURITIES


     Each of the classes of Common Stock is entitled to elect a certain number of the Company's directors and has its own particular voting requirements. The holders of the Class A Common Stock are entitled to elect five of the Company's 18 directors (each a "Class A Director") by an affirmative vote of a plurality of all votes cast at a meeting at which a quorum of Class A Common Stock is present. The holders of the Class B Common Stock are entitled to elect eight of the Company's 18 directors (each a "Class B Director") by an affirmative vote of a plurality of all votes cast at a meeting at which a quorum of Class B Common Stock is present. The holders of the Series A Preferred Stock are entitled to elect two of the Company's 18 directors (each a "Series A Preferred Director") by an affirmative vote of a plurality of all votes cast at a meeting at which a quorum of Series A Preferred Stock is present. The holders of the Series B Preferred Stock are entitled to elect two of the Company's 18 directors (each a "Series B Preferred Director") by an affirmative vote of a plurality of all votes cast at a meeting at which a quorum of Series B Preferred Stock is present. Prior to the Company's 1998 annual meeting, the holders of the Series C Preferred Stock are entitled to elect one of the Company's 18 directors (each a "Series C Preferred Director") by an affirmative vote of a plurality of all votes cast at a meeting at which a quorum of Series C Preferred Stock is present. At the Company's 1998 annual meeting of stockholders, the number of directors of the Company shall be increased to 19, and thereafter, the holders of the Series C Preferred Stock will be entitled to elect two of the Company's directors. Upon conversion of all of the Series A, Series B and Series C Preferred Stock to Class C Common Stock, the holders of shares of Class C Common Stock shall be entitled to elect five directors of the Company prior to the Company's 1998 annual meeting and six directors thereafter (each a "Class C Common Director"). Further, the Company must obtain the consent of the holders of the Company's Series A, Series B and Series C Preferred Stock (collectively, the "Preferred Stock") in connection with a variety of significant corporate activities. All of the Company's stockholders (with the exception of employee participants in the Company's Omnibus Stock Option Plan which, by its terms, restricts in certain ways the resale of stock issued thereunder) are parties to a Stockholders Agreement which governs a variety of matters, including voting as to directors. Purchasers of Securities will also be subject to significant contractual restrictions on the resale of such Securities until an underwritten initial public offering for cash of Common Stock, and all shares will carry a legend to reflect such restrictions. There can be no assurance that such an offering will occur. See "Management--Stockholders Agreement" and "Description of Capital Stock."


ABSENCE OF PUBLIC MARKET


     It is not currently anticipated that any of the Securities described in this Prospectus will be listed on an exchange or other public market or that a trading market will develop for the Securities. Consequently, the price of the Securities which may be obtained by a seller in a secondary resale may be subject to volatility, and given the contractual restrictions or transfer described in "--Voting Limitations; Restrictions on Resales of Securities" and "Description of Capital Stock," the resale of such Securities may be difficult to effect in any case.


PENNY STOCK RULES


     As described in "--Absence of Public Market," it is not currently anticipated that any of the Securities described in this Prospectus will be listed on an exchange or other public market or that a trading market will develop for the Securities. As it is not expected that any of the Securities will be traded on an exchange or quoted on Nasdaq, the Securities will be subject to Rule 15g-9 under the Exchange Act, which, among other things, requires that brokers/dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving any purchaser's written consent prior to any transaction. If the Securities could also be deemed penny stocks under the Securities Enforcement and Penny

Stock Reform Act of 1990, this would require additional disclosure in connection with trades in the Securities, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of the Securities and the ability of the purchasers in this offering to sell their Securities in the secondary market.


OWNERSHIP OF STOCK BY DIRECTORS AND EXECUTIVE OFFICERS



     The executive officers and directors of the Company own 100% of the Class A Common Stock of the Company (which as of October 4, 1996 represents approximately 16% of the outstanding capital stock of the Company). The holders of Class A Common Stock are entitled to elect five of the 18 members of the Board of Directors.



     The executive officers and directors of the Company own, either directly or indirectly through their equity interests in Medical Holdings Limited Partnership ("MHLP") 23.4% of the Class B Common Stock (which as of October 4, 1996 represents approximately 10% of the Company's outstanding capital stock). Five directors of the Company own 29.4% of the issued and outstanding capital stock of BMGGP, Inc., the general partner of MHLP. MHLP owns 87.9% of the Company's issued and outstanding Class B Common Stock (which as of October 4, 1996 represents 43.2% of the outstanding capital stock of the Company). The holders of Class B Common are entitled to elect eight of the 18 members of the Board of Directors.



     Two directors of the Company are executive officers of the holder of Series A Preferred Stock. The holder of Series A Preferred Stock is entitled to elect two of the Company's directors. Two directors of the Company are executive officers or directors of the parent company of the holder of Series B Preferred Stock. The holder of Series B Preferred Stock is entitled to elect two of the Company's directors. One of the directors of the Company is an executive officer of the holder of Series C Preferred Stock. The holder of Series C Preferred Stock is entitled to elect one of the Company's directors.



     Accordingly, the executive officers and directors may have a significant impact on the business, policies and affairs of the Company. See "Principal Stockholders".


KEY EMPLOYEES


     The Company depends to a significant extent on key management, technical and marketing personnel, and depends particularly on the efforts of Mr. Gold and Drs. Rifkin and Kimmel. The Company's growth and future prospects will depend in large part upon its ability to attract, motivate and retain highly qualified personnel. The loss of any key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on the operating results and financial condition of the Company. See "Management."


REGULATION


     While the Company is not currently subject to regulation as an insurer or health care provider, the insurance and health care business generally and the Company's business described generally herein are subject to extensive and pervasive Federal and state regulation pursuant to current statutes and regulations. Health care regulation has been subject to rapid and pervasive change in recent years. Congress and various state legislatures are expected to continue to consider various legislative proposals for health care reform, including proposals intended to control public and private spending on health care as well as provide increased public access to the health care system and maintain broad physician access to health care delivery systems. Changes in the regulations or reinterpretations of existing regulations may significantly affect the Company. For example, the staff of the Maryland Insurance Commission has published its view that certain of the Company's (and similar Managed Care entities') proposed methods of payment to physicians and other providers may require the Company and such other Managed Care entities to subject themselves to regulation as insurance companies. There can be no assurance that the Company's efforts to conduct itself in such a manner so as not to subject itself to regulation will be successful, and the imposition of such regulation could have a material adverse effect on the Company. Regulation which affects the IPAs, Core Medical Groups, hospitals and other providers of health care could have a material adverse effect on the operating results and financial condition of the Company.


     Some of the Company's business relationships as presently contemplated may not qualify for "safe harbor protection" under the Medicare Fraud and Abuse Rules or for an exception under the Federal and Maryland laws discussed in "Business--Regulation." Such laws are broadly drafted, and their application to arrangements such as those described herein is often uncertain. Since inquiries under such laws are highly factual, it is not possible to predict with certainty how they may be applied to the arrangements in which the Company, the Core Medical Groups and the Core Medical Group's employee physicians are anticipated to participate. Although the Company believes that it is and will be in compliance with these laws with respect to its own operations, including its contractual relationship with Core Medical Groups, IPAs and other providers, there can be no assurance that enforcement authorities will not assert that the Company, or certain transactions into which the Company has or will have entered, has violated or is violating such laws, or that if any such assertion were made, that the Company would prevail, or whether any sanction imposed would have a material adverse effect on the operations of the Company. Even the assertion of a violation of such laws could have a material adverse effect on the operating results and financial condition of the Company.



     The Company enters into contracts with physicians, who are not employees of Core Medical Groups, and other health care professionals as independent contractors and, in accordance with federal and state tax guidelines pertaining to independent contractors, and neither the Company nor any Core Medical Groups withholds federal or state income taxes, make federal or state unemployment tax payments or provide workers' compensation insurance with respect to such independent contractors. However, a determination by taxing authorities to the contrary with respect to the classification of such physicians or other health care professionals as independent contractors could have a material adverse effect on the operating results and financial condition of the Company.



     Finally, the body of law applicable to the delivery of, and payment for, health care services, aspects of which are summarized in "Business--Regulation," is subject to rapid substantive change. All such laws, regulations, and interpretations are subject to amendment or other substantive change at any time. There can be no assurance that the business of the Company could have a material adverse effect on the operating results and financial condition of the Company.


POTENTIAL EXPOSURE TO PROFESSIONAL LIABILITY; AVAILABILITY OF INSURANCE

     In recent years, physicians, hospitals and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. The Company does not engage in the practice of medicine or provide medical services, nor does it control the practice of medicine or the provision of health care services by physicians and other providers within its provider networks or the compliance with regulatory requirements directly applicable to such providers and the provider network entities with whom they contract. Nonetheless, the Company maintains professional malpractice and general liability insurance in amounts deemed appropriate by management based on the nature and risks of the Company's business. In addition, each physician, physician network entity and other provider is required to maintain professional liability insurance coverage, and the Company generally is indemnified under each of the management agreements by such entity for liabilities resulting from the performance of services by such providers. Although the Company currently is not a party to any material litigation relating to the practice of medicine, there can be no assurance that the Company will not become involved in such litigation in the future, that any claim or claims arising from such litigation will not exceed the Company's insurance coverage or that such coverage will continue to be available, any of which could have a material adverse effect on the Company.

ANTI-TAKEOVER CONSIDERATIONS

     Certain provisions of the Company's Articles of Incorporation and Bylaws and agreements to which the Company is a party could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control of the Company, even when stockholders other than the Company's principal stockholders consider such a transaction to be in their best interest. Accordingly, such provisions may limit the price that certain investors might be willing to pay in the future for Securities. See "Description of Capital Stock" and "Management--Stockholders Agreement."

ANTITRUST CONSIDERATIONS


     The Company and its Network Physicians, and other entities with which it contracts are subject to the United States, state and District of Columbia antitrust statutes as well as to the interpretations of such statutes by the courts. Because the Company will be contracting with Payors and with providers for the provision of health care services by providers who could be deemed to compete for the provision of such services, and for other reasons, the Company, Network Physicians and other entities with which it contracts could be subject to public and private investigations and enforcement actions under such statutes. The health care sector is undergoing significant change and is highly competitive. See "Risk Factors--Competition." The Company has consulted with counsel concerning the appropriateness of its contracting activities under such statutes and believes that all of its present and proposed activities are consistent with such statutes and interpretive guidelines issued by the Department of Justice, the Federal Trade Commission and other regulatory agencies. There can, however, be no assurance that the Company will not be challenged on these grounds.

                                USE OF PROCEEDS


     Securities may be issued from time to time in connection with the acquisition of medical practices or other transactions with physicians. In exchange for such Securities (and other consideration), the Company expects to receive certain assets and/or ownership interests of such practices, as well as certain contractual rights. The Company will issue Securities only in connection with the acquisition of medical practices or other transactions with physicians and will not receive cash proceeds in connection with the issuance of the Securities.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected consolidated financial data presented below as of and for the Company's years ended June 30, 1994, June 30, 1995 and June 30, 1996 have been derived from the audited consolidated financial statements of the Company. The selected consolidated financial data presented below as of and for the period ended June 30, 1993 have been derived from the unaudited financial statements of the Company. The data set forth below are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, the notes thereto and the other financial and statistical information included elsewhere in this Prospectus.


                                                                  PERIOD ENDED (1)     YEAR ENDED       YEAR ENDED
                                                                   JUNE 30, 1993      JUNE 30, 1994    JUNE 30, 1995
                                                                  ----------------    -------------    -------------
STATEMENT OF OPERATIONS:
Net physician revenue..........................................      $  417,568        $ 2,166,419      $  3,315,332
Global capitation revenue......................................              --                 --                --
                                                                  ----------------    -------------    -------------
Net revenues...................................................         417,568          2,166,419         3,315,332
Physician services and other provider costs....................         102,574            681,901         1,760,245
Medical services expense.......................................              --                 --                --
Care center costs..............................................         225,798          1,075,365         2,157,549
General and administrative.....................................          10,595            288,621         1,587,481
Depreciation and amortization..................................           2,356             17,871            35,367
Interest and other income......................................              --             85,442           199,166
Interest expense...............................................          (9,199)           (16,153)          (30,690)
                                                                  ----------------    -------------    -------------
Income (loss) before taxes.....................................          67,046            171,950        (2,056,834)
                                                                  ----------------    -------------    -------------
Income tax expense.............................................              --                 --                --
                                                                  ----------------    -------------    -------------
Net income (loss)..............................................      $   67,046        $   171,950      $ (2,056,834)
                                                                  ----------------    -------------    -------------
                                                                  ----------------    -------------    -------------

Net income (loss) per share....................................                               $.06             $(.72)
                                                                                      -------------    -------------
                                                                                      -------------    -------------

Pro forma net income (2).......................................      $   40,228        $   103,170
                                                                  ----------------    -------------
                                                                  ----------------    -------------
Pro forma net income per share.................................            $.01               $.03
                                                                          -----              -----
                                                                          -----              -----
Weighted average number of shares outstanding..................       3,000,000          3,000,000         3,000,000
BALANCE SHEET DATA:
Cash and cash equivalents......................................      $   12,779        $   104,614      $    131,361
Working capital................................................         116,991            285,460            62,180
Total assets...................................................         260,506            520,733         1,806,840
Long term obligations..........................................          31,037             38,227           606,896
Redeemable convertible preferred stock.........................              --                 --         2,113,300
Total stockholders' equity (deficit)...........................         132,796            307,746        (2,009,870)

                                                                  YEAR ENDED
                                                                 JUNE 30, 1996
                                                                 -------------
STATEMENT OF OPERATIONS:
Net physician revenue..........................................   $  9,902,528
Global capitation revenue......................................        382,062
                                                                 -------------
Net revenues...................................................     10,284,590
Physician services and other provider costs....................      4,525,340
Medical services expense.......................................        662,671
Care center costs..............................................      6,011,470
General and administrative.....................................      5,342,429
Depreciation and amortization..................................        438,143
Interest and other income......................................        291,553
Interest expense...............................................       (242,513)
                                                                 -------------
Income (loss) before taxes.....................................     (6,646,423)
                                                                 -------------
Income tax expense.............................................             --
                                                                 -------------
Net income (loss)..............................................   $ (6,646,423)
                                                                 -------------
                                                                 -------------
Net income (loss) per share....................................         $(2.35)
                                                                 -------------
                                                                 -------------
Pro forma net income (2).......................................

Pro forma net income per share.................................

Weighted average number of shares outstanding..................      3,063,205
BALANCE SHEET DATA:
Cash and cash equivalents......................................   $  1,400,837
Working capital................................................        831,204
Total assets...................................................     11,323,248
Long term obligations..........................................      5,807,942
Redeemable convertible preferred stock.........................      8,165,831
Total stockholders' equity (deficit)...........................     (6,968,564)


---------------

(1) BMGPA was formed in January 1993 and commenced operations in May 1993. The financial information represents the period from inception of operations in May 1993 through June 30, 1993.



(2) Reflects the effect on historical operations for 1993 and 1994 as if the Company had been treated as a "C" corporation with an effective tax rate of 40%.



(3) Weighted average number shares restated to reflect two-for-one stock split in fiscal 1995.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL


     OVERVIEW. The Company was incorporated in June 1994 and commenced operations in February 1995. The Company is the substitute corporate entity formed to reorganize the business of Baltimore Medical Group, P.A. ("BMGPA"). BMGPA was incorporated in January of 1993.



     As of June 30, 1996, there were approximately 637 Network Physicians in five regional networks throughout the State of Maryland, including approximately 155 PCPs, 92 obstetrician/gynecologists and 390 specialist physicians. Of these, 74 were Equity Physicians, of which 48 had transferred their practice assets to the Company or one of its subsidiaries and 26 had entered into binding agreements to complete such transactions. As of October 4, 1996, there were approximately 694 Network Physicians in six regional networks throughout the state of Maryland, including approximately 176 PCPs, 95 obstetrician/gynecologists, and 423 specialist physicians. Of these, 90 were Equity Physicians, of which 57 had transferred their practice assets to the Company or one of its subsidiaries, 17 had entered into binding agreements to complete such transactions and 16 were subject to a letter of intent with respect to an acquisition which the Company believes will be completed by December 31, 1996.



     The Company provides services to its Network Physicians, who deliver health care services to patients under various reimbursement mechanisms. The Company's level of profitability depends on (i) increasing the number of Network Physicians, (ii) attracting patients to enroll in benefit plans that enter into Global Capitated Contracts with the Company (principally Medicare beneficiaries), (iii) securing additional and maintaining Global Capitated Contracts, with adequate reimbursement rates and (iv) generating earnings through assisting Network Physicians in managing the delivery of high quality care at a cost less than the reimbursement received under Global Capitated Contracts.



     SOURCE OF REVENUES AND EARNINGS. The Company derives substantially all of its net revenue from (i) direct patient and third party billings and, in the case of primary care physicians, the capitated gatekeeper payments for medical services provided by physicians within the Core Medical Groups ("Net Physician Revenue") and (ii) payments made by Payors to the Company pursuant to Full Risk Contracts or Global Capitated Contracts ("Global Capitation Revenue").



     Net Physician Revenue is recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between customary and usual rates for physician services and amounts reimbursable by government sponsored healthcare programs (I.E., Medicare and Medicaid), commercial insurance carriers and other health insurance programs. Global Capitation Revenue is recognized when payments are received. As of June 30, 1996, approximately $1,200,000 of the Company's accounts receivable represented amounts due from the Medicare and Medicaid programs.



     The Company acquires certain medical practices from Equity Physicians and enters into long-term contracts with Core Medical Groups who employ the physicians. The agreements entered into as part of the acquisitions convey to the Company perpetual, unilateral control over the assets and operations of the various Core Medical Groups. The Company's PSO Agreements have a 30 year term with unlimited 10 year renewals. Perpetual control by the Company is evidenced by (i) the Company's exclusive right to manage each Core Medical Group's business (other than matters involving clinical judgment and certain health care services), (ii) its control over the admission and withdrawal of the members of the Core Medical Group, (iii) its responsibility for all liabilities and obligations of the Core Medical Group, (iv) its exclusive right to contract for the Core Medical Groups, (v) the length of the original term of the PSO Agreements, (vi) the Company's ownership of the assets used by the Core Medical Group, (vii) the commonality between the stockholders, officers and directors of the Company and the Core Medical Groups, (viii) the continuing investment of capital by the Company, (ix) the employment of and the incurrence of expenses for the majority of the non-physician personnel and (x) the nature of the services provided to the Core Medical Groups by the Company. The Company's financial relationship with each practice offers the physicians access to capital, management expertise, sophisticated information systems and Managed Care contracts. Notwithstanding the lack of any ownership of the equity interests in such entities, consolidation of the Core Medical Groups is necessary to present fairly the financial position and results of operations of the Company because there exists a parent-subsidiary relationship by means other than record ownership of any equity interests.



     The historical results of operations presented herein are not necessarily indicative of anticipated future results. Physicians, prior to becoming employees of the Core Medical Groups, derived substantially all of their revenues through activities related to Net Physician Revenue. The Company derives minimal earnings from Net Physician Revenue as the proceeds from these sources are paid to the Core Medical Groups for the accounts of the physicians in Core Medical Groups ("Physician

Services and Other Provider Costs") and are used by the Company to meet the costs of services provided to the Core Medical Groups ("Care Center Costs"). A central tenet of the Company's strategy is changing the revenue mix of its Network Physicians from fee-for-service reimbursement to pre-paid arrangements, principally those involving Global Capitated Contracts for Medicare beneficiaries.



     The Company's primary source of future earnings is expected to be Global Capitation Revenue. Under such arrangements, the Company receives a fixed fee from a Payor in exchange for undertaking the obligation to provide or arrange for the provision of substantially all of the health care services required by the Enrollees (the majority of expenses associated with such activities are reported as "Medical Services Expense"). These services include not only services provided by the Company's Network Physicians but also hospitalization, specialty care and ancillary services which are subcontracted by the Company.



     The inability of the Company to renew its current Payor contracts, to maintain favorable terms of such contracts, to attract patients who enroll in such benefit plans, to expand such contracts to other geographical areas in the Baltimore and Washington metropolitan area and surrounding regions or to manage successfully the cost of care would materially and adversely affect the Company's revenues and primary source of earnings.



     As of October 4, 1996, the Company is working cooperatively with two Payors to attract both Medicare and commercial patients who enroll in benefit plans that enter into Global Capitated Contracts with the Company. As of June 30, 1996 and as of October 4, 1996, there were not a sufficient number of patients enrolled in benefit plans under the Company's Global Capitated Contracts to cover its operating costs. To the extent patients do not enroll in such benefit plans in adequate numbers, it will have a material adverse effect on the operating results and financial condition of the Company.



     The Company's ability to manage successfully the cost of care under such contracts depends on the overall health of its patients, its ability to manage appropriate and timely utilization of medical resources and its ability to maintain favorable agreements with other health care providers (E.G., hospital and ancillary services). To the extent the Company is unable to provide or arrange for the provision of substantially all of the health care services required by its patients at a cost less than the fixed fee received from a Payor, it will have a material adverse effect on the operating results and financial condition of the Company.



     In the future, the Company expects to derive meaningful revenues and earnings from other sources including (i) the management of Specialty Care Core Medical Groups, (ii) the management fees growth of multi-specialty Core Medical Group revenue, (iii) other management fees and (iv) the growth of Core Medical Groups revenue from increased physician productivity.



     ACQUISITIONS/OTHER PHYSICIAN TRANSACTIONS. The Company has acquired the furniture, fixtures and equipment (at net book value, which the Company and each Equity Physician agree approximates fair value), intangible assets, and the accounts receivable of certain medical practices in exchange for consideration of cash, stock and/or notes payable. In addition to such consideration, substantially all direct costs associated with the acquisition are capitalized. (See "History of the Company" for a description of the number of practices acquired and the amount and form of consideration paid to consummate each transaction.)



     At the time of acquisition, Equity Physicians typically enter into 10-year employment agreements with a Core Medical Group. Further, each Core Medical Group enters into a PSO Agreement with the Company generally for 30 years, with automatic terms of renewal, pursuant to which the Company provides management and administrative services to the Core Medical Group and the Core Medical Group agrees to provide medical services to the Company's patients.



     Certain acquisitions are subject to reacquisition rights whereby the physicians may rescind the transaction typically within a nine month period from the date of closing. Pursuant to such reacquisition rights, such physicians may repurchase substantially all of the assets previously acquired at the price paid by the Company at the closing. To date, one physician had exercised his reacquisition rights. In that instance, the practice had not actually been consolidated into the operations of the Company and as a consequence had no material financial effect on the Company. As of June 30, 1996, of the 44 physicians who had been granted reacquisition rights, 25 had such rights still available. These physicians represented approximately $2,574,826 or 25% of the Company's net revenue of $10,284,590. As of October 4, 1996, of the 53 physicians who had been granted reacquisition rights, 26 had such rights still available. Although the Company does not believe that substantial rescissions will occur, the exercise of such rights by a substantial number of physicians would have a material and adverse effect on the operating results and financial condition of the Company.

     Of the 74 Equity Physicians as of June 30, 1996, 26 had entered into binding letters of intent to sell medical practices to the Company and become employees of Core Medical Groups. As of the date of this Prospectus, 9 of these physicians had consummated the aforementioned transactions. The Company expects the remainder of these transactions to close by December 31, 1996.



     The Company intends to continue acquiring certain medical practices and obtaining managed care contracting rights and is currently in active discussions with a number of primary and specialty care physicians. The Company intends to begin management of Specialty Care Core Medical Groups pursuant to a medical practice asset acquisition of and merger with a 16-physician cardiology practice and the formation of a Cardiology Core Medical Group. The consideration in such transaction will consist of shares of Class B Common Stock and a note payable for the accounts receivable.



     The Company also expects to derive revenues and earnings from the participation of physicians in its IPAs. As of June 30, 1996, 29 Network PCPs were participants in the Company's IPAs. As of October 4, 1996, 50 Network PCPs were participants in the Company's IPAs. (See "Business--Development of Integrated Health Care Delivery System--Independent Physician Associations").


RESULTS OF OPERATIONS


     The Company's operating results are significantly affected by the number of Network PCPs, the number of Network PCPs participating in Global Capitated Contracts, the number of executed Global Capitated Contracts, and the number of patients enrolled in benefit plans under Global Capitated Contracts with the Company. The following table summarizes the Company's history with respect to Network PCPs, executed Global Capitated Contracts and patients enrolled in benefit plans under Global Capitated Contracts with the Company:



                                                                                    JUNE 30, 1994    JUNE 30, 1995    JUNE 30, 1996
                                                                                    -------------    -------------    -------------
Number of Network PCPs as of.....................................................         13(1)            24                 155
Number of Network PCPs participating in Global Capitated Contracts
  as of..........................................................................          0                0                  45(2)
Number of regional networks as of................................................          1(1)             1                   5
Number of Global Capitated Contracts as of.......................................          0                0                   3
Number of Global Capitated Contract Patients:
  Commercial.....................................................................          0                0               2,256
  Medicare.......................................................................          0                0                 740


---------------
(1) Represents physicians included in BMGPA as of June 30, 1994.


(2) There is a lag between when physicians join networks and when they become eligible to participate in Global Capitated Contracts as a result of the credentialing process and other internal Company controls.



     The increase in the number of Network Physicians has contributed to the increase in revenue growth as well the increase in operating costs to support physician growth. In preparation for the acquisition of medical practices and other physician transactions, the Company had invested in the personnel and infrastructure necessary to accommodate its anticipated growth, which resulted in substantial increases in corporate expenses throughout 1996 and 1995.



     The Company's three Global Capitated Contracts noted above were effective January 1, April 1 and June 1, 1996, respectively. Since the Company executed its Global Capitated Contracts in the latter half of the year ended June 30, 1996 and its Network PCPs experienced the lag time in becoming eligible to participate in such contracts, the Company's global capitated revenue was less than expected.



     Due to the limited operating period of the Global Capitated Contracts, the number of physicians eligible to participate in Global Capitated Contracts, the resulting relatively small number of patients enrolled in benefit plans under Global Capitated Contracts with the Company and the Company's limited experience with the Payors, the Company has recognized a loss of approximately $280,000 related to such contracts for the year ended June 30, 1996.



     Although the Company expects that it will derive earnings from such contracts in the future given larger numbers of Network PCPs participating in Global Capitated Contracts, the expected larger number of enrolled patients and greater experience with the Payors, there can be no assurance that this will be the case. (See "Risk Factors--Dependence on Managed Care"). Because of the Company's limited operating history, the limited period in which it has been assisting and managing Network Physicians, its limited experience with full and shared-risk capitated arrangements and the effects of the acquisitions, the Company does not believe that the period to period comparisons, percentage relationships within periods and apparent trends set forth below are necessarily indicative of future operations.

     The following table sets forth the percentages of net revenue represented by certain items reflected in the Company's consolidated statements of operations:


                                                                                                    YEAR ENDED JUNE 30,
                                                                                                 --------------------------
                                                                                                  1994      1995      1996
                                                                                                 ------    ------    ------
Net physician revenue.........................................................................   100.0 %   100.0 %   96.3  %
Global capitation revenue.....................................................................    0.0  %    0.0  %    3.7  %
                                                                                                 ------    ------    ------
Net revenues..................................................................................   100.0 %   100.0 %   100.0 %

Physician services and other provider costs...................................................   31.5  %   53.1  %   44.0  %
Medical services expense......................................................................    0.0  %    0.0  %    6.4  %
Care center costs.............................................................................   49.6  %   65.1  %   58.4  %
General and administrative....................................................................   13.3  %   47.9  %   51.9  %
Depreciation and amortization.................................................................    0.8  %    1.0  %    4.3  %
Interest and other income.....................................................................   (3.9  %)  (6.0  %)  (2.8  %)
Interest expense..............................................................................    0.8  %    0.9  %    2.4  %
Income tax expense............................................................................     --        --        --
                                                                                                 ------    ------    ------
Net income (loss).............................................................................    7.9  %   (62.0 %)  (64.6 %)
                                                                                                 ------    ------    ------
                                                                                                 ------    ------    ------



     YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995.



     NET REVENUES. The Company's net revenues increased to $10,284,590 for the year ended June 30, 1996 from $3,315,332 for the year ended June 30, 1995. This trend was attributable to (i) the increase in net physician revenue to $9,902,528 or 96.3% of net revenue from $3,315,332 or 100% of net revenue and
(ii) the increase in global capitation revenue to $382,062 or 3.7% of net revenue from $0 over the prior year. These increases resulted primarily from the increase during the year ended June 30, 1996, in the number of Network Physicians who had consummated underlying transactions, from 24 to 88, as well as the increase in the number of Network PCPs participating in Global Capitated Contracts from 0 to 45 and the increase in the number of Global Capitated Contracts from 0 to 3 over the same time period.



     PHYSICIAN SERVICES AND OTHER PROVIDER COSTS. Physician services and other provider costs were $4,525,340 or 44.0% of net revenue for the year ended June 30, 1996 compared to $1,760,245 or 53.1% of net revenue for the year ended June 30, 1995. The increases resulted from increases in the number of Network Physicians who had consummated underlying transactions from 24 to 88 during the year ended June 30, 1996. While these expenses are expected to increase as the Company continues adding Network Physicians, the Company also expects that these expenses will decline as a percentage of net revenues as the Company's medical services expense grows as a result of the growth of the Company's Global Capitated Contracts.



     MEDICAL SERVICES EXPENSE. Medical services expense was $662,671 or 6.4% of net revenue for the year ended June 30, 1996 compared to $0 or 0% of net revenue for the year ended June 30, 1995. These increases resulted from the increase in the number of Network PCPs participating in Global Capitated Contracts from 0 to 45 and the increase in the number of Global Capitated Contracts from 0 to 3 over the same time period. The Company expects these expenses to increase as the number of Network PCPs participating in and the number of patients enrolled in benefit plans under Global Capitated Contracts with the Company grows.



     CARE CENTER COSTS. Care center costs were $6,011,470 or 58.4% of net revenue for the year ended June 30, 1996 compared to $2,157,549 or 65.1% of net revenue for the year ended June 30, 1995. These increases resulted from the increases in the number of Network Physicians who had consummated underlying transactions from 24 to 88. While these expenses are expected to increase as the Company continues adding Network Physicians, the Company expects that these expenses will decline as a percentage of net revenue.



     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $5,342,429 or 51.9% of net revenue for the year ended June 30, 1996 compared to $1,587,481 or 47.9% of net revenue for the year ended June 30, 1995. These increases resulted primarily from (i) increased compensation expenses from expansion of the Company's corporate management team, as well as its marketing, acquisitions, network development and care management departments and (ii) additional costs incurred in adding physicians to the Company's networks and attracting patients who enroll in benefit plans under Global Capitated Contracts. While these expenses are expected to increase as the Company adds Network Physicians, the Company expects that these expenses will decline as a percentage of net revenues.

     DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses were $438,143 or 4.3% of net revenue for the year ended June 30, 1996 compared to $35,367 or 1.0% of net revenue for the year ended June 30, 1995. These increases resulted primarily from intangibles acquired from, medical practice assets acquired from and employment agreements executed with Equity Physicians, as well as certain fixed asset additions. While these expenses are expected to increase as the Company continues adding Equity Physicians, the Company expects that these expenses will decline as a percentage of net revenue.



     INTEREST AND OTHER INCOME. Interest and other income was $291,553 or 2.8% of net revenue for the year ended June 30, 1996 compared to $199,166 or 6.0% of net revenue for the year ended June 30, 1995.



     INTEREST EXPENSE. Interest expense was $242,513 or 2.4% of net revenue for the year ended June 30, 1996 compared to $30,690 or 0.9% of net revenue for the year ended June 30, 1995. These increases resulted primarily from the increase in the level of borrowings.



     INCOME TAX EXPENSE. In light of the Company's loss and its allowance for deferred tax assets, for the years ended June 30, 1996 and June 30, 1995, the Company did not require a provision for income taxes.



     NET INCOME (LOSS). The Company had a net loss of $6,646,423 for the year ended June 30, 1996 compared to $2,056,834 for the year ended June 30, 1995.



     YEAR ENDED JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30, 1994.



     NET REVENUES. The Company's net revenues increased to $3,315,332 for the year ended June 30, 1995 from $2,166,419 for the year ended June 30, 1994. This increase resulted primarily from the increase in the number of Network PCPs from 13 to 24 over the same time period. The Company did not have any Global Capitated Contracts during this time period.



     PHYSICIAN SERVICES AND OTHER PROVIDER COSTS. Physician services and other provider costs were $1,760,245 or 53.1% of net revenue for the year ended June 30, 1995 compared to $681,901 or 31.5% of net revenue for the year ended June 30, 1994. These increases resulted from the increases in the number of Network PCPs from 13 to 24.



     CARE CENTER COSTS. Care center costs were $2,157,549 or 65.1% of net revenue for the year ended June 30, 1995 compared to $1,075,365 or 49.6% of net revenue for the year ended June 30, 1994. These increases resulted from the increases in the number of Network PCPs from 13 to 24.



     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $1,587,481 or 47.9% of net revenue for the year ended June 30, 1995 compared to $288,621 or 13.3% of net revenue for the year ended June 30, 1994. These increases resulted primarily from (i) increased compensation expenses from development of the Company's corporate management team, as well as the formation of its marketing, acquisitions, network development and care management functions and (ii) additional organizational costs from developing physician networks.



     DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses were $35,367 or 1.0% of net revenue for the year ended June 30, 1995 compared to $17,871 or 0.8% of net revenue for the year ended June 30, 1994. These increases resulted primarily from acquiring intangibles from, acquiring medical practice assets from and executing employment agreements with Equity Physicians, as well as purchasing certain fixed assets.



     INTEREST AND OTHER INCOME. Interest and other income was $199,166 or 6.0% of net revenue for the year ended June 30, 1995 compared to $85,442 or 3.9% of net revenue for the year ended June 30, 1994.



     INTEREST EXPENSE. Interest expense was $30,690 or 0.9% of net revenue for the year ended June 30, 1995 compared to $16,153 or 0.8% of net revenue for the year ended June 30, 1994. These increases resulted primarily from the increase in the level of borrowings.



     INCOME TAX EXPENSE. Because it incurred losses during 1995 and was an S-corporation in 1994, the Company did not have a provision for income taxes.



     NET INCOME (LOSS). The Company had a net loss of $2,056,834 for the year ended June 30, 1995 compared to net income of $171,950 for the year ended June 30, 1994.


LIQUIDITY, CASH FLOW AND CAPITAL RESOURCES


     OVERVIEW. The Company requires capital primarily to acquire certain medical practices from Equity Physicians, to develop and install information systems for care management functions (necessary for the management of provider risk-sharing contracts), for billing and collection services and to meet working capital requirements to cover operating expenses. Through June 30, 1996, the Company had met its cash requirements primarily through private placements of preferred stock and through bank borrowings. As of June 30, 1996, the Company had cash and cash equivalents of approximately $1,400,837, and as of September 30, 1996 had cash and cash equivalents of approximately $6,300,000. The Company intends to meet its cash requirements after June 30, 1996 through a combination of some or all of the following sources of capital: (i) up to $20,000,000 from the proceeds of the sale of Series C Preferred Stock, (See "--Subsequent Events"), (ii) up to $10,000,000 from the establishment of the First National Bank Facility (See "--Subsequent Events"), (iii) up to $40,000,000 from the private placement of subordinated notes (which may contain warrants) and (iv) up to $20,000,000 from the private placement of Series D Preferred Stock (See "--Subsequent Events").



     Capitation arrangements generally have a favorable impact on cash flow because the Company receives capitation revenue prior to incurring costs associated with services provided under those contracts. Certain risk pool arrangements negatively impact cash flow because certain medical service expenses in connection with these arrangements are not finalized and settled by the Company until significantly after it has received payment for the services.



     LIQUIDITY. At June 30, 1996, the Company had working capital and available credit facilities of approximately $1,431,204. At September 30, 1996, the Company had working capital and available credit facilities of approximately $5,500,000.



     CASH FLOW. Net cash used in operating activities was $5,095,979 for the year ended June 30, 1996 compared to $1,373,833 for the year ended June 30, 1995. The use of cash for operating activities resulted primarily from (i) $6,646,423 in net losses, (ii) a $1,271,016 increase in accounts receivable offset by (iii) a $2,689,914 increase in accrued and other liabilities.



     Net cash used in investing activities was $2,006,362 for the year ended June 30, 1996 compared to $380,362 for the year ended June 30, 1995. The Company used $2,133,391 and $241,067 of cash for the acquisition of certain medical practices and other fixed assets during the years ended June 30, 1996 and 1995, respectively.



     Net cash provided by financing activities was $8,371,817 for the year ended June 30, 1996 compared to $1,780,942 for the year ended June 30, 1995. (See "--Capital Resources".)



     CAPITAL EXPENDITURES. The Company has entered into binding letters of intent for the acquisition of certain medical practices which, if completed, would require approximately $2,500,000 in cash and has not committed to any material additional capital expenditures. Management intends to finance these expenditures from available capital sources. If additional capital sources are secured, the Company intends to acquire additional medical practices as well as incur certain additional fixed assets (See "--Subsequent Events").



     CAPITAL RESOURCES. On February 24, 1995, the Company issued 1,000,000 shares of Series A Preferred Stock to St. Joseph's Medical Center, Inc. (the "Series A Preferred Stockholder") in exchange for $2,000,000 in cash and $3,000,000 in a note (the "Series A Note"). The proceeds from this initial issuance were used to fund the formation of the Company and for the acquisition of certain medical assets from medical practices of certain Equity Physicians, the incurrence of corporate expenses and the development of infrastructure in conjunction with the Company's business strategy.



     On September 27, 1995, the Company received $500,000 in cash payments on the Series A Note from the Series A Preferred Stockholder. These proceeds were used to fund corporate expenses and the continuing development of the Company's infrastructure.



     On December 1, 1995, the Company issued 355,556 shares of Series B Preferred Stock to Med-Lantic Management Services, Inc. ("the Series B Preferred Stockholder") in exchange for $4,000,000 in cash and entered into an agreement ("the NationsBank Credit Facility Agreement") with NationsBank of Maryland, N.A. ("NationsBank") as agent, which provides a revolving bank credit facility ("the NationsBank Credit Facility") with a maximum availability of $4,000,000. Advances under the NationsBank Credit Facility bear interest at the Company's option at either NationsBank prime rate or the Eurodollar rate plus 0.75%. The NationsBank Credit Facility expires on December 31, 1997, and is renewable, at the sole discretion of NationsBank, for two additional periods of one year each.



     Loans made pursuant to the NationsBank Credit Facility are guaranteed by the Company's Series B Preferred Stockholder. In exchange for the guarantee of the NationsBank Credit Facility, the Company issued 88,889 warrants to the Series B Preferred Stockholder. The guarantee is collateralized by a security interest in certain contract rights, including rights to the Company's patient and global capitation receivables, under the PSO Agreements between the Company and Core Medical

Groups. Upon redemption of the Series B Preferred Stock in the event of the issuance of junior preferred stock to a holder whose interest are deemed adverse to the guarantor, the Company is required to obtain a release of the guarantee.



     The proceeds from the issuance of the Series B Preferred Stock were used for the acquisition of certain medical practices from Equity Physicians, the incurrence of corporate expenses and the development of the Company's infrastructure in conjunction with the Company's business strategy. The proceeds from the NationsBank Credit Facility were used for the acquisition of certain medical practices from Equity Physicians, the funding of operating expenses and the funding of capital expenditures. At June 30, 1996 and September 30, 1996 approximately $3,400,000 and $3,600,000, respectively were outstanding under the NationsBank Credit Facility.



     On June 25, 1996, the Company received $1,000,000 in additional cash payments on the Series A Note from the Series A Preferred Stockholder. These proceeds were used to fund the incurrence of corporate expenses and the continuing development of infrastructure in conjunction with the business strategy.



     The Company may receive up to $1,500,000 in additional cash payments on the Series A Note from the Series A Preferred Stockholder, subject to borrowings under the Bridge Loan Facility described below.



     (For a discussion of the terms of conversion of the Preferred Stock into Class C Common Stock, see "Description of Capital Stock".)



     SUBSEQUENT EVENTS. On August 15, 1996, the Company established a $1,500,000 bridge loan facility (the "Bridge Loan Facility") with First National Bank of Maryland, N.A. ("First National"). The Bridge Loan Facility is collateralized by certain assets of the Company and its affiliates and is guaranteed by the Series A Preferred Stockholder. Advances under this facility bear interest at a rate of 6.71% per annum. Unless extended, the Bridge Loan Facility matures on October 14, 1996. The Company intends to replace the Bridge Loan Facility with a $10,000,000 credit facility with First National (the "First National Credit Facility"). As of October 4, 1996, approximately $983,000 had been advanced under the Bridge Loan Facility to fund corporate expenses. Although there can be no assurances the Company will obtain the First National Credit Facility, the Company is proceeding with the loan approval process with the First National Bank. The Company believes, based on discussions with First National and the Series A Preferred Stockholder, that if the loan approval process is not completed before the maturity date of the Bridge Loan Facility, that the maturity date will be extended until such time that the loan approval process is completed. In the event the Company is unable or unwilling to secure the First National Bank Credit Facility or the maturity date of the Bridge Loan Facility is not extended, the Bridge Loan Facility will be repaid from the Company's available cash.



     On September 4, 1996, the Company issued 428,571 shares of Series C Preferred Stock to Genesis Health Ventures, Inc. (the "Series C Preferred Stockholder"), in exchange for $7,500,000 in cash. The Company will issue 142,857 additional shares of the Series C Preferred Stock in exchange for $2,500,000 in cash prior to December 31, 1996 which represents an obligation of Genesis that must be fulfilled unless the Company is in breach of any of its loan agreements. The proceeds from these issuances (the "Initial Genesis Funding") will be used to fund corporate expenses in conjunction with the business strategy and the acquisition of medical practices or IPA contracting rights. The Company may issue up to 500,000 additional shares of the Series C Preferred Stock in exchange for up to $10,000,000 in cash (the "Additional Genesis Funding") if certain Medicare capitated milestones are achieved.



     The Company intends to obtain up to $40,000,000 from the proceeds of private placement of Subordinated Notes (the "Subordinated Notes"). Although the terms of the Subordinated Notes have not been negotiated, the Subordinated Notes are expected to include warrants to purchase shares of Class C Common Stock and mandatory and optional redemption features. The Company also intends to obtain up to $20,000,000 from the proceeds of a private placement of Series D Preferred Stock, the terms of which have not yet been negotiated. The Company's ability to consummate the First National Credit Facility or the Subordinated Notes is subject to the consent of the holders of the Series A, Series B and Series C Preferred Stock under certain circumstances. (See "Risk Factors--Liquidity:
Restrictions on Financing".)



     Until the Company and its Payors attract an adequate number of Capitated Lives in Global Capitated Contracts, the Company expects to incur operating losses and experience negative operating cash flows. The Company believes that its cash on hand, the $2,500,000 to be received on or before December 27, 1996 from the holder of Series C Preferred Stock, and the balance remaining available under the NationsBank Credit Facility, will be sufficient to meet the Company's immediate working capital needs. However, in the event that the Company either has not attracted an adequate number of Capitated Lives in Global Capitated Contracts in order to offset operating expenses, or has not secured some substantial portion of the additional capital described above, the Company's operating results and financial condition could be materially and adversely affected.

     In the event that the Company is successful in obtaining the additional capital described above, in addition to the commitments for capital expenditures described above (see "--Capital Expenditures"), the Company intends to expend capital on improving information systems, expanding corporate infrastructure, and to acquiring medical practices. There can be no assurance that the Company will be able to establish a First National Credit Facility, consummate an offering of Subordinated Notes, close the additional issuance of Series C Preferred Stock pursuant to the Additional Genesis Funding, or consummate an offering of Series D Preferred Stock on terms favorable or acceptable to the Company. The inability of the Company to obtain such funding, either in whole or part, would impair the Company's ability to make intended capital expenditures and to execute its planned strategy and therefore could have a material adverse effect on the Company's results of operations and financial condition.



FACTORS THAT MAY AFFECT FUTURE RESULTS



     The future operating results and financial condition of the Company could be materially and adversely affected by a number of factors such as: risks relating to the Company's growth strategy including competition for expansion opportunities, integration risks, dependence on HMO Enrollee growth and the ability to raise the capital required to support growth; the capitated nature of revenues and control of healthcare costs; exposure to professional liability; healthcare reform and government regulation; and the Company's ability to sell its services profitably, successfully increase market share and manage expense growth relative to revenue growth. See "Risk Factors."


                                    BUSINESS

INDUSTRY


     HCFA estimates that 1995 national health spending was approximately one trillion dollars, with physicians controlling more than 80% of overall expenditures. Physicians have traditionally provided medical care on a fee-for-service basis, which provides few incentives for the efficient utilization of resources and has contributed to increases in health care costs that are significantly higher than historical inflation rates. Concerns over the accelerating cost of health care have resulted in the increasing prominence of managed care, and employers, individuals and the government have increasingly turned to HMOs and other forms of managed care in an attempt to manage health care costs more effectively. The number of individuals enrolled in HMOs grew from 12.5 million Enrollees in 1983 to 54.0 million in 1994, a 14.6% compound annual growth rate. According to industry sources, there are over 600 HMOs currently operating in the United States, covering approximately 20% of the U.S. population. Moreover, Federal and State governments are increasingly using HMOs to cover health benefits under Medicare and Medicaid programs. The Company believes that overall enrollment in HMOs will continue to increase due to the fact that HMOs generally offer lower overall premium costs than traditional fee-for-service indemnity health insurance.



     Health care in the United States historically has been delivered through a fragmented system of health care providers, including individual or small groups of PCPs and specialists. According to the American Medical Association, approximately 565,000 physicians are actively involved in patient care in the United States, with approximately 70% of these physicians, or 397,000, practicing individually or in a two person group. Industry sources estimate that the physician practice management market is $200 billion.



     In an effort to manage their costs and minimize their risk, HMOs are shifting from fee-for-service payments for physicians and are increasingly utilizing "capitation" arrangements. Under capitation arrangements, physicians receive a fixed monthly fee per assigned enrollee, and in return provide all services required by such Enrollee in specified areas. Under these arrangements, physicians assume the risk that they will be able to provide medical care at costs less than the capitation payment. The Company believes that traditional PCP and small group specialty practices are at a disadvantage in a managed care environment because they typically have high operating costs, little bargaining power with HMOs and other Payors and little or no information or data regarding utilization or the total health care costs of treating their patients, and therefore are unable to assess the business risks of managed care. In addition, these physician practices almost always have insufficient capital to purchase new technologies and lack the sophisticated systems necessary to track patient data and performance and to contract effectively with HMOs and other managed care entities. As a result, PCPs and specialist physicians are increasingly abandoning traditional practices in favor of affiliating with larger organizations, such as the Company.


     Traditionally, the primary care or "general practice" physician has enjoyed broad patient loyalty and continuity and has been the point of entry into the health care system for many patients, including those who require the services of a specialist physician. The traditional role of the PCP has been to refer the patient to a specialist physician who is typically not affiliated with the PCP in the practice of medicine. Fee-for-service reimbursement to, and therefore compensation levels for, specialist physicians have significantly exceeded the compensation levels for PCPs. The result is that, under a traditional fee-for-service environment, the PCP largely controls the amount of care their patients receive without any information about the cost or efficacy of the care or sharing in any of the revenues generated by that care.

     The Company believes that its strategy of establishing and consolidating Core Medical Groups, IPAs and related networks based upon PCPs, and entering into arrangements with specialist networks, to compete in the managed care marketplace will result in significant revenues from capitated contracts with HMOs and other Payors to pay for flexible managed care of patients.

STRATEGY


     The Company's strategy is based upon the concept that recent changes in the health care industry have created an opportunity to establish physician provider groups and IPAs that can provide a broad range of medical services to patients and prepaid Managed Care members, more efficiently and profitably than is possible under the traditional "fee-for-service" or "HMO network" models. The Company believes that the development of an integrated health care delivery system will allow it to negotiate Global Capitated Contracts with HMOs and other Payors that will enable the Company to reduce administrative costs and derive revenues by encouraging preventive medicine and by the appropriate utilization of medical resources. The key elements of this strategy are as follows:



     INTEGRATING HEALTH CARE PROVIDERS INTO COMPREHENSIVE NETWORKS. The Company consolidates individual or groups of PCPs, specialists, hospitals and other providers in the Baltimore and Washington metropolitan areas and surrounding regions into primary care-driven comprehensive health care networks, permitting the Company to assume full risk under contracts with Managed Care Plans for certain health care services. Physicians will enter employment, IPA, joint venture or other contractual relationships with the Company, while the Company will negotiate favorable rates, to the extent feasible, from hospitals and other providers of medical services. All participants must agree to follow the Company's PCP-driven clinical protocols and procedures, and are closely supervised by the PCPs. The Company believes that its health care delivery networks (i) provide physicians with greater access to managed care contracts by facilitating contractual relationships with multiple HMOs or other Payors, (ii) establish a single point of entry into an integrated health care delivery network for HMOs and other Payors, and (iii) offer patients a comprehensive range of high quality medical care. The Company's development of its healthcare network is currently focused on the Baltimore and Washington metropolitan area and surrounding areas. After the establishment of its network in this market, the Company may expand outside of this region.



     ATTRACTIVE TO PHYSICIANS. The Company seeks to be attractive to physicians, and particularly to PCPs. The Company is dedicated to the creation of professionally managed networks that grant physicians clinical autonomy and the ability to practice medicine using clinical protocols and procedures developed in cooperation with fellow physicians. The Company's strategy is to have a network structure that allows physicians greater access to managed care contracts and hospital case management than they could obtain independently, and relieves physicians of burdensome administrative responsibilities.



     FOCUS ON MANAGED CARE. The Company designs its physician-driven health care delivery networks to meet the needs of HMOs, other Payors and patients, to identify and recruit primary and specialty care physicians, hospitals and other providers and to integrate such providers into networks that provide coordinated medical coverage to such Payors' Enrollees. The Company seeks to benefit from the desire of Payors and employers to reduce health care costs and risks, and the trend toward prepaid managed health care. Rather than entering into an exclusive arrangement with any single Payor, the Company seeks contracts with a risk sharing arrangement, including Global Capitated Contracts, with each of the HMO Payors in a region in which Network Physicians and other physicians operate their medical practices. Because the Company's networks are PCP-driven and patient-PCP relationships are typically strong, the Company expects that the relatively large, pre-existing patient base of such PCP practices will be attractive to Payors. The Company believes that its emphasis on wellness network structure and management techniques (including the collection of meaningful data, information systems, care utilization and quality management systems, referral procedures, risk management programs, assistance with physician credentialing and contracting with Payors) will enable it to effectively contain costs and negotiate favorable capitation and shared risk arrangements.



     MEDICARE MANAGED CARE. An important component of the Company's strategy is the enrollment of Medicare-eligible persons in the Medicare managed care plans with which the Company contracts. Reimbursement rates for Medicare patients are considerably higher than for non-Medicare patients, reflecting the greater historical expense of providing care to Medicare patients. HCFA estimates that as of 1993 there were approximately 546,000 Medicare recipients in Maryland, including 306,000 in the greater Baltimore area, and that only approximately 39,000 are currently enrolled in HMOs in the state of Maryland. The Company's results of operations are highly dependent on its ability to convert its present portion of Network

Physicians' current Medicare fee-for-service patients to Medicare managed care plans and attract new Medicare patients that enroll in Medicare HMOs with whom the Company contracts.


     The Company currently has a Medicare Global Capitated Contract with Health Care Corporation of the Mid-Atlantic and a Medicare Global Capitated Contract with Chesapeake Health Plan under which the Company receives capitation payments on a per member per month basis for each subscriber who participates in one of the plans and is enrolled with a Network Physician. For the Medicare patients enrolled in the plans contracting with a Network Physician, the Company receives capitation payment revenue, assumes the risk of the cost of providing care to the patients, and seeks to earn revenues by encouraging preventative medicine, high quality care and appropriate utilization of medical resources.



     EFFECTIVELY MANAGE THE DELIVERY OF MEDICAL CARE. The Company seeks to deliver quality medical care while controlling costs and ensuring patient satisfaction. Accordingly, the Company seeks qualified physicians and coordinates the provision of health care services among the physicians, hospitals, and other providers within its networks. The Company seeks (i) to change the focus of health care utilization to foster health promotion at the PCP and care manager level, (ii) to reduce specialist and other provider costs through early and aggressive intervention by affiliation with fewer specialists who will benefit from increased Managed Care activities at lower reimbursement rates, and (iii) to reduce hospital, particularly inpatient, costs through more efficient utilization of lower cost components of the health care delivery system when appropriate without sacrificing quality. In addition, the Company will monitor the delivery of high-quality medical care through the development and implementation of information systems tailored to managed care. The Company believes that much of the high cost of health care is caused by the lack of incentives in the health care system to help patients avoid high-cost, episodic care, and excessive utilization of high cost services. The Company believes that lower cost care, such as outpatient or home care, where appropriate, is both preferable to the patient and less expensive to the Payor.


     EXPANSION STRATEGY. The Company must actively develop or consolidate existing and new markets through selective acquisitions and joint ventures. The Company develops existing markets by (i) capturing additional revenues from existing practices as patients migrate from traditional fee-for-service plans to capitated managed care programs, (ii) adding new physicians to existing networks, and (iii) contracting with Payors to expand the number of capitated lives within existing physician practices.

HISTORY OF THE COMPANY


     INITIAL TRANSACTIONS. The Company was incorporated in June 1994 and commenced operations on February 24, 1995. The Company is the substitute corporate entity formed to reorganize the business of Baltimore Medical Group, P.A. ("BMGPA"). BMGPA was incorporated in January 1993 and commenced operations in May 1993.



     At the time of the initial formation of BMGPA, the physician owners created BMGPA as a primary care-driven provider group that would ultimately create enough critical mass effectively to compete in the rapidly changing health care market. The physicians of BMGPA also planned the formation of one or more business entities to provide the management, administrative, contracting, recruiting and marketing services needed by the physicians. The Company was organized to provide, or cause to be provided, all of the business services that were required by BMGPA other than the provision of medical care to patients. In February 1995, the Company commenced operations by (i) reorganizing BMGPA and facilitating the transfer of its laboratory assets to Baltimore Medical Group, LLC, the Company's first Core Medical Group, (ii) assuming exclusive management responsibility and control over the practice assets and employees of the 15 BMGPA physicians, and (iii) issuing Class B Common Stock of the Company to a partnership owned primarily by the 15 BMGPA physicians. Scott Rifkin, M.D., Alan Kimmel, M.D., J. David Nagel, M.D., Peter LoPresti, D.O. and Robert Ancona, M.D., five of the original members of Baltimore Medical Group, LLC, are currently directors of the Company.



     The Company received the BMGPA physicians' assets in a reorganization through Medical Holdings Limited Partnership, a Maryland limited partnership ("MHLP"), a stockholder of the Company. In February 1995, at the time of the establishment of Baltimore Medical Group, LLC, MHLP was formed and BMGPA physicians transferred certain assets of their medical practices, excluding laboratory and other ancillary assets, to MHLP in exchange for an aggregate consideration of (i) limited partnership interests in MHLP that are currently equal to approximately a 25.5% interest in MHLP, (ii) approximately $23,500 in cash, and (iii) promissory notes with an aggregate face value of approximately $471,200. In order to comply with applicable regulatory requirements, the laboratory and other ancillary assets were transferred directly to Baltimore Medical Group, LLC by BMGPA. MHLP simultaneously conveyed substantially all of its remaining assets to the Company, and the Company issued to MHLP 1,100,000 shares of the Company's Class B Common Stock. As a result of a subsequent stock split, MHLP now holds 2,200,000 shares of the Company's Class B Common Stock. The physician owners of BMGPA became members and employees of Baltimore Medical Group, LLC, and have continued the practice of medicine through Baltimore Medical Group, LLC. The Company and Baltimore Medical Group, LLC entered into a PSO Agreement pursuant to which the Company provides Managed Care contracting and practice management services to Baltimore Medical Group, LLC, leases to Baltimore Medical Group, LLC, the assets used by the physicians in their medical practices, and provides non-medical employees to Baltimore Medical Group, LLC. See "Development of Integrated Health Care Delivery System--Focus on Primary Care Physicians."



     Under the Partnership Agreement and other documents related to MHLP, shares of the Company's Class B Common Stock held by MHLP will be distributed to the partners of MHLP upon a change in control of the Company, including an underwritten public offering, or other event of liquidation of MHLP. The General Partner of MHLP is BMGGP, Inc., a Maryland corporation, which owns a one percent (1%) interest in MHLP. The stockholders of BMGGP, Inc., are 17 of the initial members of Baltimore Medical Group, LLC, and the 17 initial limited partners of MHLP, including Drs. Rifkin, Kimmel, Nagel, LoPresti and Ancona. Accordingly, the members of Baltimore Medical Group, LLC, indirectly own shares of the Class B Common Stock through their limited partnership interests in MHLP and, for the initial 17 members of Baltimore Medical Group, LLC, as stockholders of BMGGP, Inc.



     Since the formation of Baltimore Medical Group, LLC and MHLP, additional physicians have sold their medical practices and acquired limited partnership interests in MHLP and membership interests in Baltimore Medical Group, LLC, Carroll Medical Group, LLC, Cumberland Valley Medical Group, LLC or Doctors Health Montgomery, LLC. In addition, such Equity Physicians have become employees of one of these Core Medical Groups. In some instances, Equity Physicians received shares of the Company's Class B Common Stock directly in lieu of partnership interests in MHLP. Following the reorganization of BMGPA in February 1995, the Company acquired 15 practices during calendar year 1995 for an aggregate consideration of (i) limited partnership interests in MHLP that are currently equal to approximately a 21% interest in MHLP, (ii) approximately $78,300 in cash, and (iii) promissory notes with an aggregate face value of approximately $572,800. From January 1, 1996 through October 4, 1996, the Company acquired 26 additional practices for an aggregate consideration of (i) limited partnership interests in MHLP that are currently equal to approximately a 14.1% interest in MHLP, (ii) 304,000 shares of the Company's Class B Common Stock, (iii) approximately $656,381 in cash, and (iv) promissory notes with an aggregate face value of approximately $1,521,461.

     SET FORTH BELOW IS AN ORGANIZATIONAL CHART REFLECTING, AS OF OCTOBER 4, 1996, THE EQUITY, CONTRACTUAL AND OTHER RELATIONSHIPS AMONG THE COMPANY, ITS STOCKHOLDERS, ITS CORE MEDICAL GROUPS, AND OTHER PARTICIPANTS IN THE COMPANY'S INTEGRATED HEALTH CARE DELIVERY SYSTEM.


                    (Organizational chart appears here)

     The Company is constructing its Integrated Health Care Delivery System by acquiring the assets and/or managed care contracting rights of medical practices throughout the Baltimore-Washington metropolitan area and contiguous regions.



     EXPANSION INTO CARROLL COUNTY, MARYLAND. In November 1995, the Company acquired the practices of five primary care physicians and formed Carroll Medical Group, LLC ("Carroll Medical Group") located in Carroll County, Maryland. Like the majority of the Baltimore Medical Group, LLC physicians, these doctors acquired cash and limited partnership interests in MHLP and became members of and employed by Carroll Medical Group. Carroll Medical Group entered into a PSO Agreement with the Company on terms substantially identical to the Baltimore Medical Group, LLC PSO Agreement. In September 1996, an additional physician joined Carroll Medical Group.



     EXPANSION INTO MONTGOMERY COUNTY, MARYLAND. In February 1996, the Company entered into binding letters of intent to acquire the primary care practices of 21 physicians in Montgomery County, Maryland. The Company consummated transactions involving nine physicians through October 4, 1996 and formed Doctors Health Montgomery, LLC ("Doctors Health Montgomery"). The Company expects to consummate the remaining twelve transactions in October and November 1996. Doctors Health Montgomery entered into a PSO Agreement with the Company.



     EXPANSION INTO ANNE ARUNDEL COUNTY, MARYLAND. In February 1996, the Company entered into binding letters of intent to acquire the primary care practices of nine physicians in Anne Arundel County, Maryland. The Company expects to consummate these transactions in October 1996.



     EXPANSION INTO ALLEGANY COUNTY, MARYLAND. In May 1996, the Company consummated the acquisition of five primary care physician practices located in Cumberland, Maryland, which on May 1, 1996, formed the Cumberland Valley Medical Group ("CVMG"). Like Carroll Medical Group and Doctors Health Montgomery, CVMG entered into a PSO Agreement with the Company on terms substantially identical to the Baltimore Medical Group, LLC PSO Agreement. The Company is establishing an IPA in Allegany County.



     EXPANSION INTO WASHINGTON COUNTY, MARYLAND. The Company has established an exclusive Managed Care contracting arrangement with Quality Healthcare IPA ("QHC"), an IPA representing approximately 19 primary care physicians in Washington County, Maryland. Eleven of the 19 physicians have agreed to conduct all managed care contracting through the Company and QHC on an exclusive basis. Pursuant to the IPA agreement, the Company is the exclusive Managed Care contracting entity on behalf of the IPA's PCPs, and is developing a network of specialists.



     EXPANSION INTO HARFORD COUNTY, MARYLAND. The Company has established a Managed Care contracting arrangement with a group of 11 primary care physicians in Harford County, Maryland. Pursuant to the IPA Agreement, the Company is the exclusive Managed Care contracting entity for Medicare managed care patients of this IPA.



     EXPANSION INTO NORTHERN VIRGINIA. The Company has entered into a letter of intent with an IPA based in Springfield, Virginia. Pursuant to the letter of intent, the Company will form a Core Medical Group and an Exclusive IPA consisting of primary care physicians to provide medical care throughout Northern Virginia. As of October 4, 1996, the IPA had approximately 126 PCP participating physicians, approximately 60 of whom have indicated an interest in joining a Core Medical Group or conducting managed care contracting solely through the Company. Completion of the transaction is subject, among other things, to compliance with Virginia blue sky laws and due diligence.



     JOINT CONTRACTING ARRANGEMENTS IN BALTIMORE. The Company has entered into a Contracting and Managed Care Services Agreement with an organization which operates health care facilities in Baltimore City and employs and contracts with approximately 42 physicians in Maryland. Under the arrangement, the Company acts as the organization's exclusive contracting entity for Medicare managed care contracts. The arrangement involves a sharing of managed care surplus and losses.



     FORMATION OF CARDIOLOGY CORE MEDICAL GROUP. The Company has entered into a letter of intent with the Board of Directors of a 16-physician cardiology practice, providing services to patients in the Baltimore metropolitan area, to acquire the practice assets pursuant to a merger. The practice would receive shares of Class B Common Stock and the practice would become a separate Core Medical Group dedicated to cardiology (the "Cardiology Core Medical Group"). The Company believes that it is probable that the acquisition will be completed in October or November 1996. The Company intends to acquire additional specialists and create either stand-alone Core Medical Groups or integrate such acquired specialists into existing Core Medical Groups.



     The Company expects it will continue to expand by increasing the number of physicians in each Core Medical Group, forming new Core Medical Groups, entering into Non-Exclusive and Exclusive IPA Agreements with physicians and pursuing acquisition and expansion opportunities in the Baltimore and Washington metropolitan area and surrounding regions.

OVERVIEW OF BUSINESS ACTIVITIES


     The Company's Integrated Health Care Delivery Network includes PCPs and other physicians who transfer certain medical practice assets to the Company and become employees of a Core Medical Group, such as Baltimore Medical Group. PCPs may also join Independent Practice Associations ("IPAs"). The Company also enters into network contracts with specialists who agree to provide services to managed care patients referred by PCPs and, in certain cases, acquires the medical practices of such specialists. A Network Physician who becomes employed by a Core Medical Group agrees to conduct his medical practice only through the Core Medical Group and to permit the Company to act as his exclusive agent for the purpose of negotiating managed care risk and other contracts in which the PCP must participate. The PCP's obligation to participate in managed care contracts negotiated by the Company is set forth in the PCP's Employment Agreement with the Core Medical Group and the PSO Agreement between the Core Medical Group and the Company. If a PCP joins a Company-sponsored IPA, the PCP agrees to participate in managed care contracts negotiated and administered by the Company on either an exclusive or non-exclusive basis.


     When a physician becomes an employee of one of the Company's Core Medical Groups, the Company transitions any primary care Managed Care contracts in which the physician participates into the Company's group contract or the applicable Core Medical Group contract if any is in effect with respect to that Payor. If the Company or the Core Medical Group does not have a PCP group contract in place with the Payor and the Payor allows the contract to be assigned to the Company, the Company will maintain the contract on the physician's behalf under the same contract terms. The reimbursement provisions under such contracts are exclusively for primary care on either a fee-for-service or capitated basis.




     The Company negotiates a variety of risk-sharing arrangements with HMOs and other Payors, including global capitation contracts (and sub-capitation contracts) pursuant to which (i) such Payors pay the Company a fixed amount per Enrollee per month and the Company is responsible for meeting all of the primary and specialty care, hospital and certain other related health care needs (or specified portions thereof) of such Enrollee and (ii) the Company pays PCPs and specialists, hospitals and other providers within its network or those having other contractual arrangements with the Company for providing the required medical care. The ability of the Company to achieve and maintain profitability will depend to a great degree on (i) reducing the incidence of high cost acute care episodes, primarily through wellness, prevention initiatives and aggressive care management, and (ii) negotiating compensation arrangements that result in payments to the Company that exceed the cost of care by the Company to PCPs, specialists, hospitals and other providers. The Company will seek to achieve this result by negotiating reduced fee-for-service, sub-capitation and other arrangements with PCPs, specialists, hospitals and other health care providers, creating economic incentives for all Network Physicians and other providers with whom the Company contracts to utilize specialists and hospitals prudently, carefully monitoring the quality and cost of care provided to patients and developing programs to promote wellness among patients.


     The Company intends to earn most of its revenues from sources other than the primary care component of Global Capitated Contracts, such as the non-primary care component of any capitation fees which are payable to the Core Medical Group, revenues for other services provided by the Core Medical Group that the Core Medical Group is not entitled to retain and amounts earned as a bonus or shared risk distribution under managed care contracts. The Company may negotiate and/or establish the amount of some of such revenue sources without consultation with the Core Medical Group.

     The Company intends to offset most of the cost of its centralized patient data and information systems through profits earned from contracting and practice management services and through profits earned from successful management of global capitation agreements with HMOs, rather than through separate fees charged for specific information systems and management services.


     Physicians participating in the Company's networks may derive benefit from the successful implementation of the Company's strategy in several ways. A physician to whom Securities are issued in the various affiliation transactions described elsewhere herein will benefit through the ownership of Securities if the Company achieves and grows in profitability. A physician, whether or not he becomes an owner of Securities, may also receive capitated income from the Company's managed care contracts and may also receive cash bonus payments out of the bonus pool established by the Company for Network Physicians.



     As of October 4, 1996, there were 694 Network Physicians in six regional networks throughout the state of Maryland, including approximately 176 PCPs, 95 obstetrician-gynecologists and 423 specialist physicians. Of these, approximately 90 were Equity Physicians who had transferred, or entered into binding letters of intent or otherwise agreed to convey, certain practice assets of their practices to the Company and become employees of Core Medical Groups. As of such time, the networks established by the Company were providing services in Central and Western Maryland. As described in "Strategy--Expansion Strategy," the Company intends to enter into selective medical practice acquisitions and other contractual arrangements that will result in the Company operating in areas beyond those in which it currently operates.


OPERATIONS


     The Company's operations to date have consisted of recruiting and acquiring PCP and other physician's practices, negotiating and managing risk, capitated or fee-for-service contracts with HMOs and other Payors, contracting with individual specialists, specialist networks and IPAs, developing and implementing a marketing program to convert Medicare patients from traditional fee-for-service insurance to Medicare HMO programs, and providing billing, accounting, legal, contracting support and care management services to its Equity Physicians and certain Network Physicians. Beginning in February 1995 with respect to Baltimore Medical Group, December 1995 with respect to Carroll Medical, May 1996 with respect to Cumberland Valley Medical Group, June 1996 with respect to Quality Healthcare IPA, September 1996 with respect to the Doctors Health Montgomery Medical Group, and October 1996 with respect to the Harford County IPA physicians, the Company has negotiated managed care contracts with HMOs and other Payors on behalf of the PCP practices of such medical groups. The Company also manages primary care IPAs in Central and Western Maryland.


     The Company also maintains primary care only contracts on behalf of Network PCPs under similar or improved non-risk contract terms. The reimbursement provisions under such contracts are exclusively for primary care on either a fee-for-service (FFS) or capitated basis. The Company currently maintains such contracts for certain of its PCPs with Payors including Aetna, CIGNA, NYL Care, Health Plus, Principal Healthcare of the MidAtlantic, Prudential, Blue Cross-Blue Shield of Maryland, USA Health Network and Preferred Health Network. The Company also has entered into new group fee-for-service contracts with various Payors including Preferred Health Network, Metra Health, MAMSI, U.S. Healthcare, USA Health Network, Employee Health Plan and John Hancock Health Plan.


     To date, the Company has entered into two Medicare Global Capitation Contracts and one commercial Global Capitation Contract with Payors and is continuing to negotiate Global Capitation Contracts with additional Payors who conduct business in the Baltimore and Washington metropolitan area and surrounding regions. Under these risk contracts, the Company receives a capitation payment and must provide Enrollees with primary care and certain specialist and hospitalization services.



     In October 1995, the Company entered into a contract with CareFirst--Freestate, an affiliate of Blue Cross-Blue Shield of Maryland ("CareFirst") pursuant to which the Company's PCPs provide medical services to commercially insured Enrollees on a global capitated basis (the "CareFirst Commercial Contract"). In this contract, the Company assumes risk for all professional services and shares risk with CareFirst on institutional services.



     In February 1996, the Company entered into a Global Capitated Contract with CareFirst pursuant to which the Company's PCPs provide medical services to Medicare patients on a global capitated basis (the "CareFirst Medicare Contract"). The Company also receives capitation payments to provide all covered medical services to members enrolled in that HMO and assigned to one of the Company's PCPs. The CareFirst Medicare Contract provides that the Company will receive a capitation payment per patient per month and pay for all medical expenses for covered medical services based upon rates developed by the U.S. Health Care Financing Administration ("HCFA").



     In May 1996, the Company entered into a Global Capitated Contract with Chesapeake Health Plan, an affiliate of United Healthcare, pursuant to which the Company's PCPs will provide medical services to Medicare patients (the "Chesapeake Contract"). Under the Chesapeake Contract, Chesapeake pays a capitation payment (which may be increased based on enrollment) to the Company on a per member per month basis based on the projected demographic distribution of the patients enrolled with the PCPs, as well as the age, sex and Medicaid eligibility of the subscribers enrolled with a Network PCP in Chesapeake's Advantage 65 Medicare HMO programs. Under the contract, Chesapeake has delegated to the Company the right to manage the utilization of medical services.



     As of October 4, 1996, the Company had approximately 33,000 Capitated Lives derived from the participation of 45 of the Company's 176 Network PCPs in the Managed Care contracts of the Company, its subsidiaries and affiliates. Of these 33,000 capitated lives, approximately 30,000 participate in the Company's commercial Gatekeeper Capitation contracts, approximately 2,200 participate in commercial Global Capitation Contracts, and approximately 800 in Medicare Global Capitation Contracts. The Company derives no earnings from the commercial Gatekeeper Capitation Contracts and plans to convert the managed care lives in commercial gatekeeper contracts to Full Risk and/or Global Capitated commercial contracts. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Sources of Revenues and Earnings.") The Company believes that there are approximately 50,000 additional Medicare subscribers who are patients of the Company's Network PCPs. The Company's ability to derive earnings from any of its capitated lives is affected by whether the Network Physician is a member of a Core Medical Group or a participant in an IPA.



     The Company has developed and is implementing a marketing program in conjunction with CareFirst and Chesapeake to enroll Medicare-eligible patients in CareFirst's and Chesapeake's Medicare HMOs, respectively. The Company may participate in other commercial and Medicare risk programs operated by other HMOs and other Payors on a basis similar to the CareFirst and Chesapeake arrangements.



     The Company's operations also include the recruitment of specialists into Core Medical Groups and/or developing a network of preferred provider specialists who are paid on a discounted fee-for-service or subcapitated basis. As of October 4, 1996, the Company had access to approximately 423 specialists in its network pursuant to direct or indirect contractual arrangements. The Company expects that an increasing percentage of the specialist networks will enter into contracts that provide for compensation on a capitated basis. The Company currently has capitated payment arrangements with Womancare IPA, a Company-developed network of 95 physicians providing obstetrical/gynecological services, and with outside providers of radiology and laboratory services. Under the Company's agreements with the respective specialty network, the participating specialist providers provide services to the Company's members referred by a Network Physician, and the network is reimbursed on a capitated basis. The Company owns a majority interest in Womancare IPA.



     In addition, the Company's operations include the provision of traditional management services to the individual medical practices of each Core Medical Group, including administrative, legal and accounting services, lease negotiations, and financial, billing and collection services. As of October 4, 1996, the Company has installed its information systems in 36 PCP offices to facilitate development of a unified information system for referral management, billing and collection activity, utilization review, and group purchasing and risk management programs. As of October 4, 1996, the Company had assumed responsibility for the billing operations of 34 PCP practices, representing 62 physicians, and one laboratory, which provides services to 31 physicians.


     As of the date of this prospectus, the Company has not yet conducted material operations through Doctors Health System-Medalie Equipment Corporation, a wholly-owned subsidiary of the Company, except to transfer certain cardiology equipment, to the subsidiary, or through Doctors Health System Primary Care IPA, Inc., a wholly-owned subsidiary of the Company.

DEVELOPMENT OF INTEGRATED HEALTH CARE DELIVERY SYSTEM


     CONTRACTS WITH PHYSICIANS.



     The Company contracts with Network Physicians and other physicians in one of several ways: (1) through the transfer of certain of the medical practice assets and contracts to the Company, as a result of which the physician may obtain, directly or indirectly, cash and/or an equity interest in the Company;
(2) through an Exclusive IPA arrangement, pursuant to which such physician agrees to conduct all managed care contracting activity exclusively through the Company and to take as patients any capitated patient referred by the Company up to a certain level; (3) through a Non-Exclusive IPA arrangement, in which the physician may contract with or through other IPAs but agrees to take all managed care patients referred by the Company; or (4) a myriad of other contractual arrangements involving an IPA, joint venture or other arrangement in which the physician may contract with others and may also elect to accept or not any patients referred by the Company. The Company's goal is to remain flexible and to accommodate the needs of physicians in each local market.


     The Company also enters into contracts with group practice entities, clinics and IPAs through joint venture relationships as well as the contractual relationships described above. The use of any particular contractual arrangement is influenced by a number of factors, including the needs of the physicians, the type of practice in which such physicians are engaged, the geographic location of the practice, financial considerations, regulatory concerns, and pre-existing contracts.


     FOCUS ON PRIMARY CARE PHYSICIANS.


     Consistent with the Company's primary care-driven strategy, the primary focus of the Company's contractual arrangements with physicians has been establishing relationships with PCPs. Since the Company's inception, entities have been formed or consolidated to conduct group medical practices as Core Medical Groups. Each Core Medical Group is comprised of a group of physicians under common management and with a common information system and provider number and is designed to provide a full and coordinated spectrum of medical services to patients and meet Payors' needs. To date, Core Medical Groups have been formed in five geographic markets in Maryland using a limited liability company organizational structure.


     From February of 1995 to December 31, 1995, the Company assumed exclusive management responsibility for and became the sole contracting entity for an additional 15 PCP practices through Baltimore Medical Group, LLC, and Carroll Medical Group, for a total of 32 PCP practices. Since December 31, 1995, the Company assumed, or entered into binding letters of intent to acquire certain assets and became the sole contracting entity for an additional 42 PCP practices. Thus, as of October 4, 1996, a total of approximately 74 PCPs have transferred their medical practice assets and became employees of the various Core Medical Groups, or have entered into binding letter agreements to transfer their medical practices and become employees.


     Although the details of each transaction may differ, the practice of the Company upon establishment of a Core Medical Group is to enter into a Practice Participation Agreement with the Core Medical Group and each of the Equity Physicians who is a member of such Core Medical Group, pursuant to which the following transactions occur:


     TRANSFER OF MEDICAL PRACTICES. Under the Practice Participation Agreement, an Equity Physician transfers to the Company certain medical practice assets as well as contract rights under certain business contracts of the medical practice, to the extent that such rights are assignable. Although the form of consideration paid to such Physicians may vary, typically the Physician receives a combination of cash and Securities of the Company. For a description of such Securities, see "Description of Capital Stock." The amount and type of consideration payable to each Physician is determined by negotiation between such Equity Physician and the Company. Such transactions consist of an acquisition by the Company of certain tangible and intangible assets of the medical practice, including contract rights, and the collection by the Company of the accounts receivable of the Physician.



     EMPLOYMENT OF PHYSICIANS BY THE CORE MEDICAL GROUP. Each Physician enters into an Employment Agreement with the Core Medical Group of which he is a member. Typically, Employment Agreements have a term of 10 years, during which time the Physician will be obligated to devote his full professional time to the practice of medicine with, for and through such Core Medical Group. As an inducement to sign the agreement and as an incentive to remain as an employee-physician, each "full time" PCP also may receive additional shares or options of Class B Common Stock. The Employment Agreement provides for the payment of a base salary and benefits and for the eligibility of such Physician to participate in distributions from a bonus pool (each, a "Core Medical Group Bonus Pool"). Each Core Medical Group Bonus Pool is distributed by the Management Committee of the Core Medical Group and rewards high clinical quality, appropriate utilization, patient satisfaction and retention, and general cooperation and attitude. The employed physician may be eligible to participate in such distributions in such years in which such physician meets or exceeds such standards as may reasonably be required by the Management Committee. See "--Operation of the Core Medical Group".



     The base salary of PCPs in most Core Medical Groups is generally an amount equal to the sum of certain revenues collected on behalf of the Core Medical Group by the Company in respect of the physician services provided by such physician, less the allocated costs attributable to the medical practice of, and provision of related health care services by, such physician. The Company and certain of the Physicians employed by Doctors Health Montgomery agreed that Doctors Health Montgomery will provide base salaries to such Physicians. In return for its commitment to provide financial resources, if necessary, for such Physician's salaries, the Company will receive a percentage of the growth in revenues generated by their medical practices and other fees.


     PSO AGREEMENT WITH THE CORE MEDICAL GROUP. The Company provides managed care contracting and practice management services to the Core Medical Groups (and indirectly to its Physicians) through 30 year PSO Agreements (with automatic, renewable 10 year terms) entered into between the Company and each Core Medical Group. The following is a summary of the principal provisions of a PSO Agreement.

     The PSO Agreement typically gives the Company the exclusive right to provide to the Core Medical Group (i) all of the non-medical management and financial services, including provision of non-physician employees, office space and other facilities, equipment, assets, goods and supplies, that the Core Medical Group and its Physicians will use to engage in the practice of medicine and (ii) other related services.


     Pursuant to a typical PSO Agreement, the Company is given discretion and authority to manage and conduct the business affairs of the Core Medical Group and is appointed the agent and attorney-in-fact of the Core Medical Group to enable the Company to fulfill these functions. The Company negotiates for and enters into agreements with Payors for health care services, including managed care contracts providing for compensation on a capitated basis, that will obligate both the Core

Medical Group and its Physicians to provide medical services at the levels of compensation negotiated solely by the Company. The Company also negotiates for, and enters into agreements with, other providers of medical services for the provision of medical services to the Core Medical Group or to the patients of the Core Medical Group and for the provision of medical services to such providers by the Core Medical Group and its Physicians, all on terms and for the compensation determined solely by the Company. The Company has a broad range of financial responsibility and authority by the Core Medical Group pursuant to the PSO Agreement, leaving the Core Medical Group with the right to manage only those professional components of its business requiring a license to practice medicine.


     PSO Agreements provide that the Company is entitled to an amount equal to the difference between the cash it collects on behalf of the Core Medical Group and each of its physicians in receivables which have been conveyed to the Company and the amount paid out by the Company in respect of the business costs and expenses of the Core Medical Group. The Company will pay that amount over to itself in each month during which there is sufficient cash in the Core Medical Group's accounts, in the discretion of the Company, to pay the amount after satisfying all of the Core Medical Group's business costs and expenses, including such reserves therefor as the Company deems appropriate, and including all accruals for unpaid base salaries of the physicians of the Core Medical Group for prior periods. The Company may reserve the right to charge separate fees for additional services, as agreed between the Company and the Core Medical Group.



     PSO Agreements with PCP Core Medical Groups provide that the Company may pay to the Core Medical Group, as a Managed Care Incentive Payment, an annual negotiated amount of up to 25% of the total amount of all Company net income before taxes and bonuses, attributable to the provision of health care to the Core Medical Group's managed care patients during each calendar year, not to exceed, in the aggregate, 25% of the base salaries paid to all PCPs of the Core Medical Group. Such payments are not required if the Company has not earned net income during the applicable years. Such payments may be utilized by the Core Medical Group to fund the Core Medical Group Bonus Pool in which the physician employees of the Core Medical Group may participate. See "--Employment of Physicians by the Core Medical Group." It is anticipated that the full amount of any Core Medical Group Bonus Pool will be paid out by the Core Medical Group to its physicians as bonuses in each year.


     PSO Agreements that will govern the Company's relationship with specialists will typically provide for (i) a term of 30 years with automatic, renewable 10 year terms; (ii) a commitment among the specialist group and the Company to develop innovative, risk sharing payment arrangements; and (iii) use of commercially reasonable efforts to provide the specialist group with managed care referrals. Such specialist PSO Agreements will also provide for payment of a management fee consisting of a negotiated percentage of actual operating costs of the specialist Core Medical Group (excluding compensation to the group's Physicians) and a percentage of collections available after payment of operating costs, the Company's operating cost percentage, and the physician compensation.


     All of the PSO Agreements in effect have terms of 30 years (with automatic 10 year renewals) and generally may be terminated prior to expiration of its term only under limited circumstances. Generally, absent insolvency, malfeasance or a material uncured breach, the PSO Agreement cannot be terminated by the Company or the Core Medical Group.



     OPERATION OF THE CORE MEDICAL GROUP. Each physician joining a Core Medical Group enters into an Operating Agreement or similar agreement with each of the other physicians in the Core Medical Group. Pursuant to the Operating Agreement, the business and affairs of the Core Medical Group are managed under the direction and control of a Management Committee, one of whom is the Chief Executive Officer of the Company (or his designee) serving EX OFFICIO. The Management Committee has the power, among other things, to determine the amount of any or all bonuses payable pursuant to the Core Medical Group Bonus Pool which it delegates to a Bonus Committee. The Members of the Management Committee are elected by the affirmative vote of the Physicians of the Core Medical Group (other than the Company designees). The Bonus Committee also establishes, in consultation with the Company and the bonus committees of other Core Medical Groups, practice protocols.



     INDEPENDENT PHYSICIAN ASSOCIATIONS.


     The Company has expanded its network by contracting with physicians in a variety of ways through IPAs in which IPA Participant Physicians authorize the IPA to negotiate service contracts on their behalf. In some cases, the Company contracts with or through an existing IPA, while in other cases the Company assists physicians who may wish to establish an IPA. The models utilized by the Company involving IPAs consist of Exclusive IPAs, pursuant to which a physician is obligated to conduct all managed care contracting through the Company, Non-Exclusive IPAs, pursuant to which a physician may contract for managed care with others but agrees to take all patients referred by the Company, and other contractual arrangements which may involve a physician contracting for managed care through others or choosing to accept or deny patients referred by the Company. In some cases, the Company may issue Securities as incentives for physicians to enter into Exclusive IPA Agreements. The Company may also issue Securities as compensation for the recruitment of physicians to join the Company's Core Medical Groups or Exclusive IPAs.


     COMPANY CREATED IPAS; PREVIOUSLY EXISTING IPAS: The Company may assist in the creation of an IPA or may contract with a previously existing IPA or independent medical group. In the case of previously existing IPAs or groups, in addition to being subject to the various types of contractual arrangements discussed below to which the Company is a party, the IPA and its network physicians will also be subject to a previously existing participation agreement among the previously existing IPA and its network physicians. In such cases, the previously existing IPA also enters into a network agreement with the Company which governs the contractual relations between the IPA and the Company. The network agreement will contain provisions unique to the situation of each existing IPA with which the Company contracts but should typically contemplate the provision of various management services by the Company to the IPA and the appointment of the Company as the IPAs agent and attorney-in-fact for the purpose of negotiating managed care contracts with risk sharing arrangements for the IPA on an exclusive or non-exclusive basis and providing other services such as billing and information systems.



     ORGANIZATION OF THE IPA: The IPA is typically organized as a corporation or limited liability company. Each of the IPA Participant Physicians enters into an operating agreement among each of the other Participant Physicians in the IPA. Pursuant to such operating agreement, each Participant Physician will agree to be bound by the by-laws of the IPA which contain substantive requirements for participation in the IPA.



     EXCLUSIVE IPAS: The IPA Participant Physician enters into an Exclusive IPA Agreement with the Company and the IPA in which he participates, pursuant to which the Company markets the physician to Payors, and includes the physician in its provider network. The IPA Participant Physician may choose to participate in Exclusive IPA Agreements for either Medicare or commercial products offered by HMOs with whom the Company contracts, pursuant to which such physician agrees to contract exclusively with the Company for Medicare or commercial managed care contracts, respectively. As of the date of this Prospectus, 42 physicians were participating with the Company's Exclusive IPAs. Although there can be no assurances, the Company expects that additional physicians will commit to participate in Exclusive IPAs.



     Under an Exclusive IPA Agreement, an initial primary care base capitation rate and risk-sharing arrangements are negotiated between the Company and the IPA. The IPA Participant Physician may also be eligible to participate in a bonus pool. A one-time incentive payment, or periodic panel growth and managed care bonuses which may include cash or Securities, may also be payable by the Company pursuant to an Exclusive IPA Agreement. Further, the agreement may contain a practice option, pursuant to which the physician may elect, subject to the satisfaction of certain conditions, to sell his or her medical practice to the Company.



     NON-EXCLUSIVE IPAS: The IPA Participant Physician enters into a Non-Exclusive IPA Agreement with the Company and the IPA, pursuant to which the Company markets the physician to Payors under capitation contracts and includes the physician in its provider network. The physician reserves the right to contract directly with HMOs or other Payors, and to participate in other IPAs, but usually agrees to accept managed care patients referred by the Company, up to agreed-upon levels. Other provisions of the Non-Exclusive IPA Agreement may be similar to the provisions of the Exclusive IPA Agreement.



     JOINT VENTURE ARRANGEMENT. The Company has entered into a Contracting and Managed Care Services Agreement with an organization which operates healthcare facilities in Baltimore City, and employs and contracts with approximately 42 physicians in Maryland. Under the arrangement, the Company acts as the organization's exclusive contracting entity for Medicare and Medicaid managed care contracts. The arrangement involves a sharing of Managed Care surplus and losses between the parties.


     OTHER CONTRACTUAL ARRANGEMENTS. Although other contractual arrangements may take a variety of forms, generally these arrangements involve the IPA Participant Physician entering into an agreement with the Company pursuant to which the Company markets the physician to Payors but the physician reserves the right to participate in other IPAs and to determine whether to accept managed care patients referred by the Company.

     CONTRACTING WITH SPECIALISTS, HOSPITALS AND OTHER HEALTH CARE PROVIDERS

     The Company contracts with specialists, hospitals and other providers of health care services as part of its effort to develop an integrated health care delivery network.


     CONTRACTING WITH SPECIALISTS: The Company contracts with specialist physicians for the provision of services to the Company and the Core Medical Groups in a variety of ways, generally consisting of employment in a Core Medical Group, or contractual arrangements involving reduced fee-for-fee service or sub-capitated arrangements. Other than employment in a Core Medical Group and the formation of a cardiology Core Medical Group (see "Business--History of the Company--Formation of Cardiology Core Medical Group"), arrangements with specialists typically have terms of between one and five years. Specialists may under appropriate circumstances also receive an equity interest in the Company.


     CONTRACTING WITH HOSPITALS AND OTHER PROVIDERS: The Company contracts with hospitals ("Participant Hospitals") and other health care providers to participate in its managed care networks. The Company envisions that many of its arrangements with Participant Hospitals may involve "key hospital" arrangements. The Company and the Participant Hospital will enter into a Hospital Participation Agreement ("Hospital Participation Agreement"), pursuant to which the Company will agree to make the hospital the referral hospital of choice for specified categories of managed care patients and specified categories of service. The Participant Hospital must meet cost and quality standards and agree to cooperate with the Company in the implementation of utilization review, to include preadmission guidelines and processes, patient care and cost tracking, information exchanges and management reporting systems and the development of innovative pricing arrangements. The Company also negotiates contractual arrangements with other health care providers (for example, home health care aides) as needed to deliver quality and cost-effective service to patients. Although the term of such arrangements would vary, the Company expects to negotiate discounted fee-for-service or sub-capitated arrangements with such providers.

     Set forth below is an chart depicting the Integrated Health Care Delivery
System:


                     INTEGRATED HEALTH CARE DELIVERY SYSTEM


(Chart appears here)
                                       34

PHYSICIAN RECRUITMENT


     The Company recruits physicians through direct marketing efforts, Core Medical Groups, and IPAs. The Company has a physician recruitment staff managed jointly by the Company's Chairman, who is Director of Development, and the Executive Vice President of Strategic Planning. The Company also employs a Director of Recruiting, recruiting assistants and other staff. The Company also recruits PCPs through relationships with current Core Medical Group physicians, IPA Participants and other contacts. The Company also seeks assistance from recruiting consulting arrangements. Such recruiting consultants provide the Company with access to potential Network Physicians.


MANAGED CARE CONTRACTING


     CONTRACTS WITH PHYSICIANS, HOSPITALS AND OTHER PROVIDERS OF HEALTH CARE.


     As discussed above in "--PSO Agreement with the Core Medical Group" and "--Independent Practice Associations," the Company is authorized to negotiate for and enter into agreements with Payors for health care services, including managed care contracts providing for compensation on a capitated basis, that will or may obligate Core Medical Groups and their respective physicians, IPAs and their respective IPA Participant Physicians and other physicians to provide medical services at the levels of compensation negotiated solely by the Company. Further, as described above in "--Contracting with Specialists, Hospitals and other Health Care Providers," the Company is also authorized to negotiate for and enter into agreements with Payors for the provision of services available from such providers.

     The Company's goal is to enter into shared risk arrangements with HMOs and other Payors and to enter into full capitation/full risk arrangements with such Payors. The Company believes that its capabilities in information systems and care management will allow it to operate successfully and manage patient care in a rapidly changing environment. See "Control of Patient Data and Information Systems." The Company believes that the access to the Company's information management systems and bonus payments for Physicians in Core Medical Groups and IPA Participant Physicians in IPAs will allow such physicians to exercise appropriate control over the cost of health care, providing better care at lower overall cost. See "--PSO Agreement with the Core Medical Group" and "--Independent Practice Association."


     CONTRACTS WITH PAYORS.


     The Company enters into contracts with Payors on behalf of Network Physicians. Global Capitated Contracts typically obligate the Company to provide and pay for all physician services (except for negotiated carve-outs) and, in certain contracts, hospital and ancillary services for a percentage of the premium or a fixed capitated amount. The Company then subcontracts with physicians and other health care providers to provide the required services in compliance with the Company's care protocols when applicable. The payment from a Payor to the Company is typically calculated based on the number of Members of the HMO enrolled with the Company's PCPs. Such Payor contracts generally have terms of approximately one year and, after the initial term, are renewable for one-year terms unless canceled by either party. In its Payor contracts, the Company currently attempts to assume risk for all services, except mental health and pharmacy. Eye care, home health and durable medical equipment (DME) also may be carved out of the Company's risk due to more competitive terms for these services being available to Payors based on their existing national relationships. The Payor in each contract also retains a percentage of the premium to perform marketing, enrollment and some administrative services.


     In entering into or renewing Payor contracts, the Company considers a number of specific factors which affect capitated rates, the amount of the shared risk and scope of covered services for which the Company is responsible. These factors include, but are not limited to, the demographic risk profile of the enrollee pool, the premium received by the Payor, prior financial experience, cost and availability of stop-loss protection and an understanding of the fee-for-service equivalent charges. In addition, the Company will work with certain HMOs to establish preferential and/or partnership type relationships in which incentives are provided in the contract to reward the Company for accepting and retaining a high number of the plan's Enrollees. In undertaking this process, the Company analyzes pertinent data in order to assess the providers' contractual and economic opportunity and exposure, and then conducts the negotiations on behalf of the physician networks.


CONTROL OF PATIENT DATA AND INFORMATION SYSTEMS

     The Company recognizes the need for advanced information systems and technology to allow it to operate successfully and manage patient care in a rapidly changing environment. A significant investment has been made and will continue to be made in systems that support the comprehensive automation of traditional physician office functions, such as patient flow, electronic medical records, and billing and collections.

     The Company's information systems strategy consists of using sophisticated hardware and software to (i) monitor PCP referrals to specialists, hospitals and other providers; (ii) collect information regarding PCP compliance with medical care protocols; (iii) allow physician offices to use Company-installed hardware for billing through the Company's billing and claims management staff; and (iv) eventually provide the Company and its care management staff with direct computer access to hospitals in order to facilitate quality and cost-effective care of Core Medical Group patients.


     The Company believes that its information systems will encourage exchange of information among the Company's utilization review and care management staff and physician practices, hospitals and other providers in the Company's provider network to allow the Company to react promptly to changes in patient care requirements, costs and utilization issues. The Company makes its information systems available to all Core Medical Groups and Equity Physicians currently participating in its networks and will make such systems available on a uniform basis to other providers when they meet certain threshold requirements, while also tailoring the system to meet unique needs of individual medical practices to best serve the patients.


CARE MANAGEMENT

     The Company seeks to promote the wellness of patients, control costs, encourage patient satisfaction and provide better integrated health care with services received in the health care system through its utilization review, referral management and care management program. These programs seek to control the cost of medical care through monitoring the appropriateness of inpatient hospital admissions, referrals to specialists and use of ancillary services by the Company's care management staff.

     The Company's care management program also focuses on patient satisfaction and cost savings by identifying patients whose diagnosis will require significant medical care. Staff care managers coordinate all aspects of the care of such patients, including development of a care plan in coordination with the patient's primary care physician, by evaluating whether a particular treatment is appropriate, whether there are alternate sites to provide the treatment, and the availability of community resources to meet treatment needs. Management believes effective care management will assist PCPs and other health care professionals to slow the progression of the disease, ensure patient compliance with the required treatment, reduce hospital admissions and lengths of stay, as well as improve patient satisfaction. The Company believes that integrated health care, with the PCP at its core, is both less expensive and provides better health care for the vast majority of patients.

     The Company employs 17 care management personnel with nursing, social work and other patient care and management experience to assist in coordination of quality health care for a potential population of 80,000 members.

COMPETITION


     The Company's provider network competes with other provider networks and medical groups, including those established by hospitals and other individual physicians, and IPAs in obtaining managed care contracts with health maintenance organizations and other Payors. The competitive factors that the Company encounters include the number of physicians in each group, geographical coverage of Network Physicians, the quality of care that can be provided to the Payors' enrollees, and the ability to effectively manage care. The Company believes that it can successfully compete with other entities seeking managed care contracts with Payors because of the Company's large number of Network Physicians, thereby providing Payors with an extensive network of providers to offer the Enrollees of the Payors with whom the Company contracts. The Company also has an increasing geographic coverage of Network Physicians with extensive coverage in the Baltimore metropolitan area and Core Medical Groups (either existing or with letters of intent) or IPAs in Allegany, Carroll, Anne Arundel, Harford, and Montgomery Counties. However, a large number of physicians remain who may join other provider networks and who may be competing for managed care contracts. The Company also believes it can effectively compete with other networks because it was one of the first established physician owned networks in Maryland, although other provider networks in the region have recently been developed and the Company expects others to be established.


     The Company competes with certain HMOs, other Payors, other provider networks, medical groups, and hospitals in acquiring physician practices. Further, large established traditional indemnity insurance companies also are entering the managed care field and may compete with the Company in acquiring physician practices and developing physician networks. Competitive methods include the type and amount of compensation offered to physicians in exchange for their practices, the level of clinical autonomy afforded the physician, terms of employment arrangements, the level and extent of care management imposed on the physician, and the types of management services that will be provided to physicians. The Company believes it can effectively compete with other groups in acquiring physician practices because the Company is driven by primary care physicians and primary care strategies. Although other entities may offer cash consideration for physician practices in amounts greater than the Company, the Company believes that offering an equity interest in the Company to its physicians provides an incentive of ownership which will encourage the implementation of managed care. The Company believes its physician ownership will attract greater numbers of physicians to its network, and because of the significant percentage of the Company which is owned by physicians, such physicians will be better able and more willing to implement managed care. Further, the Company believes that it provides its Network Physicians with greater clinical autonomy than may be offered by hospitals, HMOs or insurance companies.

     The Company also will compete with other management companies providing management services to physicians. While many of these companies have greater marketing and financial resources than the Company and may be better able to provide services to its health care providers, the Company will provide comprehensive business management services to its Equity Physicians and certain of its other Network Physicians, including administrative, legal and accounting services, billing and collection services, referral management, utilization review, and computer systems and training, thereby providing such physicians more time to devote to the practice of medicine. See "Risk Factors--Competition."

EMPLOYEES


     As of the date of this Prospectus, the Company had approximately 385 employees, of which approximaely 130 are full time employees in its headquarters in Owings Mills, Maryland, approximately 195 of which the Company has assigned to work in physician offices, and approximately 60 of which are physicians or other health care providers employed by the Core Medical Groups.


PROPERTIES AND ASSETS

     The Company leases approximately 25,800 square feet in Owings Mills, Maryland for its corporate headquarters. The term of the lease continues until 2001. The Company also has entered into a sublease through 1999 and a lease through 2002 for approximately 18,770 square feet in Baltimore, Maryland for its billing and claims processing operation. The Company also leases physician offices of varying sizes, generally ranging from approximately 900 square feet to more than 5,000 square feet. The Company anticipates that as it continues to grow, expanded facilities will be required. The Company does not anticipate significant difficulties in obtaining additional or new facilities.

     As of the date of this Prospectus, the Company's principal assets consist of the assets of the medical practices of Equity Physicians, computer hardware and software, the rights granted to it pursuant to the PSO Agreements, contractual relations with providers and Payors, accounts receivable, and cash.


     The Company has filed service mark applications to register its logo and corporate names "Doctors Health System Managing Quality Health Care", "Doctors Health, The Sure Sign of Caring", and "WomanCare".


LEGAL PROCEEDINGS

     The Company is a party from time to time in lawsuits incidental to its business. The Company is not currently subject to any material legal proceedings.

REGULATION

     Both the health care business generally and the activities of the Company, including those by or with managed care entities, the Core Medical Groups and their employee physicians, are subject to extensive and pervasive Federal and state regulation. The Company believes that its operations are in material compliance with applicable laws and regulations, as currently interpreted and applied. However, federal and state laws and regulations, including the federal "fraud and abuse" laws, federal and state law restrictions on physician self referral, and the pervasive regulation of the activities of managed care entities, tend to be broadly written and lack extensive judicial interpretation. There can be no assurance that a review of the Company's operations and structure by regulatory authorities or courts might not result in a determination that could adversely affect the Company. Moreover, the regulatory environment in which the Company operates has changed materially over the past ten years, and future changes are likely, some of which could restrict the Company's existing structure or business relationships, limit its growth, or inhibit its financial operations or opportunities for success.


     MEDICARE AND MEDICAID FRAUD AND ABUSE LIMITATIONS.


     Under the Social Security Act, it is a felony, punishable by imprisonment or fines or both, to make false statements of material fact in Medicare or Medicaid billing or benefit determination matters, or knowingly and willfully to offer, pay, solicit or receive, directly or indirectly, any form of remuneration in exchange for referring any patients or arranging or furnishing any item or service reimbursable by the Medicare or Medicaid programs (the "fraud and abuse" or "anti-kickback" rules). Criminal prosecutions are controlled by the Justice Department. The Department of Health and Human Services ("DHHS"), through the Office of the Inspector General (the "OIG"), may bring civil actions for monetary penalties and to exclude individuals from participating in the Medicare or Medicaid programs for violations of the fraud and abuse rules. The fraud and abuse rules are broadly drafted, and have been broadly interpreted by courts. Read literally, the fraud and abuse rules may prohibit not only kick-backs but many legitimate business arrangements and joint venture activities. Many States have adopted rules similar to the fraud and abuse rules. While the Company believes that its activities do not violate the fraud and abuse rules, there can be no assurance that federal or state regulators might not challenge some of the Company's activities.

     Concerned that legitimate business arrangements were being stifled by the fraud and abuse rules, Congress directed DHHS to promulgate regulations which establish strictly defined "safe harbor" exceptions to the fraud and abuse rules. Initial safe harbors were adopted in July 1991, and others have been adopted and proposed from time to time. Some of these safe harbors are applicable to the activities of the Core Medical Groups, its employee physicians, and the Company, including provisions related to space and equipment leases, personal service and management contracts, the sale of practices, bona fide employment relationships, group practices and managed care contracting activities. All lease and services agreements must be in writing, have terms of at least one year, specify services to be provided, require payment consistent with fair market value in arms length transactions which is not determined by taking into account the volume or value of referrals of Medicare and Medicaid business. The Company believes that its lease, management and physician practice acquisition activities generally fall within the safe harbors. However, no independent appraisal or fairness opinion concerning the fair market value of such leases or services agreements or the reasonableness of the consideration received by the Company therefor has been secured, and there can be no assurance that federal or state regulators might not challenge some of the transactions or practices of the Company. Failure to comply with a safe harbor exception with respect to a transaction does not itself result in, or constitute a violation of, the fraud and abuse rules.


     FEDERAL AND MARYLAND LAW REGARDING RESTRICTIONS ON PHYSICIAN SELF-REFERRAL.


     Maryland law and Federal law, generally referred to as the "Stark II" legislation, as well as the law of some other states in which the Company may operate in the future, prohibit "physician self-referrals," which may be defined generally as referrals to another provider by a physician with a financial interest in the provider. If a physician has a financial interest in, including a direct or indirect ownership or investment interest, or a compensation arrangement with a provider (including the physician's own Core Medical Group), and no exception is applicable, the physician may not refer to the provider, and neither the physician nor the provider may bill for any service rendered pursuant to a prohibited self-referral. The fundamental difference between the fraud and abuse rules and Stark II is that the former require some form of intent to induce referrals to support a finding of violation, while Stark II makes intent irrelevant. Under Stark II, if a physician refers a Medicare or Medicaid patient or test to an entity in which he or she has a financial interest, and if no exception applies, a violation has occurred.

     Stark II extended a prior ban on physician self-referral on laboratory services ("Stark I") to a broad list of designated health services payable under Medicare and Medicaid, including radiology and other diagnostic services, radiation therapy services, physical and occupational therapy, durable medical equipment, enteral and parenteral supplies, equipment, orthotics, outpatient prescription drugs, home health services, and inpatient and outpatient hospital services. If a prohibited self-referral occurs in Maryland, where the Company currently operates, and such self-referral is not within an exception, (i) neither the patient nor the Payor may be billed; (ii) Payors can recover all amounts previously billed and paid in respect of non-excepted self-referrals; and (iii) the referring physician and the provider are jointly and severally liable to repay any amounts paid in respect of non-excepted self-referrals. Federal law also imposes substantial monetary (up to $15,000 for each prohibited referral and up to $100,000 for participating in a "circumvention scheme") and other penalties for violations, including possible exclusion from the Medicare and Medicaid programs.

     The Maryland statute and Stark II have been recently enacted and there is considerable uncertainty concerning how they will be interpreted, including specifically how broadly the exemptions and exceptions to their application will be applied. Regulations applying to Stark I and applicable to some, but not all, of Stark II have recently been adopted. The Core Medical Groups, and the Equity PCPs, as well as other entities that contract with the Company through arrangements similar to the IPA arrangements described above, will have both an ownership interest in and a compensation arrangement with the Company, and the physicians will have similar relationships with the Core Medical Groups and with IPAs. Physicians will refer patients among themselves within their practices and as part of the managed care networks which the Company will establish. The Company believes that it is not an entity to which referrals can be made, and that the referrals of patients by participating physicians within the managed care networks managed by the Company should fall within one or more of the exceptions permitted by Stark II and the state self referral laws. Future regulations, statutes or interpretations might require the Company to restructure its relationships with the Core Medical Groups and other managed care networks, and violation of Stark II by the Company or its Core Medical Groups could result in significant fines and financial losses which could adversely affect the Company.


     PROHIBITION AGAINST FEE SPLITTING.


     Physicians must be licensed in order to practice medicine. Maryland law, the law of many other states, and the ethical rules of the American Medical Association prohibit fee splitting, which is generally defined as a physician soliciting professional patronage through an agent or a person who profits from the act of the represented physician, or from paying or agreeing to pay any sum to any person for bringing or referring a patient. Similar language in other states has been coupled with the corporate practice of medicine doctrine to prohibit or question management agreements pursuant to which non-physicians in a management company obtain substantial financial benefits from a physician practice. The Company will operate as a management company on behalf of the Core Medical Groups and, potentially, other physician groups, and will enter into managed care contracts with managed care companies in which the Core Medical Groups and other physician groups participate. The Company believes that, under the currently applicable interpretations of Maryland law and ethical rules applicable to the practice of medicine in Maryland, the activities of the Company under its management agreements are not in conflict with or violation of any applicable legal or ethical requirements imposed on the practice of medicine.


     ANTITRUST AND INSURANCE CONCERNS.


     The Core Medical Groups and the physicians who are members of the IPAs with which the Company contracts are separate legal entities and may be deemed to be competitors subject to a range of antitrust laws which prohibit anti competitive behavior, including price fixing, division of markets, and group boycotts and refusals to deal. The managed care network contracting activities which are the Company's main business are susceptible to antitrust challenge. The Department of Justice and the Federal Trade Commission have published guidelines for the formation and activities of managed care contracting networks, and the Company intends to comply with those guidelines in developing networks. However, there is no assurance that review of the Company's business by courts or state or federal regulatory authorities, or private antitrust challenges by competitors, will not result in a determination that could adversely affect the operation of the Company and its managed care networks.

     States heavily regulate the activities of insurance companies and health maintenance organizations. The Company is not registered as an insurance company or HMO with any state, and does not believe that its activities constitute the business of insurance, but there can be no assurance that state regulators might not challenge some of the Company's present or future activities as falling within the business of insurance, or that the Company might not be required to become a licensed insurer at some time in the future. See "Risk Factors--Regulation." Some states impose requirements on entities which contract with HMOs and insurers, and such requirements might impose significant costs on the business of the Company, which might adversely affect the business or operations of the Company.


     FUTURE REGULATION.


     The health care industry is subject to extensive regulation and is in a state of change. A variety of legislative proposals substantially to reform the payment for and delivery of health care services have been presented at both the Federal and state levels in the past several years. Among issues addressed by such legislation have been means to control or reduce public and private spending on health care, to reform the payment methodology for health care goods and services by both the public (Medicare and Medicaid) and private sectors, limitations on federal spending for health care benefits, and universal access to health care. Reform proposals may continue to be considered by the legislatures of both the United States and states in the future; however, it is uncertain what proposals may be made in the future or whether any such proposals will be enacted as law. Elements of reform proposals, if acted upon by Federal, State or private Payors for health care goods and services, may result in reduced or limited payment for health care services or in controlled or limited access to certain health care services generally. There can be no assurance what effect such reforms may have on the business of the Company, and no assurance can be given that any such reforms would not have an adverse effect on the Company's revenues and/or earnings. There can be no assurance that future statutes or regulations, or future interpretations of existing statutes or regulations, will not make it difficult or impossible for the Company to conduct its business in the manner presently contemplated and described herein. In any such event, the management of the Company will attempt to restructure the business of the Company in order to comply with any such new statutes, regulations or interpretations. There can be no assurance, however, that the Company will be able to do so, or that such restructuring will not adversely impact the business of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:

NAME                                 AGE   POSITION WITH THE COMPANY
----------------------------------   ---   --------------------------------------------------------------------
Scott M. Rifkin, M.D. ............   37    Chairman, Director, Executive Vice President and Director of
                                             Development
Stewart B. Gold...................   54    President and Chief Executive Officer and Director
John R. Dwyer, Jr.................   40    Executive Vice President, Chief Financial Officer, Treasurer and
                                             Director
Alan L. Kimmel, M.D. .............   42    Executive Vice President for Medical Policy and Practice; Medical
                                             Director and Director
Paul A. Serini....................   38    Executive Vice President of Strategic Operations and Director of
                                             Legal Affairs, Secretary and Director
Beth A. Beale.....................   41    Vice President of Managed Care Operations
Kyle R. Miller....................   34    Vice President of Finance
Theresa A. Spoleti................   37    Vice President of Managed Care Products and Services
Thomas F. Mapp....................   40    Vice President and Corporate Counsel
James A. Gast.....................   34    Vice President of Administration
Robert Ancona, M.D. ..............   48    Director
Linda A. Dembiec..................   42    Director
Mark H. Eig, M.D. ................   46    Assistant Medical Director and Director
John W. Ellis, CPA................   43    Director
Howard I. Goldman, M.D............   42    Assistant Medical Director and Director
Robert G. Graw, Jr., M.D..........   55    Vice President of Physician Practice Operations and Director
Richard R. Howard.................   47    Director
William D. Lamm, M.D. ............   43    Assistant Medical Director and Director
Peter J. LoPresti, D.O............   33    Director
J. David Nagel, M.D...............   56    Director
John S. Prout.....................   46    Director
D. Alexander Rocha, M.D...........   40    Director
Robert S. Zetzer..................   65    Director


     Scott M. Rifkin, M.D. is the Chairman, Executive Vice President and Director of Development and a Director of the Company. Dr. Rifkin is a co-founder of Baltimore Medical Group, LLC and currently is the President and a Management Committee member of Baltimore Medical Group, LLC. Baltimore Medical Group, LLC was founded in February 1995. Dr. Rifkin has also served as Medical Director of Fairfield Nursing Center since 1989 and as Director of Pre-Admission Consultation Service at Union Memorial Hospital since 1990. Dr. Rifkin has been engaged in the private practice of medicine since 1988. Dr. Rifkin is also an expert in long-term care issues and has advised the State of Maryland on this subject.


     Stewart B. Gold is the Chief Executive Officer, President and a Director of the Company. Prior to joining the Company in 1994, Mr. Gold was CEO and President of Veritus Services Inc., an arm of Blue Cross of Western Pennsylvania from 1992 to 1993, where he was responsible for for-profit ventures in managed care, utilization and information systems. From 1991 to 1992, Mr. Gold served as President and Chief Executive Officer of Health Care Affiliated Services, Inc.


     John R. Dwyer, Jr., is the Executive Vice President, Chief Financial Officer, and Treasurer of the Company, and has been a Director of the Company since May 1996. Prior to joining the Company in May 1996, he was a principal in the Washington based private investment bank of Graham, Hamilton & Dwyer, Inc. Before joining Graham, Hamilton & Dwyer, Inc. in October 1990, Mr. Dwyer was the President of Dimetrics, Inc., a wholly-owned subsidiary of Talley Industries in California, a position he held since August 1987. Before joining Dimetrics, Inc., Mr. Dwyer was the President of Merrick East, Inc. from April 1985 to July 1987, an entity subsequently acquired by Dimetrics. Before joining Merrick East, Inc., Mr. Dwyer practiced law with Arent, Fox, Kinter, Plotkin and Kahn in Washington, D.C. from September 1981 to March 1985.

     Alan L. Kimmel, M.D. serves as the Executive Vice President for Medical Policy and Practice, Medical Director and a Director of the Company. Dr. Kimmel is a co-founder of Baltimore Medical Group and the Company, is the Chairman of Baltimore Medical Group and has had an active clinical practice of Internal Medicine in Baltimore since 1982. Dr. Kimmel's professional memberships include American College of Physicians, American Society of Internal Medicine, Baltimore City Medical Society and the Southern Medical Association.

     Paul A. Serini is the Company's Executive Vice President of Strategic Operations and Director of Legal Affairs, a position he has held since February 1995, and has been a Director of the Company since May 1996. From 1990 to 1995, Mr. Serini was a partner in the Baltimore and Washington offices of the law firm of Venable, Baetjer and Howard, LLP, where he headed the business transaction group's Health Care Strategic Business Unit.

     Beth A. Beale has been the Company's Vice President of Managed Care Operations since January of 1996. Prior to joining the Company in 1995, from 1991 to 1995 Ms. Beale was employed as the Vice President/Management Director of HRS Maine, Inc., a joint venture company owned by Blue Cross of Western Pennsylvania and Blue Cross/Blue Shield of Maine. HRS Maine provides health care and workers' compensation cost management services for 200,000 employees.

     Kyle R. Miller, the Company's Vice President of Finance, joined the Company in August 1996. From 1984 until he joined the Company, Mr. Miller was employed by Arthur Andersen, LLP, CPAs where he was a senior manager in the firm's health care audit and business consulting division. Mr. Miller is a member of the American Institute of Certified Public Accountants (AICPA).

     Theresa A. Spoleti is the Company's Vice President of Managed Care and Services, a position she has held since January of 1996. Prior to joining the Company in 1995, Ms. Spoleti was Director of Management Services Organization, then Director of Physician Alliances, at Greater Baltimore Medical Center, from 1992 to June of 1995. From 1987 to 1992 she was a principal in Management Consulting at Health Care Systems Associates (HSA), Inc. in Potomac Maryland.

     Thomas F. Mapp serves as Vice President and Corporate Counsel of the Company. Prior to joining the Company in 1995, he was in the private practice of law. From 1986 to 1994, Mr. Mapp practiced with the law firm of Venable, Baetjer and Howard, LLP.

     James A. Gast serves as Vice President of Administration. He has been with the Company since February of 1996. Prior to joining the Company Mr. Gast served as Corporate Counsel at The Bank of Baltimore from September 1991 until the bank was acquired by First Fidelity Bancorporation. From 1988 to 1991, Mr. Gast served as Corporate Counsel at Hale Intermodal Transport Co., an international shipping company.

     Robert Ancona, M.D. has served as a Director of the Company since February of 1995. Dr. Ancona has been a physician in private practice since 1979.

     Linda A. Dembiec has served as a Director of the Company since January 1996. Currently, she serves as Senior Vice President and Chief Financial Officer of Medical Mutual Liability Insurance Society of Maryland, where she has served since June 1990. Ms. Dembiec is a member of the Board of Directors of Mid-Atlantic Medical Insurance Company. Ms. Dembiec is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

     Mark H. Eig, M.D. has served as Director of the Company and Assistant Medical Director since May 1996. Dr. Eig has practiced internal medicine and critical care medicine in Silver Spring, Maryland since 1980. Dr. Eig currently serves on the Board of Directors for the Jewish Social Service Home Health Agency and as the Chairman for their Utilization Review Committee and Professional Advisory Committee. Dr. Eig also serves as the Chairman for Holy Cross Hospital Pharmacy and Therapeutics Committee and Montgomery County Medical Society Emergency Medical Service Committee.

     John W. Ellis, CPA has served as a Director of the Company since February 1995. Mr. Ellis is currently the Chief Financial Officer and Treasurer of St. Joseph Medical Center, Inc., a position he has held since June 1992. Prior to joining St. Joseph Medical Center, Mr. Ellis served as Vice President, Finance of Maryland General Hospital from June 1989 to June 1992.

     Howard I. Goldman, M.D. has served as a Director of the Company and as Assistant Medical Director since July 1995. Dr. Goldman has been a physician in private practice since 1991.

     Robert G. Graw, Jr., M.D. is a Director of the Company, a position he has held since May 1996. He has been in the private practice of General Pediatrics and Pediatric Hematology and Oncology since 1975 in Davidsonville, Maryland. Since April 1996, Dr. Graw has served as the Company's Vice President of Medical Practice Operations. Dr. Graw is currently

President and Managing Partner of the Pediatric Group, President of Nighttime Pediatrics, Inc. and Nighttime Pediatrics North, and the Medical Advisor for the Hospice Program, Anne Arundel General Hospital in Annapolis, Maryland.

     Richard R. Howard has served as a Director of the Company since September 1996. He has served as a director of Genesis Health Ventures, Inc. since May 1985 and as Chief Operating Officer of Genesis Health Ventures, Inc. since June 1986. He joined Genesis Health Ventures, Inc. in September 1985 as Vice President of Development. Mr. Howard's background in healthcare includes two years as the Chief Financial Officer of HGCC. Mr. Howard's experience also includes over ten years with Fidelity Bank, Philadelphia, Pennsylvania and one year with Equibank, Pittsburgh, Pennsylvania.

     William D. Lamm, M.D. has served as a Director of the Company since May 1996 and has been in the private practice of medicine since 1983. Dr. Lamm's professional memberships include The American Medical Association, the American Academy of Family Practice and the Medical and Chirurgical Faculty of Maryland. Dr. Lamm is President of the Medical Staff at Memorial Hospital and is on the Board of Trustees with both Memorial Hospital and Western Maryland Health System. Dr. Lamm has served as the Chairman of Cumberland Valley Medical Group, LLC and Assistant Medical Director of the Company since May 1996.

     Peter J. LoPresti, D.O. is a Director of the Company, a position he has held since February 1995. Dr. LoPresti has been a physician in private practice since 1992.

     J. David Nagel, M.D. has served as a Director of the Company and as Director of Legislative Affairs since February 1995. Dr. Nagel has been in the private practice of medicine since 1968 and is a past president of the Medical and Chirurgical Faculty of Maryland.

     John S. Prout is a Director of the Company, a position he has held since February 1995. Mr. Prout currently serves as President and Chief Executive Officer of St. Joseph Medical Center, Inc., where he has served since July 1994. From 1988 to 1993, Mr. Prout was Executive Vice President, Little Company of Mary Hospital and Health Care Centers in Evergreen Park, Illinois.

     D. Alexander Rocha, M.D. has served as a Director of the Company since May 1996 and is currently the President of North Carroll Family Physicians, where he has served since November 1989. Dr. Rocha has been Chairman of Carroll Medical Group, LLC since November 1995.


     Robert S. Zetzer has served as a Director of the Company since January 1996. Mr. Zetzer is a Licensed Property and Casualty Insurance Advisor in Maryland. He was appointed to Medical Mutual Liability Insurance Society of Maryland's Board of Directors, in July 1975, by the Governor of Maryland. Mr. Zetzer is currently a member of the Boards of Directors of Medical Mutual Liability Insurance Society of Maryland, Mid-Atlantic Medical Insurance Company, and Med-Lantic Management Services, Inc. and serves as Chairman of the Audit Committee for both companies. He also serves on Medical Mutual's Executive Committee. Mr. Zetzer formerly served as President of Stanley-Schuchhardt, Inc./Zetzer Insurance in Baltimore, from 1948 to 1993, and as President of the Grand Central Insurance Company in Maryland from 1958 to 1968. A graduate of the University of Baltimore, Mr. Zetzer is a Lieutenant Colonel (Comptroller), U.S. Air Force Reserve (Retired).



     COMMITTEES OF THE BOARD OF DIRECTORS.


     The Board of Directors has established an Audit Committee and a Compensation Committee.


     AUDIT COMMITTEE: The Audit Committee has responsibility for reviewing and supervising the financial controls of the Company. The Audit Committee makes recommendations to the Board of Directors regarding the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices and meets with the Company's independent public accountants. The members of the Audit Committee are Messrs. Gold, Ellis, Dwyer, Serini, Ms. Dembiec, and Dr. Graw.



     COMPENSATION COMMITTEE: The Compensation Committee has the responsibility for reviewing the performance of officers of the Company and recommending to the Board of Directors of the Company annual salary, option grants, and bonus amounts for all officers of the Company. The Compensation Committee also has the responsibility for oversight and administration of the Company's long-term incentive plans and other compensatory plans. The members of the Compensation Committee are Messrs. Gold and Ellis, Ms. Dembiec, and Drs. Rifkin and Eig.



     DIRECTOR COMPENSATION.


     The Company does not currently pay the Directors any fees for serving on the Board of Directors, although the Company may consider a change in this policy in the future.

EXECUTIVE COMPENSATION


     COMPENSATION SUMMARY.


     The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers during the fiscal year ended June 30, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                                                 LONG-TERM
                                                                                                                COMPENSATION
                                                                                                                ------------
                                                                                                                 SECURITIES
                                                                                   ANNUAL COMPENSATION (1)       UNDERLYING
                                                                                   -----------------------      OPTION/SARS
                                                                                   SALARY($)      BONUS($)         (#)(2)
                                                                                   ---------      --------      ------------
Stewart B. Gold,
Chief Executive Officer.........................................................   $ 203,848      $109,856               0
Paul A. Serini,
Executive Vice President........................................................     165,885        37,125          50,080
Scott M. Rifkin, M.D.,
Chairman and Executive Vice President...........................................     126,923        65,068         100,000
Allan C. Sanders, CPA,
Vice President of Financial Affairs (3).........................................     114,664        21,750          22,550
Theresa A. Spoleti,
Vice President of Managed Care Products and Services............................     110,000        57,500          20,000


---------------
(1) In accordance with SEC rules, perquisites constituting less than the lesser of $50,000 or 10% of the total salary and bonuses are not reported.

(2) See "Option Grants," "Option Exercises and Year-End Values" and "Omnibus Stock Option Plan" for disclosure regarding outstanding stock options.

(3) Mr. Sanders resigned from the Company effective July 23, 1996.


     OPTION GRANTS.


     Options granted to the Named Executive Officers during the fiscal year ended June 30, 1996 are set forth in the following table. For disclosure regarding the terms of stock options, see "Stock Option Plans." No stock appreciation rights ("SARs") were granted during the fiscal year ended June 30, 1996.

                                                                                                                      POTENTIAL
                                                                                                                      REALIZABLE
                                                                                                                      VALUE
                                                                                                                       AT
                                                                                                                      ASSUMED
                                                                                                                      ANNUAL
                                                                                                                      RATES
                                                                                                                      OF
                                                             OPTIONS GRANTS IN LAST FISCAL YEAR                       STOCK
                                                                      INDIVIDUAL GRANTS                               PRICE
                                             -------------------------------------------------------------------      APPRECIATION
                                               NUMBER OF          PERCENT OF                                           FOR
                                                 SHARES          TOTAL OPTIONS                                        OPTION
                                               UNDERLYING         GRANTED TO          EXERCISE                        TERM(3)
                                                OPTIONS            EMPLOYEES           PRICE          EXPIRATION      -----
NAME                                         GRANTED(#)(1)        IN FY 1996        ($/SHARE)(2)         DATE         5%($)
------------------------------------------   --------------      -------------      ------------      ----------      -----
Stewart B. Gold...........................            0                  0               N/A                N/A        N/A
Paul A. Serini............................       50,080               24.9%              .01           08/09/05        356
Scott M. Rifkin, M.D......................            0                  0               N/A                N/A        N/A
Allan C. Sanders, CPA.....................       22,550(4)            11.2%              .01           08/09/05        160
Theresa A. Spoleti........................       20,000                9.9%              .01                   (5)     126


NAME                                        10%($)
------------------------------------------  ------
Stewart B. Gold...........................    N/A
Paul A. Serini............................    928
Scott M. Rifkin, M.D......................    N/A
Allan C. Sanders, CPA.....................    417
Theresa A. Spoleti........................    319


---------------
(1) Options are exercisable April 1, 1996 and 40% of the shares vest immediately and 60% vest at 1/48 per month beginning May 15, 1996.

(2) The exercise price of each option was the fair market value of the underlying Common Stock on the date of the grant, as determined by the Board of Directors of the Company.

(3) Future value of current-year grants assuming the indicated percentage rates per year over the applicable option term. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

(4) 12,550 of such options were terminated as of July 23, 1996.

(5) 10,000 options expire on 08/09/05 and 10,000 options expire on 10/17/05.

     OPTION EXERCISES AND YEAR-END VALUES.



     No stock options were exercised by the Named Executive Officers during the fiscal year ended June 30, 1996. There were no SARs outstanding during the fiscal year ended June 30, 1996. The following table sets forth certain information regarding unexercised options held by each of the Named Executive Officers as of June 30, 1996:


                                                                      AGGREGATED FISCAL YEAR-END OPTION VALUES
                                                                   -----------------------------------------------
                                                                                                        VALUE OF
                                                                                                       UNEXERCISED
                                                                                                       IN-THE-MONEY
                                                                        NUMBER OF SECURITIES           OPTIONS
                                                                       UNDERLYING UNEXERCISED           AT FISCAL
                                                                   OPTIONS AT FISCAL YEAR-END(#)       YEAR-END($)(1)
                                                                   ------------------------------      -----------
NAME                                                               EXERCISABLE      UNEXERCISABLE      EXERCISABLE
----------------------------------------------------------------   -----------      -------------      -----------
Stewart B. Gold.................................................           0              0                   N/A
Paul A. Serini..................................................      50,080              0             $ 149,739
Scott M. Rifkin.................................................     100,000              0             $ 299,000
Allan C. Sanders, CPA...........................................      22,550(2)           0             $  67,424
Theresa A. Spoleti..............................................      20,000              0             $  59,800


NAME                                                              UNEXERCISABLE
----------------------------------------------------------------  -------------
                                                                   <C
Stewart B. Gold.................................................          N/A
Paul A. Serini..................................................          N/A
Scott M. Rifkin.................................................          N/A
Allan C. Sanders, CPA...........................................          N/A
Theresa A. Spoleti..............................................          N/A


---------------
(1) Value determined by the Board of Directors of the Company.

(2) 12,550 options were canceled as of July 23, 1996.


     STOCK OPTION PLANS.



     OMNIBUS STOCK OPTION PLAN:


     On August 9, 1995, the Company adopted the Omnibus Stock Option Plan (the "Omnibus Plan"). All employees, officers, directors and other key contributors to the Company may participate in the Omnibus Plan. The aggregate number of shares of Common Stock which may be issued under the Omnibus Plan is 6,175,000. The Omnibus Plan authorizes the grant of options to purchase Common Stock intended to qualify as incentive stock options or non-qualified options as well as stock appreciation rights and restricted or unrestricted share awards. The Omnibus Plan is administered by the Compensation Committee of the Board of Directors which, subject to the provisions of the Omnibus Plan, has full authority (i) to select the individuals to participate in the Omnibus Plan, (ii) grant awards provided under the Omnibus Plan, (iii) modify, renew or extend outstanding grants in accordance with the Omnibus Plan, (iv) interpret the Omnibus Plan, and (v) adopt, amend or rescind rules and regulations for carrying out the Omnibus Plan.


     The option exercise price for each option is determined by the Compensation Committee, but in the case of incentive stock options shall not be less than 100% of the fair market value of the shares on the grant date and in the case of non-qualified stock options shall be as determined by the Compensation Committee. Incentive stock options may be granted only to employees of the Company. The terms of each option may not exceed ten years from the grant date. As of the date of this Prospectus, the Company has granted options to purchase 200,880 shares of Class A Common Stock under the Omnibus Plan and authorized the issuance of additional options to purchase 5,000 shares of Class A Common Stock. The exercise price of 130,880 of such options granted is $.01 per share, and 70,000 options have an exercise price of $11.00 per share. Of such options, 85,130 were granted on August 10, 1995, 33,250 shares were granted on October 18, 1995, 12,500 were granted on December 21, 1995, and 70,000 were granted in May 1996. In April 1996, 2,500 options terminated due to termination of employment as of June 1, 1996, 5,000 options were terminated June 30, 1996 due to termination of employment, and 12,550 were terminated July 23, 1996 due to termination of employment. As of the date of this Prospectus, 180,830 options to purchase Class A Common Stock were issued and outstanding. The Company also has granted options to purchase 117,000 shares of Class B Common Stock. 100,000 of such options were issued in February 1995 at an exercise price of $.01 per share, 5,000 of such options were issued as of October 1, 1995 at an exercise price of $.01 per share, 3,000 of such options were issued on July 1, 1996 at an exercise price of $.01 per share, 3,000 of such options were issued on September 12, 1996 at an exercise price of $15.00 per share, 2,000 of such options were issued on October 1, 1996 at an exercise price of $15.00 per share and 4,000 of such options were issued on October 3, 1996 at an exercise price of $15.00 per share.



     Pursuant to the Omnibus Plan, the Company may award shares of Common Stock to such participants and in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. Restricted shares may be issued pursuant to the Omnibus Plan, subject to forfeiture if the restrictions do not lapse.


     The Company may also grant to any participant who holds an outstanding stock option the right to surrender such option (to the extent such option is otherwise exercisable) and to receive from the Company an amount equal to the excess, if any, of the fair market value of the Class A Common Stock with respect to which such option is surrendered on the date of such surrender over the exercise price of the surrendered option.

     Unless earlier terminated, the Omnibus Plan will terminate in 2005.


     ISSUANCE OF WARRANTS:


     On December 1, 1995, the Company issued to Medical Mutual Liability Insurance Society of Maryland warrants to purchase 88,889 shares of Class A Common Stock of the Company at an exercise price of $5.625 per share and issued to each of Stephen Graham, Andrew Hamilton and John Dwyer, a director of the Company, warrants to purchase 8,000 shares each of Class A Common Stock of the Company at an exercise price of $11.25 per share.


     EMPLOYMENT AGREEMENTS:



     The Company has entered into employment agreements with Messrs. Gold, Serini and Sanders, Dr. Rifkin and Ms. Spoleti.


     Pursuant to the employment agreement with Mr. Gold, Mr. Gold receives a 1996 base salary of $200,000 per annum, a $75,000 bonus and at least 40% of the Company's bonus pool (the "Bonus Pool"). The Bonus Pool will be equal to 10% of the amount of the excess, if any, of operating revenues of the Company over its operating expenses. Mr. Gold has the authority and discretion to determine awards to be made from the remainder of the Bonus Pool to employees of the Company, including himself. Mr. Gold also received 150,000 shares of Class A Common Stock (currently 600,000 shares as a result of the August 1995 stock split), in which Mr. Gold was fully vested in May 1996. The employment agreement with Mr. Gold terminates in April of 2000, and unless notice of termination is given will be automatically extended for succeeding 12 month periods. In the event that Mr. Gold is terminated by the Company other than for "cause," he will be entitled to all or a portion of his base salary and bonus in accordance with the terms of his employment agreement.


     Pursuant to the employment agreement with Mr. Serini, Mr. Serini receives a base salary of $175,000 per annum. Mr. Serini will be entitled to participate in the Bonus Pool to the extent determined by the Chief Executive Officer, and the standards by which such bonus will be determined for each applicable year will be established upon agreement between Mr. Serini and the Chief Executive Officer. For 1996, the Company and Mr. Serini have agreed upon a base bonus of at least $50,000. Pursuant to the employment agreement, Mr. Serini received an option to purchase 50,080 shares of Class A Common Stock. Mr. Serini may exercise such option beginning on April 1, 1996, and will become fully vested in such shares in April of 2000, or earlier under certain circumstances. The employment agreement with Mr. Serini terminates in April of 2000, and unless notice of termination is given will be automatically extended for succeeding 12 month periods. In the event that Mr. Serini is terminated by the Company other than for "cause," he will be entitled to all or a portion of his base salary and bonus in accordance with the terms of his employment agreement.


     Pursuant to the employment agreement with Mr. Sanders, Mr. Sanders received a base salary of $112,500 per annum. Pursuant to a stock option agreement, Mr. Sanders received an option to purchase 22,550 shares of Class A Common Stock. In connection with Mr. Sanders' resignation, 12,500 of such options were canceled. The remaining 10,000 options are fully vested and exercisable. Mr. Sanders resigned from the Company effective July 23, 1996 and his employment agreement was terminated as of that date.


     Pursuant to the employment agreement with Dr. Rifkin, Dr. Rifkin receives a base salary of $100,000 per year and at least 5% of the Bonus Pool. Dr. Rifkin also received 100,000 shares of the Company's Class A Common Stock and was granted an option to purchase an additional 100,000 shares of the Company's Class B common stock that will vest upon the earlier to occur of (i) a Change in Control of the Company, (ii) termination of his employment without cause or under circumstances constituting "constructive termination", or (iii) December 9, 1996. The employment agreement with Dr. Rifkin terminates in April 2000, and unless notice of termination is given, will be automatically extended for succeeding 12 month periods on the same terms as previously in effect. In the event that Dr. Rifkin's employment is terminated by the Company other than "for cause," he will be entitled to all or a portion of his base salary and bonus in accordance with the terms of his employment agreement.



     Pursuant to the employment agreement with Ms. Spoleti, Ms. Spoleti received a base salary of $110,000 per year through June 4, 1996 and receives a Base Salary of $140,000 per year thereafter. Ms. Spoleti is entitled to participate in the Bonus Pool to the extent determined by the Chief Executive Officer, and the standard by which such bonus will be determined for each applicable year will be established upon agreement between Ms. Spoleti and the Company. Under the agreement, Ms. Spoleti was granted an option to purchase 10,000 shares of Class A Common Stock and is eligible to participate in the Company's Omnibus Stock Option Plan and receive options upon attainment of certain performance criteria. The employment agreement with Ms. Spoleti terminates in June 1998, and unless notice of termination is given, will be automatically extended for succeeding 12 month periods on the same terms as previously in effect. In the event that Ms. Spoleti's employment is terminated by the Company without cause, she will be entitled to accrued Base Salary and benefits and an amount equal to the Base Salary that would have been payable through the end of the contract term, and options held by Ms. Spoleti will become fully vested and exercisable, all in accordance with the terms of her employment agreement.



     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.


     Mr. Gold, the Company's President and Chief Executive Officer, is the only officer or employee of the Company who serves on the Compensation Committee. During the last completed fiscal year, the members of the Compensation Committee were Messrs. Gold and Ellis, Ms. Dembiec and Dr. LoPresti. See " --Employment Agreements" and "Certain Transactions."

STOCKHOLDERS AGREEMENT

     In December 1995, the "Management Stockholders" (consisting of Mr. Gold and Drs. Rifkin and Kimmel), Medical Holdings Limited Partnership ("MHLP"), St. Joseph Medical Center ("SJMC"), Medical Mutual Liability Insurance Society of Maryland ("Med Mutual"), Med-Lantic Management Services, Inc., Genesis Health Ventures, Inc. ("Genesis") and certain physician stockholders of the Company (collectively, the "Stockholders") entered into a Stockholders Agreement, which was amended in September 1996 (the "Stockholders Agreement") to which the Company is also a party which governs certain aspects of the Company's management plans and operations.

     Pursuant to the Stockholders Agreement, each of the Stockholders has agreed to sell and transfer the stock of the Company held by them only pursuant to such agreement. The Stockholders Agreement provides that upon the occurrence of the termination of employment of any Management Stockholders (other than Drs. Kimmel and Rifkin and except with respect to any "Involuntary Transfer" discussed below), they will sell to the Company all of the stock then registered in the name of such Management Stockholder. In the case of an "Involuntary Transfer" (transfers defined in the Stockholders Agreement which include bankruptcy of a Stockholder or transfer by divorce decree), the Company has the right for a 30 day period to purchase the stock held by such Stockholder. If the employment of Mr. Gold is terminated, then the other Management Stockholders whose employment with the Company has not been terminated have the option for a 60 day period to purchase, in such proportions as they shall agree (or if they cannot so agree, in proportion to their ownership of Class A Common Stock), on terms substantially identical to those set forth in and for a price determined in accordance with the Stockholders Agreement, the stock held by Mr. Gold. If all of Mr. Gold's stock is not purchased by the other Management Stockholders, the Company shall purchase all of Mr. Gold's stock. In such case the price that the Company shall pay shall be as follows: (i) if Mr. Gold's employment is terminated for cause (either pursuant to his employment agreement or pursuant to law), or for reasons not constituting constructive termination, at a price equal to the lower of acquisition cost or $1 per share, or (ii) if Mr. Gold's employment is terminated by death, disability, the expiration of his employment agreement, without good cause, or for reasons constituting constructive termination under his employment agreement, then at an agreed upon price or at a price determined through arbitration. In the event that the Company is required to pay the price described in (ii), the Company, as a condition precedent to the closing of such purchase, shall pay to SJMC and Med Mutual all of the dividends then accrued but unpaid on the Series A Preferred Stock and Series B Preferred Stock, respectively, plus all accrued and unpaid interest thereon.

     In the event that the employment of Drs. Kimmel or Rifkin is terminated (a) by the Company for cause as defined under his employment agreement or under applicable law, or (b) by such employee stockholder for any reason not constituting "constructive termination" as defined in his employment agreement, such Stockholder shall sell to the Company all of the stock then registered in such Stockholder's name, at a price equal to the lower of his acquisition cost per share or $1 per share; provided, that such provisions do not apply to (x) the 100,000 shares held by Dr. Kimmel as of the date of the Stockholders Agreement or, (y) the 100,000 shares held by Dr. Rifkin on the date of the Stockholders Agreement, or (z) the 100,000 shares to be obtained by Dr. Rifkin pursuant to his employment agreement. Upon the death or disability of either Rifkin or Kimmel, such stockholder (or his personal representative) may offer to the other Management Stockholders the option to purchase all of the Class A Common Stock then held on terms substantially identical to those contained in the Stockholders Agreement. If the employment of Kimmel or Rifkin is terminated
(a) by the expiration of his employment agreement, or (b) by the Company without good cause, or (c) for reasons constituting "constructive termination" under their employment agreements, then such Stockholder must sell to the Company all of the Stock then held by such stockholder which is acquired after the date of the Stockholders Agreement at a price to be agreed upon between the parties, or failing such agreement, at a price determined through arbitration. In such event, the Company must pay to SJMC and Med-Lantic all of the dividends then accrued but unpaid on the Series A Preferred Stock and Series B Preferred Stock, respectively, plus all accrued and unpaid interest thereon.

     The Stockholders Agreement also provides that if the employment of Mr. Gold is terminated without good cause or by Mr. Gold for reasons constituting constructive termination, and there occurs a "Change in Control," of the Company within 24 months following such termination, the Company must pay to Mr. Gold, in addition to the purchase price, the value of his fair, allocative share of any consideration that would have been payable to such terminated stockholder as a result of such Change in Control.

     The Stockholders Agreement also provides that each of the holders of Class A Common Stock agrees (i) to vote his shares to elect Stewart Gold, Alan Kimmel and Scott Rifkin as three of the Company's Class A directors for as long as their respective employment agreements are in force and (ii) if then serving as a Class A Director, to offer to resign immediately upon termination of his employment with the Company.


     Purchasers of Securities hereunder also will be required to execute and become a party to the Stockholders Agreement or otherwise be subject to significant contractual restrictions on the resale of such Securities until an initial public offering for cash of Common Stock.


                              CERTAIN TRANSACTIONS

     Drs. Rifkin and Kimmel, who are directors, officers and stockholders of the Company, and Drs. Ancona and Nagel, who are directors of the Company, are members of the management committee, officers and employees of Baltimore Medical Group, LLC. The Company and Baltimore Medical Group, LLC have entered into a PSO Agreement and a Management Services Agreement pursuant to which Baltimore Medical Group, LLC has accrued fees of $365,000 payable to the Company in connection with certain professional management services rendered in 1995 and the first six months of 1996. Dr. Lamm is the Chairman and an employee of Cumberland Valley Medical Group, LLC, and an employee and director of the Company. Dr. Rocha is the Chairman and an employee of Carroll Medical Group and is a Director of the Company.


     The Company has agreed that it would consult with Med Mutual and follow Med Mutual's recommendation regarding the provision of medical malpractice coverage to Equity Physicians and certain of its other Network Physicians. Such decisions include, but are not limited to, the selection of the underwriter, the form of the insurance policy and the premium payment provisions. Med Mutual has agreed to provide medical malpractice coverage to the Company for premiums consistent with its rates as approved by the Maryland Insurance Administration. In addition, Med Mutual will consider alternative insurance programs to meet the Company's special needs and will request the necessary approvals for such alternative programs from the Maryland Insurance Administration. This agreement terminates upon the earlier of a change in control of the Company or termination of the loan guarantee provided by Med Mutual. If the Company breaches this agreement, the Company may be required to pay Med Mutual $400,000 and Med Mutual could require the Company to redeem all or a portion of the Series B Preferred Stock at the price equal to the greater of the fair market value per share or the sum of the issue price per share and all accumulated and unpaid interest and dividends.



     Pursuant to Stock Purchase Agreement dated September 4, 1996 (the "Stock Purchase Agreement"), the Company agreed that it would (i) advise Genesis Health Ventures, Inc., the Company's Series C Preferred stockholder ("Genesis"), of all substantive discussions and plans with respect to the delivery of long term care, pharmacy services, durable medical equipment and home health care services (the "Services") for the Company, (ii) provide Genesis with all information needed by Genesis to submit a proposal to provide the Services and (iii) provide Genesis with an opportunity to provide the Services on commercially reasonable terms. In addition, the Company has agreed that it will not enter into exclusive arrangements with third parties that would preclude Genesis from competing to provide Services to the Company. Genesis and the Company have agreed that commitments regarding the Services shall not prevent the Company from purchasing the Services from third parties other than Genesis.


     Mr. Zetzer, a Director of the Company, is a director of Med Mutual and is a director of its subsidiary Med-Lantic Management Services, Inc., which is the sole holder of the Series B Preferred Stock. Ms. Dembiec, a director of the Company, is Senior Vice President and Chief Financial Officer of Med Mutual.

     Mr. Dwyer, who was named Executive Vice President, Chief Financial Officer and Treasurer of the Company in May 1996, and is a Director of the Company, was previously a principal of Graham, Hamilton & Dwyer ("GHD"), which provides financial advisory services to the Company. In 1995, GHD received $100,000 for such services, and in December 1995, the three principals of GHD each received warrants to purchase 8,000 shares of Class A Common Stock. At that time, Mr. Dwyer was a principal at GHD and provided investment advice to the Company. The Company continues to have a relationship with GHD for the provision of financial advisory services, and GHD may be compensated in an amount up to $340,000 in 1996 in the event that certain financing or acquisition transactions are consummated. Pursuant to his prior affiliation with GHD, Mr. Dwyer will be entitled to receive a portion of any such compensation received by GHD.

                             PRINCIPAL STOCKHOLDERS


     The following tables set forth as of October 4, 1996, certain information with respect to the beneficial ownership of each class of voting stock by: (i) each person known by the Company to beneficially own more than 5% of each such class; (ii) each director of the Company of each such class; (iii) each of the Named Executive Officers of each such class; and (iv) all directors and executive officers of each such class as a group. The Company believes that the beneficial owners of the classes of stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, except as noted below. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares of stock subject to options currently exercisable or exercisable within 60 days of October 4, 1996 ("Current Options") are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.


                              CLASS A COMMON STOCK

                                               NAME                                                  NUMBER     PERCENT OF CLASS
--------------------------------------------------------------------------------------------------   -------    ----------------
Stewart B. Gold...................................................................................   600,000          75.0%
Scott M. Rifkin, M.D..............................................................................   100,000          12.5
Alan L. Kimmel, M.D...............................................................................   100,000          12.5
Paul A. Serini....................................................................................    50,080(1)        5.9
Allan C. Sanders, CPA.............................................................................    10,000(1)        1.2
Directors and executive officers as a group (23)..................................................   887,580(2)        100

---------------
(1) Consists of shares in respect of Current Options.

(2) Includes 87,580 shares in respect of Current Options and warrants to purchase 8,000 shares.

                              CLASS B COMMON STOCK


                                              NAME                                                  NUMBER      PERCENT OF CLASS
------------------------------------------------------------------------------------------------   ---------    ----------------
Medical Holdings Limited Partnership (1)........................................................   2,200,000          87.9%
Directors and executive officers as a group (23)................................................      17,000(2)           (3)


---------------

(1) Drs. Rifkin, Kimmel, Nagel, LoPresti and Ancona, Directors of the Company, are officers or directors of the managing general partner of Medical Holdings Limited Partnership. Includes options for 100,000 shares of Common Stock granted to Dr. Rifkin under his employment agreement.


(2) Represents 16,000 shares and 1,000 shares in respect of Current Options held by Dr. Eig.

(3) Less than 1%.

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                              NAME                                                  NUMBER      PERCENT OF CLASS
------------------------------------------------------------------------------------------------   ---------    ----------------
St. Joseph Medical Center, Inc. (1).............................................................   1,000,000(2)        100%
Directors and Executive Officers as a group (23)................................................           0             0

---------------
(1) Mr. Prout and Mr. Ellis, Directors of the Company, are officers of St. Joseph Medical Center, Inc.

(2) Convertible into 1,000,000 shares of Class C Common Stock, assuming conversion of all Preferred Stock, will equal 56% of the maximum outstanding Class C Common Stock.

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                               NAME                                                  NUMBER     PERCENT OF CLASS
--------------------------------------------------------------------------------------------------   -------    ----------------
Med-Lantic Management Services, Inc. (1)..........................................................   355,556(2)        100%
Directors and Executive Officers as a group (23)..................................................         0             0

---------------
(1) Mr. Zetzer, a Director of the Company, is a director of Medical Mutual Liability Insurance Society of Maryland, Inc., the parent company of Med-Lantic Management Services, Inc. Ms. Dembiec, a Director of the Company, is an officer of Medical Mutual Liability Insurance Society of Maryland, Inc.

(2) Convertible into 355,556 shares of Class C Common Stock, which, assuming conversion of all Preferred Stock, will equal 19.9% of the maximum outstanding Class C Common Stock.

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                               NAME                                                  NUMBER     PERCENT OF CLASS
--------------------------------------------------------------------------------------------------   -------    ----------------
Genesis Health Ventures, Inc. (1).................................................................   428,571(2)        100%
Directors and Executive Officers as a group (23)..................................................         0             0

---------------
(1) Mr. Richard Howard, a Director of the Company, is President and Chief Executive Officer of Genesis Health Ventures, Inc.


(2) Convertible into 428,571 shares of Class C Common Stock, which, assuming conversion of all Preferred Stock, will equal 24% of the maximum outstanding Class C Common Stock. The Company and Genesis Health Ventures, Inc. executed an Option Agreement dated September 4, 1996 pursuant to which the Company may issue Genesis an additional 642,857 shares of Series C Convertible Preferred Stock.



     The following tables set forth certain information with respect to the ownership of the Company by physician stockholders in relation to other stockholders. The information presented assumes conversion of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock to Class C Common Stock.


                  STOCKHOLDERS OF DOCTORS HEALTH SYSTEM, INC.

                                                                                                              PERCENTAGE OF
                                   CLASS A STOCKHOLDERS                                        SHARES           OWNERSHIP
-------------------------------------------------------------------------------------------   ---------    --------------------
Alan Kimmel, M.D. .........................................................................     100,000             2.0
Scott Rifkin, M.D. ........................................................................     100,000             2.0
Stewart B. Gold............................................................................     600,000            11.8

                                   CLASS B STOCKHOLDERS
-------------------------------------------------------------------------------------------
Medical Holdings Limited Partnership.......................................................   2,200,000(1)         43.2
Other Primary Care Physicians..............................................................     304,000             5.9
                                   CLASS C STOCKHOLDERS
-------------------------------------------------------------------------------------------
St. Joseph Medical Center, Inc.............................................................   1,000,000            19.7
Med-Lantic Management Services, Inc........................................................     355,556             7.0
Genesis Health Ventures, Inc...............................................................     428,571             8.4
  Total....................................................................................   5,088,127             100%


---------------

(1) Includes an option to purchase 100,000 shares of the Company's Common Stock pursuant to Dr. Rifkin's employment agreement.


                    PHYSICIAN AND NON-PHYSICIAN OWNERSHIP OF
                          DOCTORS HEALTH SYSTEM, INC.


                                                                                                              PERCENTAGE OF
                                                                                               SHARES           OWNERSHIP
                                                                                             ----------    --------------------
Physicians (Class A and Class B Stockholders).............................................    2,704,000(1)          53.0
Management Stockholders (Stewart B. Gold).................................................      600,000             11.8
Investor Stockholders (St. Joseph Medical Center, Inc., Med-Lantic Management
  Services, Inc., and Genesis Health Ventures, Inc.)......................................    1,784,127             35.2
     Total................................................................................    5,088,127              100%


---------------

(1) Includes an option to purchase 100,000 shares of the Company's Common Stock pursuant to Dr. Rifkin's employment agreement.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company may offer under this Prospectus one or more of the following categories of its Securities: (i) shares of its Class B Common Stock, par value $0.01 per share; (ii) Options to purchase Class B Common Stock; and (iii) any combination of the foregoing, either individually or as units consisting of one or more of the types of Securities described in clauses (i) and (ii). The terms of any specific offering of Securities, including the terms of any units offered, will be set forth in a Prospectus Supplement relating to such offering.


     The Company is authorized to issue 20,700,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), 10,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") 29,050,000 shares of Class C Common Stock, par value $0.01 per share (the "Class C Common Stock") (the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are hereinafter collectively referred to as the "Common Stock"), 1,000,000 shares of Series A Convertible Preferred Stock, par value $5.00 per share (the "Series A Preferred Stock"), 355,556 shares of Series B Convertible Preferred Stock, par value $11.25 per share (the "Series B Preferred Stock"), 1,071,428 shares of Series C Convertible Preferred Stock, par value $17.50 per share (the "Series C Preferred Stock") (the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are hereinafter collectively referred to as the "Preferred Stock"), and 1,000,000 shares of other preferred stock having a par value of one cent ($0.01) per share. Shares of the Preferred Stock are convertible into shares of Class C Common Stock.



     As of October 4, 1996, 800,000 shares of Class A Common Stock are issued and outstanding and held by three holders of record, 2,504,000 shares of Class B Common Stock are issued and outstanding and held by fourteen holders of record, 1,000,000 shares of Series A Preferred Stock are issued and outstanding and held by one holder of record, 355,556 shares of Series B Preferred Stock are issued and outstanding and held by one holder of record and 428,571 shares of Series C Preferred Stock are issued and outstanding and held by one holder of record.


     The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Company's Articles of Amendment and Restatement (the "Charter") and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Subject to the rights, privileges and restrictions described below, each issued and outstanding share of the Common Stock and the Preferred Stock entitles the holder thereof to one vote on all matters to be voted on by the stockholders of the Company. There are no preemptive rights or sinking fund provisions with respect to any of the Company's capital stock.

     All shares of the Company's capital stock are subject to significant restrictions on transfer and will carry a legend to reflect such restrictions.

     Except as permitted by the Stockholders Agreement of the Company and the Charter, the Securities cannot be transferred. The Stockholders Agreement contemplates that the Company may redeem shares of its stock upon an "Involuntary Transfer" resulting generally from the insolvency of a stockholder or upon divorce of an individual stockholder. Voluntary transfers are permitted only after a stockholder offers its stock, upon the same terms and conditions contained in the offer it wishes to accept, to all other stockholders on the terms set out in the Stockholders Agreement. See "Management--Stockholders Agreement." Individual Stockholders may in certain circumstances make estate planning transfers for the benefit of themselves or family members on certain conditions.

COMMON STOCK

     Except as provided in the Charter, holders of Common Stock are entitled to one vote per share with respect to all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in assets available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

CLASS A COMMON STOCK

     The holders of the Class A Common Stock are entitled to elect five of the 18 directors of the Company (each a "Class A Director"). The affirmative vote of a majority of the stock of Class A Common Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect a Class A Director. The holders of Class A Common Stock, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of Class A Common Stock then outstanding may remove any Class A Director by the affirmative vote of 80% of all of the votes entitled to be cast for such Class A Director.

CLASS B COMMON STOCK

     The holders of the Class B Common Stock are entitled to elect eight of the 18 directors of the Company (each a "Class B Director"). The affirmative vote of a majority of the stock of Class B Common Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect a Class B Director. The holders of Class B Common Stock, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of Class B Common Stock then outstanding may remove any Class B Director by the affirmative vote of at least a majority of all of the votes entitled to be cast for such Class B Director. Upon issuance in accordance with the terms of this Prospectus, the shares of Class B Common Stock being offered hereby will be fully paid and non-assessable.

CLASS C COMMON STOCK

     Upon the conversion of all of the Series A Preferred Stock then outstanding into shares of Class C Common Stock, the holders of such Class C Common Stock into which such Series A Preferred Stock has been converted, voting as a single sub-class (the "Series A Subclass"), shall be entitled to elect two of the 18 directors of the Company (each a "Converted Series A Class C Director"). Upon the conversion of all of the Series B Preferred Stock then outstanding into shares of Class C Common Stock, the holders of such Class C Common Stock into which such Series B Preferred Stock has been converted, voting as a single sub-class ("the Series B Subclass"), shall be entitled to elect two of the 18 directors of the Company (each a "Converted Series B Class C Director"). Upon the conversion of all of the Series C Preferred Stock then outstanding into shares of Class C Common Stock, the holders of such Class C Common Stock into which such Series C Preferred Stock has been converted, voting as a single sub-class ("the Series C Subclass"), shall, prior to the Company's 1998 annual meeting of stockholders, be entitled to elect one of the 18 directors of the Company. After the Company's 1998 annual meeting of stockholders, the Company shall have 19 directors, and the Series C Subclass shall be entitled to elect two directors of the Company (each a "Converted Series C Class C Director"). Except with respect to the election of Directors, the affirmative vote of a majority of the stock of Class C Common Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast by such Series A Subclass, Series B Subclass, or Series C Subclass, as the case may be, shall be sufficient to elect a Converted Series A Class C, Converted Series B Class C Director, or Converted Series C Class C Director, respectively. The Series A Subclass, the Series B Subclass, or the Series C Subclass, as the case may be, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of such subclass outstanding may remove the Converted Series A Class C, Converted Series B Class C, or Converted Series C Class C Director, respectively, by the affirmative vote of 80% of all of the votes entitled to be cast for such director.

     The Charter of the Company includes a provision pursuant to which, upon completion of a "Qualified" or "Non-Qualified" Public Offering, each share of the Company's Class A Common Stock, Class B Common Stock, and Class C Common Stock shall be converted, without any action on the part of the stockholder or the Company, into an identical share of the Company's Class A Common Stock, and all special rights granted to the holders of Class A, Class B, and Class C Common Stock and to all holders of Series A, Series B and Series C Preferred Stock shall cease and terminate.

SERIES A, SERIES B AND SERIES C PREFERRED STOCK

     VOTING RIGHTS. Except with respect to the election and removal of directors, every holder of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be entitled to cast that number of votes equal to the full number of shares of Class C Common Stock into which such holder's Preferred Stock is then convertible.

     SERIES A DIRECTORS. The holders of Series A Preferred Stock voting as a single class, are entitled to elect two directors (each, a "Series A Director"). The affirmative vote of a majority of the shares of Series A Preferred Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect Series A Directors. The holders of Series A Preferred Stock, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of Series A Preferred Stock then outstanding, may remove any Series A Director by the affirmative vote of at least 80% of all of the votes entitled to be cast for such Series A Director.

     SERIES B DIRECTORS. The holders of Series B Preferred Stock, voting as a single class, are entitled to elect two directors (each, a "Series B Director"). The affirmative vote of a majority of the shares of Series B Preferred Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect Series B Directors. The holders of Series B Preferred Stock, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of Series B Preferred Stock then outstanding, may remove any Series B Director by the affirmative vote of at least 80% of all of the votes entitled to be cast for such Series B Director.

     SERIES C DIRECTORS. The holders of Series C Preferred Stock, voting as a single class, are entitled to elect one director until the Company's 1998 annual meeting of stockholders and thereafter, shall be entitled to elect two directors (each, a "Series C Director"). The affirmative vote of a majority of the shares of Series C Preferred Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect Series C Directors. The holders of Series C Preferred Stock, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of Series C Preferred Stock then outstanding, may remove any Series C Director by the affirmative vote of at least 80% of all of the votes entitled to be cast for such Series C Director.

     SPECIAL DIRECTOR APPROVAL REQUIREMENT. Pursuant to the Charter, the Company is generally prohibited from taking certain actions without the separate affirmative vote of each of the Series A Directors, Series B Directors, and Series C Directors including (i) the incurrence of certain indebtedness, (ii) amendments of the Charter or By-Laws that adversely affect the holders of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as the case may be, or Class C Common Stock, (iii) with respect to the Series A and Series B Directors, amendments to any of the employment agreements between the Company and a Management Stockholder, or (iv) with respect to the Series C Directors, pay any dividend on the Series A or Series B Preferred Stock prior to September 1, 1998 unless paid in connection with a redemption.


     SPECIAL PREFERRED STOCKHOLDER APPROVAL REQUIREMENT. Pursuant to the Charter, the Company is generally prohibited from taking certain actions (each a "Preferred Stockholder Major Decision") without the separate affirmative vote of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock, represented at a meeting, including (i) the adoption of any business plan of the Company, (ii) the issuance of shares or rights to acquire shares to employees of the Company which, when aggregated with all other such issuances, exceeds 10% of the fully diluted shares of capital stock of the Company (provided; that shares of Class A Common Stock and rights to acquire such shares issued to the Management Stockholders and other executive employees in amounts not to exceed 25% of the fully diluted shares of capital stock of the Company as of December 1, 1995 shall not be counted toward such 10% limitation), (iii) the issuance of shares of capital stock to any person or entity which has legitimate business interests that are materially adverse to the holders of Series A Preferred Stock or the Series B Preferred Stock, as the case may be, (iv) any sale or other disposition of all or any substantial portion of its assets, or
(v) certain mergers or consolidations of the Company, (vi) any underwritten public offering other than an offering which is based upon a total market capitalization of the Company, at the time of such offering, of at least $25 million and from which the Company receives net proceeds of not less than $15 million. Additionally, the separate vote of the holders of Series A Preferred Stock is required for any optional redemption of the Series B Preferred Stock, unless the Company has previously redeemed the Series A Preferred Stock. The Charter provides that notwithstanding the failure to obtain the approval of such Preferred Stockholder Major Decisions, the Company may nonetheless take such actions; provided that the Company provide advance written notice of the action and subject to the right of the holders of each Series of Preferred Stock to require the Company to redeem all of each such Series in accordance with the terms of the Charter.


     REDEMPTION. The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock must be redeemed by the Company (unless such right is waived in writing by the holder of Preferred Stock), or may be redeemed at the request of the holders of Preferred Stock, in a number of different circumstances, including: (i) sale of all or substantially all of the assets of the Company; (ii) the filing by the Company of a voluntary or involuntary petition in bankruptcy, unless dismissed within certain prescribed time periods;
(iii) the default by the Company of any obligation under certain material indebtedness which results in the acceleration of the maturity of such indebtedness or in any action to possess any property or assets of the Company in respect of such indebtedness; (iv) the entry of a material judgment against the Company, which is not dismissed, stayed, or fully bonded within 60 days; (v) the failure by the Company to pay any amount due to the holders of the Preferred Stock when due; (vi) any failure by the Company to perform its other material obligations in respect of the Preferred Stock which is not cured within prescribed time periods; (vii) with respect to the Series C Preferred Stock, upon an initial public offering of the Company's equity securities; and (viii) certain other events, including changes of control of various types.

     CONVERSION. All, but not less than all, of the shares of the Series A and Series B Preferred Stock are convertible, one share for one share (subject to increase if the Company issues shares at a dilutive price), into shares of Class C Common Stock at the option of holders of the Series A and Series B Preferred Stock at any time prior to 5:00 p.m. (EST) on February 24, 2000. However, holders of the Series A Preferred Stock who have not made full payment in cash to the Company for the shares of Series A Preferred Stock may not convert their shares. All, but not less than all, of the shares of Series C Preferred Stock are convertible, one share for one share (subject to increase if the Company issues shares at a dilutive price), into shares of Class C Common Stock at the option of holders of the Series C Preferred Stock at any time. Shares of Preferred Stock will automatically be converted (unless redeemed), one share for one share (subject to dilution adjustments), into shares of Class C Common Stock upon the occurrence of a combination, consolidation or merger transaction involving the Company in which the Company is not the survivor, the sale, exchange or other disposition of all, or substantially all, of the Company's assets, and upon the consummation of any public offering of securities of the Company.

     The special voting and approval rights of the holders of the Preferred Stock and their rights to require the redemption of the Preferred Stock or to convert such Preferred Stock into Class C Common Stock may prevent the Company from consummating one or more transactions, including equity and debt financings that could be beneficial to the Company's stockholders.


     DIVIDENDS. Prior to April 1, 2000, cash dividends at the rate of $0.325 per share per annum accrue on the Series A Preferred Stock. Such dividends are cumulative and will accrue, whether or not earned or declared or payment is legally available, from and after the 24th day of February, 1995 and bear interest on accrued but unpaid amounts at the rate of 6.5% per annum, compounded quarterly. Such accrued dividends and interest are payable only upon the liquidation of the Company or the redemption or conversion of the Series A Preferred Stock and if not paid prior to April 1, 2000, the amount of such accrued but unpaid dividends and interest payments will become an unsecured obligation of the Company. On or after April 1, 2000, holders of the Series A Preferred Stock are entitled to receive, when and as declared by the directors of the Company and when legally available, cash dividends at the per annum rate of 100 basis points over the Wall Street Journal Prime Rate as of the last business day prior to April 1, 2000 based on the original issue price of the Series A Preferred Stock. So long as any shares of Series A Preferred Stock are issued and outstanding, no dividends may be declared and no other distribution may be made, with certain exceptions, with respect to any other class or series of stock or equity interest of the Company without the consent of each director elected by the holders of the Series A Preferred Stock.



     Prior to April 1, 2000, cash dividends at the rate of $1.097 per share per annum accrue on the Series B Preferred Stock. Such dividends are cumulative and will accrue, whether or not earned or declared or payment is legally available, from and after the first day of December, 1995 and bear interest on accrued but unpaid amounts at the rate of 9.75% per annum, compounded quarterly. Such dividends and interest are payable only after all dividends and interest accrued on or with respect to the Series A Preferred Stock have been paid and only upon the liquidation of the Company or the redemption or conversion of the Series B Preferred Stock and if not paid prior to April 1, 2000, the amount of such accrued but unpaid dividends and interest payments will become an unsecured obligation of the Company. On and after April 1, 2000, holders of the Series B Preferred Stock are entitled to receive, when and as declared by the directors of the Company and when legally available, cash dividends at the per annum rate of 100 basis points over the Wall Street Journal Prime Rate as of the last business day prior to April 1, 2000 based upon the original issue price of the Series B Preferred Stock.


     Cash dividends at the rate of $1.40 per share per annum accrue on the issued and outstanding Series C Preferred Stock and cash dividends at the rate of $1.60 per share per annum shall accrue on shares to be issued pursuant to the Option Agreement with Genesis. Such dividends are cumulative and will accrue, whether or not earned or declared or payment is legally available, from and after September 4, 1996 and bear interest on accrued but unpaid amounts at the rate of 8.00% per annum. Such dividends and interest are payable only after all dividends and interest accrued on or with respect to the Series A and Series B Preferred Stock have been paid and only upon the liquidation of the Company or the redemption or conversion of the Series C Preferred Stock and if not paid, the amount of such accrued but unpaid dividends and interest payments will become an unsecured obligation of the Company, bearing interest at the per annum rate of 100 basis points over the Wall Street Journal Prime Rate as of the last business day prior to such liquidation, redemption or conversion. All accrued dividends and unpaid interest on the Series C Preferred Stock shall be canceled and no longer be payable in the event the Company consummates a Qualified Public Offering on or before August 30, 1998 at a price per share of not less than the weighted average price paid or to be paid by the holders of Series C Preferred Stock for all shares of Series C Preferred Stock then outstanding or subject to the Option, plus all accrued but unpaid dividends and interest thereon. So long as any shares of Series C Preferred Stock remain outstanding, no dividends shall be declared or paid upon, nor shall any dividend or other distribution be made with respect to, any shares or any other class or series of stock or equity interest of the Company other than the Series A Preferred Stock or Series B Preferred Stock without the consent of the Series C Preferred Director or Directors.

     The Company may not issue any shares of capital stock which are senior in dividend and/or liquidation rights to the Preferred Stock, and the Preferred Stockholders have certain anti-dilution rights with respect to most issuances of capital stock by the Company which are junior to the Preferred Stock and which are issued for a share price less than the original per share price of the Preferred Stock.

     LIQUIDATION RIGHTS. Upon liquidation of the Company, holders of the Series A Preferred Stock, if any, are entitled to receive a liquidating distribution equal to the greater of (i) the sum of the fair market value per share of the Series A Preferred Stock plus all accrued but unpaid dividends thereon, or (ii) the sum of the original purchase price per share of the Series A Preferred Stock plus all accrued but unpaid dividends thereon. After payment of such preferential amount to the holders of the Series A Preferred Stock, holders of the Series B Preferred Stock, if any, are entitled to receive a liquidating distribution equal to the greater of (i) the sum of the fair market value per share of the Series B Preferred Stock plus all accrued but unpaid dividends thereon, or (ii) the sum of the original purchase price per share of the Preferred Stock plus all accrued but unpaid dividends thereon. After payment of such preferential amount to the holders of the Series A and Series B Preferred Stock, holders of the Series C Preferred Stock, if any, are entitled to receive a liquidating distribution in the amount of $17.50 per share of Series C Preferred Stock issued pursuant to the Stock Purchase Agreement which is then outstanding and $20.00 per share of Series C Preferred Stock issued pursuant to the Option Agreement which is then outstanding, plus all accrued but unpaid dividends and interest thereon. After payment of the preferential liquidation amounts to the holders of Series A, Series B and Series C Preferred Stock, each share of Common Stock is entitled to share ratably with all other shares of Common Stock in the remaining net assets of the Company upon liquidation.

PERMITTED REDEMPTIONS

     The Charter provides that the Company may effect the following redemptions without the consent or approval of any of the Series A Preferred Directors, the Series B Preferred Directors, the Series C Preferred Directors, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock:

           (i) upon the payment in full of all accumulated and unpaid accrued dividends and interest on all outstanding shares of Preferred Stock, redemptions of shares of Class A Common Stock owned by any "Management Stockholders" (Mr. Gold and Drs. Kimmel and Rifkin) only and to the extent required by such Management Stockholder's employment agreement, except that such redemptions may be made without payment of accrued dividends and interest on outstanding shares of Series C Preferred Stock if the Company completes a Qualified Public Offering of its securities prior to August 30, 1998;

           (ii) redemptions of shares of Class A Common Stock owned by any employee (other than a Management Stockholder) when and as approved by the Board or required by law or by the terms of any agreement with such employee;

           (iii) redemptions of Class B Common Stock issued by the Company to MHLP, until such time as there are more than 66 physicians holding limited partnership interests in MHLP;

           (iv) redemptions under any other circumstances expressly contemplated by the Stockholders Agreement, including any amendments thereto (see "Stockholders Agreement");

           (v) certain redemptions of Series A Preferred Stock; or

           (vi) certain redemptions of Series B Preferred Stock in accordance with the Charter; provided, that no such redemption shall be permitted or effected unless and until the Company has elected to redeem all of the issued and outstanding Series A Preferred Stock and the price applicable to such redemption shall have been paid in full or adequate provision made therefor.

          (vii) certain redemptions of Series C Preferred Stock in accordance with the Charter; provided, that no such redemption shall be permitted or effected unless and until the Company has elected to redeem all of the issued and outstanding Series A and Series B Preferred Stock and the price applicable to such redemption shall have been paid in full or adequate provision made therefor.

DESCRIPTION OF OPTIONS


     GENERAL.


     The Company may issue Options for the purchase of Class B Common Stock. Options may be issued independently or together with any other Securities covered by the Registration Statement and offered by this Prospectus and any accompanying Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Options will be issued under a separate agreement (each, an "Option Agreement") to be entered into between the Company and the holder of such Options, all as set forth in the Prospectus Supplement relating to the particular issue of offered Options.

     The applicable Prospectus Supplement will describe the terms of such Options, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Options; (iii) the designation and terms of the Securities with which such Options are being offered, if any, and the number of such Options being offered with each such Security; (iv) if applicable, the date on and after which such Options and the related Securities will be transferable separately; (v) the number of shares of Class B Common Stock purchasable upon exercise of each such Option and the price at which such number of shares of Class B Common Stock may be purchased upon such exercise; (vi) the date on which the right to exercise such Options shall commence and the expiration date on which such right shall expire; (vii) certain federal income tax consequences; and (viii) any other material terms of such Options.

     Prior to the exercise of any Option to purchase Class B Common Stock, holders of such Options will not have any rights of holders of the Class B Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Class B Common Stock purchasable upon such exercise or to exercise any applicable right to vote.


     EXERCISE OF OPTIONS.


     Each Option will entitle the holder thereof to purchase such number of shares of Class B Common Stock, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Options. After the close of business on the expiration date (or such later date to which such Expiration Date may be extended by the Company), unexercised Options will become void.

     Options may be exercised by delivering to the Company payment, as provided in the applicable Prospectus Supplement, of the amount required to purchase the Class B Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Option Certificate. Upon receipt of such payment and the definitive Option Certificates properly completed and duly executed, the Company will, as soon as practicable, issue and deliver the Class B Common Stock purchasable upon such exercise. If fewer than all of the Options represented by such Option Certificate are exercised, a new Option Certificate will be issued for the remaining amount of Options.


     AMENDMENTS AND SUPPLEMENTS TO OPTION AGREEMENTS.


     Each Option Agreement may be amended or supplemented without the consent of the holders of the Options issued thereunder to effect changes that are not inconsistent with the provisions of the Options and that do not adversely affect the interests of the holders of the Options.


     OPTION ADJUSTMENTS.


     Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Class B Common Stock covered by, an Option are subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; and (iii) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below). The terms of any such adjustment will be specified in the related Prospectus Supplement for such Options.


     NO RIGHTS AS STOCKHOLDERS.


     Holders of Options will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company of any other matter, or to exercise any rights whatsoever as stockholders of the Company.

     EXISTING SECURITIES HOLDERS.


     The Company may issue, as a dividend at no cost, such Options to holders of record of the Company's Securities or any class thereof on the applicable record date. If Options are so issued to existing holders of Securities, the applicable Prospectus Supplement will describe, in addition to the terms of the Options and the Securities issuable upon exercise thereof, the provisions, if any, for a holder of such Options who validly exercises all Options issued to such holder to subscribe for unsubscribed Securities (issuable pursuant to unexercised Securities Options issued to other holders) to the extent such Securities Options have not been exercised.

                              PLAN OF DISTRIBUTION


     Securities may be issued from time to time in connection with the affiliation of medical practices with the Company. The Company may sell Securities (a) directly to one or more purchasers, or (b) through agents. A Prospectus Supplement will set forth the specific terms of the offering of the Securities offered thereby, including, without limitation, to the extent applicable (1) in the case of Options, the Class B Common Stock for which each such Option is exercisable, and the exercise price, duration, detachability, restrictions and call provisions of each such Option; and (2) in the case of any offering of Securities, to the extent applicable, the offering price or prices, certain Federal income tax consequences and the agents or dealers, if any, participating in the offering and sale of the Securities.



     It is anticipated that the affiliations of the medical practices will involve (a) in the case of the acquisition of medical practices, the receipt by the Company primarily of enumerated tangible assets of such practices and related contracts and leases, and (b) in the case of contractual arrangements, the receipt of the contractual consideration specified in the relevant contract. The Company will not receive cash proceeds from the issuance of the Securities.



     The terms of an affiliation are determined by negotiations between the Company's representatives and physicians. Factors taken into account in such transactions include the established size, quality and reputation of the practice and the market value of the Company's estimate of the Class B Common Stock. It is anticipated that shares of Class B Common Stock issued in any such affiliation will, in most cases, be valued at a price reasonably related to the current market value of the Class B Common Stock, either at the time that the terms of the affiliation agreement are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares.



     It is not expected that underwriting discounts or commissions will be paid by the Company except that finder's fees may be paid to persons from time to time in connection with specific acquisitions. The Company may issue all or a portion of any offering of its Securities through agents or directly to other purchasers. The related Prospectus Supplement for each offering of Securities will set forth the name of any agents involved in the issuance of such Securities and any applicable fee, commission or indemnification agreement with any such party.



     The Securities issued hereunder will be new issue of securities with no established trading market. The Company does not currently intend to apply for the listing of any Securities on any national securities exchange. No assurance can be given as to the liquidity of the trading market for any such Securities. The Securities offered hereby will be subject to certain contractual restrictions on resale, including the Stockholders Agreement. See "Description of Capital Stock", "Risk Factor--Voting Limitations; Restrictions on Resale of Securities" and "--Absence of Public Market" and "--Penny Stock Rules."


                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by Venable, Baetjer and Howard, LLP, Baltimore, Maryland.

                                    EXPERTS


     The Registrant's financial statements as of June 30, 1996, 1995 and 1994 and for the years then ended included in this Prospectus have been so included in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The statements of operations and cash flows of practices A, B, C and D for the year ended December 31, 1994, practice E for the year ended April 30, 1995, practices F, G and H for the year ended December 31, 1995, the financial statements of practice I as of July 31, 1996 and 1995, and for the years then ended and, the financial statements of practice J as of June 30, 1996 and for the year then ended included in this Prospectus have been so included in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            FINANCIAL STATEMENTS AND

                             REPORT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

                          DOCTORS HEALTH SYSTEM, INC.

                          JUNE 30, 1994, 1995 AND 1996

                         INDEX TO FINANCIAL STATEMENTS


FINANCIAL STATEMENTS                                                                                                      PAGE
                                                                                                                          ----
DOCTORS HEALTH SYSTEM, INC.
Report of Independent Certified Public Accountants.....................................................................    F-3
Consolidated Financial Statements
  Balance Sheets.......................................................................................................    F-4
  Statements of Operations.............................................................................................    F-5
  Statements of Stockholders' Equity...................................................................................    F-6
  Statements of Cash Flows.............................................................................................    F-7
Notes to Consolidated Financial Statements.............................................................................    F-8
Schedule II--Valuation and Qualifying Accounts.........................................................................   F-23

1995 ACQUISITIONS
PRACTICE A (1)
Report of Independent Certified Public Accountants.....................................................................   F-24
Statement of Operations................................................................................................   F-25
Statement of Cash Flows................................................................................................   F-26
Notes to Financial Statements..........................................................................................   F-27

PRACTICE B (1)
Report of Independent Certified Public Accountants.....................................................................   F-29
Statement of Operations................................................................................................   F-30
Statement of Cash Flows................................................................................................   F-31
Notes to Financial Statements..........................................................................................   F-32

PRACTICE C (1)
Report of Independent Certified Public Accountants.....................................................................   F-34
Statement of Operations................................................................................................   F-35
Statement of Cash Flows................................................................................................   F-36
Notes to Financial Statements..........................................................................................   F-37

1996 ACQUISITIONS
PRACTICE D (1)
Report of Independent Certified Public Accountants.....................................................................   F-39
Statement of Operations................................................................................................   F-40
Statement of Cash Flows................................................................................................   F-41
Notes to Financial Statements..........................................................................................   F-42

PRACTICE E (1)
Report of Independent Certified Public Accountants.....................................................................   F-44
Statement of Operations................................................................................................   F-45
Statement of Cash Flows................................................................................................   F-46
Notes to Financial Statements..........................................................................................   F-47

PRACTICE F (1)
Report of Independent Certified Public Accountants.....................................................................   F-49
Statement of Operations................................................................................................   F-50
Statement of Cash Flows................................................................................................   F-51
Notes to Financial Statements..........................................................................................   F-52

PRACTICE G (1)
Report of Independent Certified Public Accountants.....................................................................   F-54
Statement of Operations................................................................................................   F-55
Statement of Cash Flows................................................................................................   F-56
Notes to Financial Statements..........................................................................................   F-57



---------------


(1) The individuals or entities have requested the confidentiality of their financial results.

FINANCIAL STATEMENTS                                                                                                      PAGE
                                                                                                                          ----
PRACTICE H (1)
Report of Independent Certified Public Accountants.....................................................................   F-59
Statement of Operations................................................................................................   F-60
Statement of Cash Flows................................................................................................   F-61
Notes to Financial Statements..........................................................................................   F-62

PROBABLE ACQUISITIONS

PRACTICE I (1)
Report of Independent Certified Public Accountants.....................................................................   F-64
  Balance Sheets.......................................................................................................   F-65
  Statements of Operations.............................................................................................   F-66
  Statements of Stockholders' Equity...................................................................................   F-67
  Statements of Cash Flows.............................................................................................   F-68
Notes to Financial Statements..........................................................................................   F-69



PRACTICE J (1)
Combined Financial Statements
Report of Independent Certified Public Accountants.....................................................................   F-72
  Combined Balance Sheet...............................................................................................   F-73
  Combined Statement of Operations.....................................................................................   F-74
  Combined Statement of Stockholders' Deficit..........................................................................   F-75
  Combined Statement of Cash Flows.....................................................................................   F-76
Notes to Combined Financial Statements.................................................................................   F-77

UNAUDITED PRO FORMA FINANCIAL STATEMENTS
Description............................................................................................................   F-80
Consolidated Pro Forma Financial Statements
  Balance Sheet........................................................................................................   F-81
  Balance Sheet--Supplemental Schedules
     Acquisitions Completed Subsequent to June 30, 1996................................................................   F-82
     Probable Acquisitions.............................................................................................   F-83
     Notes to Balance Sheet............................................................................................   F-84
  Statement of Operations..............................................................................................   F-85
  Statement of Operations--Supplemental Schedules
     Acquisitions Completed During the Year Ended June 30, 1996........................................................   F-86
     Acquisitions Completed Subsequent to June 30, 1996................................................................   F-87
     Probable Acquisitions.............................................................................................   F-88
     Notes to Statement of Operations..................................................................................   F-89



---------------


(1) The individuals or entities have requested the confidentiality of their financial results.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS AND STOCKHOLDERS
DOCTORS HEALTH SYSTEM, INC.


     We have audited the accompanying consolidated balance sheets of Doctors Health System, Inc. (a Maryland corporation, formerly Baltimore Medical Group, P.A.), as of June 30, 1996, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Doctors Health System, Inc. as of June 30, 1996, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



     We have also audited Schedule II--Valuation and Qualifying Accounts for the years ended June 30, 1996, 1995 and 1994. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.



GRANT THORNTON LLP


Baltimore, Maryland
October 3, 1996

                          DOCTORS HEALTH SYSTEM, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                                                       JUNE 30,     JUNE 30,       JUNE 30,
                                                                                         1994         1995           1996
                                                                                       --------    -----------    -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents (notes 1, 3 and 9)......................................   $104,614    $   131,361    $ 1,400,837
  Accounts receivable (net of allowance of $40,000, $65,000 and $360,000 for
     doubtful accounts, respectively) (notes 1, 2, 6 and 7).........................    338,572        644,413      3,004,629
  Other receivables.................................................................      9,545        219,158        611,025
  Prepaid expenses..................................................................      7,489        163,762        132,752
                                                                                       --------    -----------    -----------
     Total current assets...........................................................    460,220      1,158,694      5,149,243
PROPERTY AND EQUIPMENT, net (notes 1, 2, 5, 6 and 7)................................     50,245        271,460      2,510,301
OTHER ASSETS
  Intangibles (net of accumulated amortization of $0, $33 and $62,917, respectively)
     (notes 1 and 2)................................................................         --          1,287      2,387,150
  Deferred charges (net of accumulated amortization of $0, $9,916, and $151,368,
     respectively) (note 1).........................................................         --        158,084        697,652
  Note receivable (note 4)..........................................................         --             --        300,000
  Accrued interest receivable.......................................................         --         67,752        253,976
  Deposits..........................................................................     10,268        149,563         24,926
                                                                                       --------    -----------    -----------
                                                                                         10,268        376,686      3,663,704
                                                                                       --------    -----------    -----------
     TOTAL ASSETS...................................................................   $520,733    $ 1,806,840    $11,323,248
                                                                                       --------    -----------    -----------
                                                                                       --------    -----------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Notes payable (note 6)............................................................   $109,104    $   118,613    $   353,915
  Current maturities of capital lease obligations (notes 5, 7 and 8)................     13,937         15,524        110,917
  Accounts payable..................................................................     25,092         76,212        350,794
  Accrued medical services..........................................................         --             --        550,520
  Other accrued expenses............................................................     26,627        886,165      2,951,893
                                                                                       --------    -----------    -----------
     Total current liabilities......................................................    174,760      1,096,514      4,318,039
LONG-TERM OBLIGATIONS
  Note payable (note 7).............................................................         --             --      3,400,000
  Notes payable and purchase obligations--related parties (notes 7 and 14)..........         --        584,406      2,077,364
  Capital lease obligations, less current maturities (notes 5, 7 and 8).............     38,227         22,490        330,578
                                                                                       --------    -----------    -----------
                                                                                         38,227        606,896      5,807,942
COMMITMENTS AND CONTINGENCIES (note 9)
REDEEMABLE CONVERTIBLE PREFERRED STOCK (notes 7, 9, 10, and 14)
  6.5% cumulative, Series A, $5 par value, authorized and issued 1,000,000 shares
     (liquidation value $3,500,000).................................................         --      5,113,300      5,438,305
  Less subscription receivable......................................................         --     (3,000,000)    (1,500,000)
                                                                                       --------    -----------    -----------
                                                                                             --      2,113,300      3,938,305
  9.75% cumulative, Series B, $11.25 par value, authorized and issued 355,556 shares
     (liquation value $4,000,000)...................................................         --             --      4,227,526
                                                                                       --------    -----------    -----------
                                                                                             --      2,113,300      8,165,831
STOCKHOLDERS' EQUITY (DEFICIT) (notes 11, 12 and 13)
  Preferred Stock, $.01 par value; authorized 1,000,000 shares, no shares issued....         --             --             --
  Common Stock
     Class A, $1 par value, 1,250 shares issued and outstanding in 1994 and $.01 par value, authorized 20,700,000 shares, issued and outstanding 800,000 shares in
      1995 and 1996, respectively...................................................      1,250          8,000          8,000
     Class B, $.01 par value; authorized 10,000,000; issued and outstanding 0
      shares, 2,200,000 shares and 2,398,000 shares, respectively...................         --         22,000         23,980
     Class C, $.01 par value; authorized 29,050,000; no shares issued...............         --             --             --
     Additional paid in capital.....................................................     17,500       (158,732)     2,079,548
     Retained earnings (accumulated deficit)........................................    288,996     (1,881,138)    (9,080,092)
                                                                                       --------    -----------    -----------
       Total stockholders' equity (deficit).........................................    307,746     (2,009,870)    (6,968,564)
                                                                                       --------    -----------    -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT).........................   $520,733    $ 1,806,840    $11,323,248
                                                                                       --------    -----------    -----------
                                                                                       --------    -----------    -----------



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                          DOCTORS HEALTH SYSTEM, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                           FOR THE YEARS ENDED JUNE 30,
                                                                                     ----------------------------------------
                                                                                        1994          1995           1996
                                                                                     ----------    -----------    -----------
REVENUES
  Net physician revenue (note 15).................................................   $2,166,419    $ 3,315,332    $ 9,902,528
  Global capitation revenue.......................................................           --             --        382,062
                                                                                     ----------    -----------    -----------
                                                                                      2,166,419      3,315,332     10,284,590
                                                                                     ----------    -----------    -----------
EXPENSES
  Physician services and other provider costs.....................................      681,901      1,760,245      4,525,340
  Medical services expense........................................................           --             --        662,671
  Care center costs...............................................................    1,075,365      2,157,549      6,011,470
  General and administrative......................................................      288,621      1,587,481      5,342,429
  Depreciation and amortization...................................................       17,871         35,367        438,143
                                                                                     ----------    -----------    -----------
                                                                                      2,063,758      5,540,642     16,980,053
                                                                                     ----------    -----------    -----------
     Income (Loss) from operations................................................      102,661     (2,225,310)    (6,695,463)

OTHER INCOME (EXPENSE)
  Interest and other income.......................................................       85,442        199,166        291,553
  Interest expense................................................................      (16,153)       (30,690)      (242,513)
                                                                                     ----------    -----------    -----------
                                                                                         69,289        168,476         49,040
                                                                                     ----------    -----------    -----------
     Income (loss) before income taxes............................................      171,950     (2,056,834)    (6,646,423)
  Income tax expense (note 16)....................................................           --             --             --
                                                                                     ----------    -----------    -----------
       NET INCOME (LOSS)..........................................................   $  171,950    $(2,056,834)   $(6,646,423)
                                                                                     ----------    -----------    -----------
                                                                                     ----------    -----------    -----------
Net income (loss) per share.......................................................         $.06          $(.72)        $(2.35)
                                                                                     ----------    -----------    -----------
                                                                                     ----------    -----------    -----------
Pro forma net income (1)..........................................................   $  103,170
                                                                                     ----------
                                                                                     ----------

Pro forma income per share........................................................        $0.03
                                                                                     ----------
                                                                                     ----------
Weighted average number of shares outstanding (note 19)...........................    3,000,000      3,000,000      3,063,205
                                                                                     ----------    -----------    -----------
                                                                                     ----------    -----------    -----------



---------------


(1) Pro forma net income reflects the historical operations for 1994 as if the Company had been treated as a C Corporation with an effective tax rate of 40%.


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                          DOCTORS HEALTH SYSTEM, INC.


           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                         COMMON STOCK--         COMMON STOCK--                       RETAINED
                                            CLASS A                CLASS B           ADDITIONAL     EARNINGS/
                                       ------------------    --------------------     PAID-IN      (ACCUMULATED
                                       SHARES     AMOUNT      SHARES      AMOUNT      CAPITAL        DEFICIT)         TOTAL
                                       -------    -------    ---------    -------    ----------    ------------    -----------
BALANCE AT JUNE 30, 1993............     1,250    $ 1,250           --    $    --    $   17,500    $    117,046    $   135,796
  Net income for the year...........        --         --           --         --            --         171,950        171,950
                                       -------    -------    ---------    -------    ----------    ------------    -----------
BALANCE AT JUNE 30, 1994............     1,250      1,250           --         --        17,500         288,996        307,746
  Net loss for the year.............        --         --           --         --            --      (2,056,834)    (2,056,834)
  Issuance of BMGPA common stock....       200        200           --         --         2,800              --          3,000
  Termination of BMGPA operations...    (1,450)    (1,450)          --         --       (20,300)             --        (21,750)
  Issuance of common stock..........       200          2                                   198                            200
  Cancellation of common stock......      (200)        (2)                                   --                             (2)
  Issuance of common stock (1)......   800,000      8,000    2,200,000     22,000            --              --         30,000
  Issuance costs, Series A Preferred
     Stock..........................        --         --           --         --      (165,000)             --       (165,000)
  Series A Preferred Stock dividend
     accretion......................        --         --           --         --            --        (113,300)      (113,300)
  Members' capital
     contributions..................        --         --           --         --         4,750              --          4,750
  Capital related to acquired
     practices......................        --         --                                 1,320                          1,320
                                       -------    -------    ---------    -------    ----------    ------------    -----------
BALANCE AT JUNE 30, 1995............   800,000      8,000    2,200,000     22,000      (158,732)     (1,881,138)    (2,009,870)
  Net loss for the year.............        --         --           --         --            --      (6,646,423)    (6,646,423)
  Issuance of common stock purchase
     warrants for services (note
     11)............................        --         --           --         --       370,000              --        370,000
  Issuance costs, Series B Preferred
     Stock..........................        --         --           --         --       (90,000)             --        (90,000)
  Issuance of Class B Common
     Stock..........................        --         --      198,000      1,980       592,020              --        594,000
  Series A Preferred Stock dividend
     accretion......................        --         --           --         --            --        (325,005)      (325,005)
  Series B Preferred Stock dividend
     accretion......................        --         --           --         --            --        (227,526)      (227,526)
  Members' capital
     contributions..................        --         --           --         --         6,000              --          6,000
  Capital related to acquired
     practices......................        --         --           --         --     1,360,260              --      1,360,260
                                       -------    -------    ---------    -------    ----------    ------------    -----------
BALANCE AT JUNE 30, 1996............   800,000    $ 8,000    2,398,000    $23,980    $2,079,548    $ (9,080,092)   $(6,968,564)
                                       -------    -------    ---------    -------    ----------    ------------    -----------
                                       -------    -------    ---------    -------    ----------    ------------    -----------


---------------

(1) All DHS share amounts have been restated to give effect to a two-for-one stock split.


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                          DOCTORS HEALTH SYSTEM, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                           FOR THE YEARS ENDED JUNE 30,
                                                                                      ---------------------------------------
                                                                                        1994          1995           1996
                                                                                      ---------    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)................................................................   $ 171,950    $(2,056,834)   $(6,646,423)
  Adjustments to reconcile net income (loss) to net cash provided by (used in)
     operating activities
     Depreciation and amortization.................................................      17,278         35,367        438,143
     Provision for uncollectible accounts receivables..............................      10,000         25,000        295,000
     Loss on disposal of assets....................................................          --         11,603             --
     Changes in assets and liabilities, net of effects of medical practice receivables acquired
       Accounts receivable.........................................................    (168,860)       257,701     (1,271,016)
       Prepaid expenses and other receivables......................................      25,081       (400,834)      (542,581)
       Accounts payable............................................................       6,948         51,120        252,004
       Accrued and other liabilities...............................................      20,400        871,044      2,689,914
       Organizational costs and deferred charges...................................          --       (168,000)      (311,020)
                                                                                      ---------    -----------    -----------
          Net cash provided by (used in) operating activities......................      82,797     (1,373,833)    (5,095,979)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment...............................................     (22,464)      (241,067)    (2,133,391)
  Deposits.........................................................................      (8,485)      (139,295)       127,029
                                                                                      ---------    -----------    -----------
          Net cash used in investing activities....................................     (30,949)      (380,362)    (2,006,362)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from issuance of redeemable convertible preferred stock.............          --      1,835,000      5,410,000
  Net proceeds from issuance of common stock.......................................       3,000            198             --
  Borrowings under notes payable...................................................      48,431             --      3,400,000
  Repayments under notes payable...................................................          --        (36,427)            --
  Principal payments on capital lease obligations..................................     (11,444)       (14,150)       (88,809)
  Payment on notes payable.........................................................          --         (8,429)       (55,374)
  Issuance of note receivable......................................................          --             --       (300,000)
  Members' capital contributions...................................................          --          4,750          6,000
                                                                                      ---------    -----------    -----------
          Net cash provided by financing activities................................      39,987      1,780,942      8,371,817

          Net increase in cash and cash equivalents................................      91,835         26,747      1,269,476
Cash and cash equivalents at beginning of period...................................      12,779        104,614        131,361
                                                                                      ---------    -----------    -----------
Cash and cash equivalents at end of period.........................................   $ 104,614    $   131,361    $ 1,400,837
                                                                                      ---------    -----------    -----------
                                                                                      ---------    -----------    -----------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          JUNE 30, 1994, 1995 AND 1996

NOTE 1--BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS


     Doctors Health System, Inc., a Maryland corporation, and its subsidiaries and affiliates (collectively "the Company") are engaged in operating care centers, managing physician groups and developing a regional integrated health care delivery system through contracts with primary care physicians ("PCPs"), specialist physicians, hospitals and other providers. The Company was incorporated in June, 1994 and commenced operations on February 24, 1995. The Company is the substitute corporate entity formed to reorganize the business of Baltimore Medical Group, P.A. ("BMGPA"). BMGPA was incorporated in January, 1993. The accompanying financial statements reflect the operations of BMGPA prior to the commencement of operations by DHS.



     The Company conducts its operations through the following wholly owned and majority owned subsidiaries and affiliated medical groups under long-term physician service agreements ("PSO Agreements"):


        SUBSIDIARIES


Doctors Health System Primary Care IPA, Inc.                                           100.0% owned
  (inactive during 1996 and 1995)...................................................
Doctors Health System--Medalie Equipment                                               100.0% owned
  Corporation (incorporated in 1996)................................................
Mishner Newco, Inc. (incorporated in January 1996)..................................   100.0% owned
Williams Newco, Inc. (incorporated in May 1996).....................................   100.0% owned
WomanCare IPA, LLC                                                                     87.5% owned
  (formed in May 1995; inactive during 1995)........................................


        AFFILIATES

        Baltimore Medical Group, LLC (Baltimore Medical, formed in February
        1995)
        Carroll Medical Group, LLC (Carroll Medical, formed in November 1995) Cumberland Valley Medical Group, LLC (Cumberland Valley Medical, formed in May 1996)

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

     BASIS OF PRESENTATION/PRINCIPLES OF CONSOLIDATION


     The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries and affiliates. The Company has adopted a June 30th year end. The agreements entered into as part of the acquisitions convey to the Company perpetual, unilateral control over the assets and operation of the various Core Medical Groups (CMGs). The Company's PSO Agreements have a 30 year term with unlimited 10 year renewals. Perpetual control by the Company is evidenced by (i) the Company's exclusive right to manage each CMG's business (other than matters involving clinical judgment and certain health care services), (ii) its control over the admission and withdrawal of the members of the CMGs, (iii) its responsibility for all liabilities and obligations of the CMGs, (iv) its exclusive right to contract for the CMGs, (v) the length of the original term of the PSO Agreements, (vi) the Company's ownership of the assets used by the CMGs,
(vii) a high degree of commonality between the shareholders, officers and directors of the Company and the CMGs, (viii) the continuing investment of capital by the Company, (ix) the employment of and the incurrence of expenses for the non-physician personnel and (x) the nature of the services provided to the CMGs by the Company. Pursuant to the PSO Agreements, the Company provides the CMGs with capital, management expertise, sophisticated information systems and managed care contracts. Notwithstanding the lack of any ownership of the equity interests in such entities, consolidation of the CMGs is necessary to present fairly the financial position and results of operations of the Company because there exists a parent-subsidiary relationship by means other than record ownership of equity interests. All intercompany accounts and transactions have been eliminated in the consolidation.

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

     REVENUES AND MEDICAL SERVICE EXPENSE RECOGNITION


     Net physician revenue of the Company consists primarily of fees for medical services provided by the physicians under fee-for-service type arrangements or under capitated gatekeeper contracts with various managed care payors including health maintenance organizations (HMOs). Fee-for-service revenues are generated from direct patient and third-party billings and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by govenment-sponsored healthcare programs (principally, the Medicare and Medicaid programs), commercial insurance carriers and other health insurance programs. During 1996, the Company estimates that approximately 42% of net physician revenues were received under government-sponsored healthcare programs and 21% were received under various contracts with Blue Shield. The captitated gatekeeper revenue is prepaid monthly based on the number of Enrollees and recognized as net physician revenue during the month when services are provided (normally the same month as receipt).



     In addition, the Company has three global capitated contracts with HMOs whereby it receives monthly capitation fees based on the number of Enrollees electing any one of the Company's primary care physicians. The captitation revenue under these contracts is prepaid monthly based on the number of Enrollees and recognized as global capitation revenue during the month of receipt.



     The Company's commercial capitation contract also includes a provision to share in the risk for hospitalization, whereby the Company can earn additional incentive revenue or incur medical service expenses based upon the Enrollees' utilization of hospital services. Estimated shared-risk amounts receivable or payable from the HMO are recorded based upon hospital utilization and associated costs incurred by assigned HMO Enrollees, compared to budgeted costs. Differences between actual contract settlements and estimated receivables or payables relating to the risk-sharing arrangement are recorded in the year of settlement. Included in accrued medical services as of June 30, 1996 is approximately $68,000 of estimated amounts due to the HMO under this arrangement. Also, as of June 30, 1996, the Company has included in accrued medical services a provision of approximately $77,000 which represents an estimate of the loss to be incurred over the remaining term of the commercial capitation contract. Under the Company's two Medicare full risk capitation contracts, the Company has assumed responsibility for managing and paying for substantially all of the medical care for the respective payors' Enrollees.



     The Company is responsible for some or all of the medical services provided by its physicians and other providers to which it refers its patients who are covered under global capitated contracts. The cost of medical services is recognized in the period in which it is provided and includes an estimate of the cost of services which have been incurred but not yet reported. The estimate for accrued medical services is based on projections of costs using historical studies of claims paid. Estimates are continually monitored and reviewed and, as settlements are made or estimates are adjusted, differences are reflected in current operations. As of June 30, 1996, approximately $400,000 was recorded as accrued medical services for incurred but not reported services.



     The Company purchases reinsurance which limits the amount of risk it ultimately bears by providing reimbursement payments once medical services provided to an individual Enrollee exceed an agreed-upon amount. Estimates of reinsurance recoveries as of June 30, 1996 under this arrangement were approximately $23,000.


     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

     ACCOUNTS RECEIVABLE


     Accounts receivable principally represent receivables from third party payors for patient medical services provided by physician groups, including receivables assigned by such physician groups pursuant to PSO Agreements. Such amounts are recorded net of contractual allowances and estimated bad debts.



     As of June 30, 1996, approximately $1,200,000 of the Company's accounts receivable represented amounts due from the Medicare and Medicaid programs in respect of which the Company has legal rights to the proceeds.

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

     MEDICAL SUPPLIES

     The Company expenses the cost of routine medical and laboratory supplies when purchased.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, ranging from three to ten years. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased property under capital leases is amortized over the lives of the respective leases or over the service lives of the assets, whichever is shorter. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes and accelerated methods are used for tax purposes.

     DEFERRED CHARGES AND INTANGIBLE ASSETS

     Deferred charges include (i) deferred loan acquisition costs, (ii) deferred physician employment contract costs and (iii) organization costs. These costs are being amortized to operations using the straight-line basis over the term of the Series B Preferred shareholder's loan guarantee (25 months), the term of the employment agreements (generally 10 years) and five years for organization costs.


     Intangible assets consist of the excess of the purchase price paid over the fair value of net assets acquired. The Company's policy is to amortize intangibles over a 10 to 40 year period. The intangibles acquired during 1995 and 1996 are being amortized using the straight-line method over 20 years. Management does not believe that any current factors indicate an impairment of intangibles acquired. Management will review the carrying value at each future reporting period to determine if any impairment has occurred.


     INCOME TAXES

     The Company is a corporation subject to federal and state income taxes. The Company's year-end for tax reporting purposes is December 31. Deferred income taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for financial accounting and income tax purposes. Currently, these temporary differences relate primarily to net operating loss carryforwards and depreciation differences. Future use of the net operating loss carryforwards by the Company may be limited due to certain changes in control as provided for in the Internal Revenue Code.

     Certain of the consolidated subsidiaries are limited liability companies
(LLCs), which are treated as partnerships for federal and state income tax purposes. The Company's compensation plans for physicians result in these entities reporting little or no taxable income. To the extent that additional amounts are paid to member physicians to cover income tax expense incurred, they will be reported as distributions. These amounts are not deductible for federal or state income tax purposes.

     USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     NEWLY ISSUED ACCOUNTING STANDARDS


     In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the carrying amount of the long-lived assets may not be recoverable, the carrying value of those assets would be reduced to fair value. The Company will implement the standard when it becomes effective (effective date is for fiscal years beginning after December

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

15, 1995), and does not believe implementation of the standard would have a material impact on the Company's financial statements.



     In October 1995, FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires entities to measure compensation costs related to awards of stock-based compensation using either the fair value method or the intrinsic value method. Under the fair value method, compensation expense is measured at the grant date based on the fair value of the award. Under the intrinsic value method, compensation expense is equal to the excess, if any, of the quoted market price of the stock at the grant date over the amount the employee must pay to acquire the stock. Entities electing to measure compensation costs using the intrinsic value method must make pro forma disclosures for fiscal years beginning after December 15, 1995, of net income and earnings per share as if the fair value method had been applied. The Company has elected to account for stock-based compensation programs using the intrinsic value method and, therefore, the standard will have no effect on the consolidated financial statements.


NOTE 2--ACQUISITIONS


     During the years ended June 30, 1995 and 1996, the Company acquired certain operating assets and assumed certain operating liabilities of physician groups located in Maryland. The acquisitions have been accounted for by the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values at the dates of acquisition. Accounts receivable acquired were valued at their net realizable values based upon analyses made by the Company. The estimated fair value of assets acquired, liabilities assumed and consideration paid are summarized as follows:


                                                                YEAR ENDED       YEAR ENDED
                    ASSETS ACQUIRED, NET                       JUNE 30, 1995    JUNE 30, 1996
------------------------------------------------------------   -------------    -------------
Accounts receivable, net....................................     $ 134,349       $ 1,384,200
Fixed assets, net...........................................        33,283           138,188
Liabilities assumed.........................................       (16,865)         (101,454)
Intangible assets...........................................         1,320         2,448,747
                                                               -------------    -------------
                                                                 $ 152,087       $ 3,869,681
                                                               -------------    -------------
                                                               -------------    -------------


                       CONSIDERATION:
------------------------------------------------------------
Cash........................................................     $  20,810       $   291,221
Notes payable...............................................       129,957         1,624,200
Fair value of common stock interest issued..................         1,320         1,954,260
                                                               -------------    -------------
                                                                 $ 152,087       $ 3,869,681
                                                               -------------    -------------
                                                               -------------    -------------



     The operating results of acquired physicians during the year ended June 30, 1995 have been included in operations since their respective dates of acquisition. Had the acquisition occurred as of July 1, 1994, the effect on the Company's revenues, net loss and loss per share, for the year ended June 30, 1995, would not have been material. Had the acquisitions completed during the year ended June 30, 1996 occurred as of July 1, 1995, the Company's net revenues for the year ended June 30, 1996 would have increased. Unaudited pro-forma results for the year ended June 30, 1996 would have been: net revenues of $14,043,000 and the net loss for the period would have been $6,629,058 or $(2.34) per share.



     Generally the contracts with individual physicians provide for a nine month period during which the parties may cancel the contract. If this option is exercised, the Company and the physician would be restored to their respective positions before the acquisition. Expenses and fees incurred for professional services in connection with acquisitions are considered part of the acquisition cost and are capitalized in the financial statements as deferred acquisition costs. During 1995 and 1996, the Company has capitalized costs of approximately $22,000 and $43,000, respectively, as part of the acquisitions. In the event that a physician exercises his option to leave or retire, the Company charges any unamortized deferred costs associated with the acquisition to operations in the period when notice of withdrawal is received. At June 30, 1996, 25 physicians have remaining reacquisition options for periods expiring through February 1997. Total assets at June 30, 1996 and revenues for

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES the year ended June 30, 1996 attributable to physicians with reacquisition rights amounted to $1,349,499 and $2,574,826, respectively. Subsequent to June 30, 1996, reacquisition rights for 8 of the 25 physicians, or $277,533 in total assets and $1,062,921 in revenues, have expired without recission. During 1995, one physician canceled his interest in the Company. This cancellation did not require the disbursement of cash or other assets since the transaction was never funded.



NOTE 3--OPERATING MATTERS AND LIQUIDITY



     It is reasonably possible that future near term events may result in changes in estimates that would be material to the financial statements.



     OPERATING LOSSES; LIQUIDITY



     The foregoing business description discusses the current nature of the Company's operations. Until there are an adequate number of capitated patients in the Company's global capitated contracts, the Company expects to incur operating losses and experience negative operating cash flows. The Company believes that its cash on hand, the $2,500,000 to be received on or before December 27, 1996 from the holder of its Series C Preferred Stock, and the amount of remaining availability under the NationsBank Credit Facility described in Note 7, will be sufficient to meet the Company's immediate working capital needs. However, in the event that the Company either has not attracted an adequate number of capitated patients in global capitated contracts in order to offset operating expenses, or has not secured some substantial portion of the additional capital outlined in Note 19 or other capital, the Company's operations and liquidity would be adversely affected.


     INVESTMENT IN TANGIBLE ASSETS AND INFRASTRUCTURE


     For the year ended June 30, 1996, the majority of the Company's revenue resulted from the delivery of health care services on a fee-for-service basis and gatekeeper capitated income. In order to achieve its business objectives and to recover amounts that have been invested in tangible assets, the formation of the infrastructure and development of the business, it is necessary for management to renew its current global capitated contracts and increase the number of enrolled lives. In the event these contracts are not renewed and expanded to other geographical areas in the Baltimore and Washington metropolitan area and surrounding regions or the Company does not increase the number of enrolled lives, the Company would most likely be unable to generate sufficient revenues to cover its ordinary and necessary expenses or would not require all of the assets owned or leased.


NOTE 4--NOTE RECEIVABLE


     The note receivable results from an advance to a medical practice which the Company has a binding letter of intent to acquire for the approximate value of a portion of the practice's net realizable accounts receivable. The note was issued to secure the Company's right to repayment of the face amount of the note in the event that the Company does not complete the acquisition of the medical practice. Interest on the note is calculated based on the prime rate (8.25% as of June 30, 1996). The note matures on March 1, 1997. Upon consummation of the purchase of the physician's practice by the Company the note receivable will be cancelled and the advance will be treated as part of the consideration paid, accordingly, this note has been reflected as a non-current asset.

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

NOTE 5--PROPERTY AND EQUIPMENT


     Property and equipment at cost, as of June 30 is summarized as follows:



                                                         1994        1995         1996
                                                        -------    --------    ----------
Furniture and fixtures...............................   $43,469    $ 88,161    $  976,430
Computer equipment...................................        --     104,802     1,156,829
Computer software....................................        --       4,404       265,259
Medical equipment....................................    24,763      24,763        86,307
Leasehold improvements...............................        --      68,364       279,957
                                                        -------    --------    ----------
                                                         68,232     290,494     2,764,782
Less accumulated depreciation and amortization.......    17,987      19,034       254,481
                                                        -------    --------    ----------
Property and equipment, net..........................   $50,245    $271,460    $2,510,301
                                                        -------    --------    ----------
                                                        -------    --------    ----------


NOTE 6--NOTES PAYABLE


     The Company had an agreement with a commercial bank that provided for a line of credit for $150,000 that matured on February 29, 1996. In February 1996, the Company and the bank agreed to revise the terms that extended the maturity to February 28, 1997, reduced the borrowing limit to $100,000 and reduced the interest rate to the bank's prime rate. Prior to the revision, interest accrued on advances at the bank's prime rate plus 1 1/2% per annum (10.2% effective rate at June 30, 1996) and is payable monthly. The line is collateralized by specified accounts receivable and certain equipment. Advances under the line were $100,674, $64,248 and $50,000 at June 30, 1994, 1995 and 1996,
respectively. The Company is required to be out of the line for 90 days annually.



     In connection with the acquisitions of individual medical practice assets and other transactions, the Company is obligated on short-term notes payable to physicians and others aggregating approximately $303,915 at June 30, 1996.


NOTE 7--LONG-TERM OBLIGATIONS

     Long-term obligations at June 30 are comprised as follows:


                                                         1994        1995         1996
                                                        -------    --------    ----------
Note payable.........................................   $    --    $     --    $3,400,000
Notes payable and purchase obligations--related
  parties............................................        --     584,406     2,077,364
Capital lease obligations (note 8)...................    52,164      38,014       441,495
                                                        -------    --------    ----------
                                                         52,164     622,420     5,918,859
Less current maturities of capital lease
  obligations........................................    13,937      15,524       110,917
                                                        -------    --------    ----------
                                                        $38,227    $606,896    $5,807,942
                                                        -------    --------    ----------
                                                        -------    --------    ----------



     In December 1995, the Company entered into a loan agreement with NationsBank, N.A. (the NationsBank Credit Facility), under which the Company may request advances up to a maximum of $4 million. Interest on advances is payable monthly and is calculated based on the bank's prime rate, unless the Company designates a portion of the advances to be subject to the Eurodollar rate plus
 .75% (effective rate of 6.2% at June 30, 1996). All advances are due at December 31, 1997. The Company has outstanding advances under this agreement of $3,400,000 at June 30, 1996. The bank has the right to offset the Company's demand deposit accounts with the bank against any past due amounts.



     The NationsBank Credit Facility is guaranteed by the holder of the Company's Series B Preferred Stock. The guarantee is collateralized by a security interest in all receivables and the PSO Agreements between the Company and Baltimore Medical. The guarantee agreement also provides for certain restrictions on the Company, including limitations on incurring additional debt and reduction of amounts due from the Series A Preferred Stockholder. Upon redemption of the Series B

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

Preferred Stock in connection with issuance of "junior stock" to a holder whose interests are deemed adverse to the guarantor, then the Company is required to obtain a release of the guarantee. As consideration for the guarantee, the Company issued a warrant valued at $370,000 for the purchase of its common stock (see note 13).



     The Company is obligated on notes payable to various physicians, who are members of either Baltimore Medical, Carroll Medical or Cumberland Valley Medical, in connection with the original purchase of the accounts receivable from the physicians' former practices by Medical Holdings Limited Partnership
(MHLP) or other subsidiaries. The notes bear interest at rates ranging from 9.75% to 10% and the notes mature at the earlier of seven years from the date of closing or any of the following events: (i) termination of the respective Professional Services Employment Agreements, (ii) a liquidating distribution to the stockholders of the Company, (iii) combination, consolidation or merger where the Company is not the survivor, (iv) disposal of substantially all of the Company' assets, or (v) a public offering with a certain cash issuance amount to the Company. The notes may be reduced or adjusted based on receivable collections and may be prepaid without penalty. The Company does not expect to conclude an underwritten public offering of the Company's securities for cash before June 30, 1997. Accordingly, these notes have been classified as long-term obligations.


NOTE 8--CAPITAL LEASE OBLIGATIONS


     The Company has entered into capital leases for computer equipment and software and for laboratory equipment. These leases are noncancelable and have terms that expire at various dates through 2000. Assets under capital leases as of June 30 were approximately:


                                                            1994       1995        1996
                                                           -------    -------    --------
Software................................................   $    --    $    --    $220,000
Computer equipment......................................        --         --     380,290
Laboratory equipment....................................    45,185     24,763      24,763
                                                           -------    -------    --------
                                                            45,185     24,763     625,053
Less accumulated depreciation...........................    11,505      1,475     123,890
                                                           -------    -------    --------
                                                           $33,680    $23,288    $501,163
                                                           -------    -------    --------
                                                           -------    -------    --------

     Following is a schedule by year of future minimum lease payments under capital leases, together with the present value of the minimum payments as of June 30, 1996:


1997..........................................................................   $165,743
1998..........................................................................    161,751
1999..........................................................................    152,036
2000..........................................................................     77,817
                                                                                 --------
                                                                                  557,347
Less amount representing interest.............................................    115,852
                                                                                 --------
Present value of future minimum lease payments................................   $441,495
                                                                                 --------
                                                                                 --------
Current maturities............................................................   $110,917
Long-term obligations.........................................................    330,578
                                                                                 --------
                                                                                 $441,495
                                                                                 --------
                                                                                 --------


NOTE 9--COMMITMENTS AND CONTINGENCIES

     MALPRACTICE COVERAGE

     The Company has purchased a claims-made policy with coverage limits of $1 million per medical professional per incident and $3 million annual aggregate per medical professional. This policy expires on January 1, 1997 and it is management's intention to obtain renewal coverage. The Company has obtained retroactive coverage for physicians that were not

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES previously covered by the current carrier (prior to the physician's affiliation with the Company). The financial statements include an estimate to cover future costs that may arise from claims that have been incurred but not reported. Management believes that losses and costs related to unknown incidents not provided for, if any, would not be material to the financial position, liquidity or results of operations of the Company.


     Pursuant to an agreement dated December 1, 1995, the prior written approval of the Series B Preferred Stockholder is required in connection with decisions regarding medical malpractice coverage for the Company, participating physicians and affiliated entities. Such decisions include, but are not limited to, the selection of the underwriter, the form of the insurance policy and the premium payment provisions. The Company must make certain payments to the Series B Preferred Stockholder if the required approval is not obtained: the Series B Preferred Stockholder could require the Company to pay it $400,000 and to redeem all or a portion of the Series B Preferred Stock at the price equal to the greater of the fair market value per share or the sum of the issue price per share and all accumulated and unpaid interest and dividends. The Series B Preferred Stockholder agrees to provide medical malpractice coverage to the Company for premiums consistent with its rates as approved by the Maryland Insurance Administration. In addition, the Series B Preferred Stockholder will consider alternative insurance programs to meet the Company's special needs and will request the necessary approvals for such alternative programs from the Maryland Insurance Administration. This agreement terminates upon the earlier of a change in control of the Company or termination of the loan guarantee provided by the Series B Preferred Stockholder.



     EMPLOYEE BENEFIT PLANS



     Effective January 1, 1996, the Company adopted a 401(k) Plan (the Plan) covering all its employees. Subject to certain limitations, participants may elect to defer a portion of their compensation as contributions to the Plan. The Company will make matching contributions of 50% of each participant's contribution up to six percent of the participant's salary. Participants vest in the Company's contributions at the rate of 20% per year beginning in fiscal 1997. Contributions of $160,000 were expensed in fiscal 1996.



     Effective February 1, 1996, the Company adopted a Flexible Benefits Plan covering all full-time employees. Subject to certain limitations, the Company may make "non-elective contributions" on behalf of employees and employees may elect to defer a portion of their compensation as "flexible pay contributions" to pay for certain covered expenses.


     OPERATING LEASES


     The Company conducts its operations at leased facilities and uses leased office equipment under noncancelable operating leases. Certain of the leased facilities are owned by physicians who have membership interests in affiliates. The operating leases have initial terms that expire at various times through 2008 and, generally, provide for renewal for various periods at stipulated rates. Some of the operating leases provide that the Company pay taxes, maintenance, insurance and other occupancy costs applicable to leased premises. Total rent expense for all operating leases approximated $134,850, $207,110 and 450,808 for 1994, 1995 and 1996, respectively. Effective October 1, 1996, the Company entered into a 35 month operating lease for additional corporate office space. Lease payments for the additional office space approximate $189,000 per year. Minimum rental commitments, excluding sublease income, under operating leases as of June 30, 1996, with existing or renewable terms greater than one year are as follows (the Company has $46,800 of minimum rental commitments due in 1997 to related parties):


1997..........................................................................   $ 705,100
1998..........................................................................     815,600
1999..........................................................................     844,100
2000..........................................................................     817,300
2001..........................................................................     710,000
Thereafter....................................................................     688,200

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

     CASH AND CASH EQUIVALENTS

     The Company maintains its cash balances in two financial institutions in Maryland. At times the cash balances may exceed the federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


NOTE 10--REDEEMABLE CONVERTIBLE PREFERRED STOCK



     The Company is authorized to issue 6.5% cumulative Series A shares and 9.75% cumulative Series B shares of redeemable convertible preferred stock at June 30, 1996.



     PREFERRED STOCK CONVERSION AND REDEMPTION RIGHTS



     Both Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock are convertible to Class C Common on a share for share basis at the holder's option, at any time before February 25, 2000. In addition, the Preferred Stock is automatically converted to Class C Common Stock on a share for share basis upon the occurrence of certain events, including a public offering of the Company's stock. Only the fully-paid shares are subject to conversion.



     Between March 1 and June 1, 2000, the Series A and Series B Redeemable Convertible Preferred Stockholders have the right to require the Company to redeem all of their shares at the greater of fair value (as determined by an independent appraiser selected jointly by the parties) or the issuance price plus unpaid dividends and interest thereon. Upon expiration of these rights, and if the shares are not otherwise converted to Class C Common Stock, the Company has the right to redeem the outstanding shares of Series A Preferred Stock at the issuance price plus unpaid dividends and interest thereon. It may also redeem the Series B Preferred Stock on the same terms that the holders could require the Company to pay on a requested redemption by the holders.



     In addition, upon the occurrence of certain events, the Series A and Series B Redeemable Convertible Preferred Stockholders have the right to require the Company, and the Company has the right, to redeem all of the respective preferred shares then held. In the event of any non-compliance (as defined) the Preferred Stock is mandatorily redeemable. If the Company decides to take certain actions without the approval of the Series A and Series B Redeemable Convertible Preferred Stockholders then the Preferred Stockholders have the right to require the Company to redeem all of their outstanding shares. In the foregoing instances the redemption price is the greater of fair value or the issuance price plus unpaid dividends and interest thereon. If the Company elects to enforce certain non-competition covenants with the Series B Preferred Stockholder, then the holder may require the Company to redeem the shares held for the greater of $4.8 million or par value plus unpaid dividends and interest thereon. If the Company issues Series A Junior Stock or Series B Junior Stock to holders deemed to have interests adverse to the respective Preferred Stockholder, then the holder may require the Company to redeem their shares at the greater of: (i) the purchase price of the adverse junior stock on a fully diluted basis, (ii) fair value, or (iii) one and one-half (1 1/2) times the liquidation preference.


     SERIES A PREFERRED STOCK SUBSCRIPTION RECEIVABLE


     As partial consideration for the issuance of Series A Preferred Stock, the Company received a note in the original amount of $3 million ($3 and $1.5 million balances outstanding at June 30, 1995 and 1996). The note bears interest at 6.5% per annum, compounded quarterly, and interest is payable only to the extent that the Company pays dividends on the Series A Preferred Stock. The parties have the right to offset like amounts of dividends and interest.



     Scheduled note payments are subject to deferral at the option of the Company until February 14, 1998, but interest continues to accrue on any unpaid balance. As of June 30, 1996 the Company had elected to defer payments of $375,000 scheduled for 1996. Upon redemption or conversion of Series A Preferred Stock, any unpaid principal on the note is to be canceled in an amount equal to five dollars times the number of shares converted or redeemed. The Company has the option to require payment of any outstanding principal and interest on February 14, 1998, or the Company may elect to redeem the outstanding Series A Preferred Stock and cancel the remaining principal and interest.

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

     PREFERRED STOCK DIVIDENDS


     Series A Redeemable Convertible Preferred Stock accrues dividends quarterly at the rate of thirty-two and one half cents ($0.325) per share per annum beginning on February 24, 1995. Unpaid dividends accrue interest at the rate of 6.5% per annum, compounded quarterly, and may be offset by the Company against any unpaid interest that is owed by the holders of the Series A Redeemable Convertible Preferred Stock under the related note receivable.



     Series B Redeemable Convertible Preferred Stock accrues dividends quarterly at the rate of one dollar and nine and seven tenths cents ($1.097) per share per annum beginning December 1, 1995. Unpaid dividends accrue interest at the rate of 9.75% per annum, compounded quarterly.



     Until April 1, 2000, payment of dividends on Series A Preferred Stock and Series B Preferred Stock are only permitted in the event of redemption, conversion or liquidation, and, in any event, dividends on Series B Preferred Stock may only be paid after all dividends and interest on the Series A Redeemable Convertible Preferred Stock have been satisfied. Beginning April 1, 2000, dividends on Series A Preferred Stock and Series B Preferred Stock will accrue at a rate equal to the prime rate plus 100 basis points.



     Cumulative Series A and Series B Redeemable Convertible Preferred Stock accrued and undeclared dividends at June 30 are as follows:


                                                                       1995        1996
                                                                     ---------   ---------
Series A..........................................................   $ 113,300   $ 438,305
Series B..........................................................          --     227,526
                                                                     ---------   ---------
                                                                     $ 113,300   $ 665,831
                                                                     ---------   ---------
                                                                     ---------   ---------

     The Company's cumulative Series A and Series B Preferred Stock are subject to redemption; accordingly, for financial reporting purposes accrued dividends are reflected as an accretion in the value of the preferred stock with a corresponding reduction in stockholders' equity to reflect redemption value.

     PREFERRED STOCK LIQUIDATION PREFERENCES

     Upon liquidation or dissolution of the Company, the Series A and Series B Preferred Stockholders are entitled to receive a liquidating distribution in an amount equal to the greater of: (i) the fair value (as defined) per share of the respective series of preferred stock or (ii) the original purchase price per share of the respective stock. The distribution will also include all unpaid cumulative dividends and accrued interest thereon; however, the total distributable amount due to each preferred stockholder is limited to the amount of cash paid to the Company for the purchase of the respective shares. No distribution will be paid to the Series B Preferred Stockholder until all amounts due to the Series A Preferred Stockholder have been fully paid.

NOTE 11--STOCKHOLDERS' EQUITY


     All of the Company stockholders are parties to an agreement dated December 1, 1995 (see Note 19 for September 4, 1996 amendment), that restricts transfer of the Company stock. The agreement terminates upon occurrence of certain specified events, including a public offering of the Company stock. Under the terms of the stockholders' agreement, the Company may be required to purchase shares of the Company's capital stock in certain circumstances, such as: (i) Class A Common Stock owned by management stockholders, in the event of their death or disability, if other management stockholders do not exercise their rights to acquire the shares offered, in which case the Company is required to purchase all of the offered shares at fair value (as agreed to by the parties or as determined by an independent appraisal); (ii) Class A Common Stock purchased by Dr. Rifkin or Dr. Kimmel after December 1, 1995, if their employment is terminated, in which case the Company is required to purchase these shares at fair value (as agreed to by the parties or as determined by an independent appraisal); (iii) Class A Common Stock owned by other management stockholders if their employment is terminated and the remaining management stockholders do not exercise their rights to acquire the shares offered, then the Company is required to purchase all of the shares offered. If termination is without cause, the purchase price is based on fair value (as agreed to by the parties

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES or as determined by an independent appraisal). If termination is with cause, then the purchase price is the lesser of $1 per share or the original issuance cost of the shares. At June 30, 1996, 600,000 shares of Class A Common Stock were subject to such repurchase requirement. If the Company is required to purchase shares of the management stockholder under the foregoing circumstances, then all accrued dividends due to Series A and Series B Preferred Stockholders must first be paid; (iv) All classes of capital stock--upon the occurrence of an involuntary transfer involving any of its outstanding capital stock, the Company has the right of first refusal to purchase the offered shares at fair value (as agreed to by the parties or as determined by an independent appraisal).


     All classes of Common Stock have the same preferences, rights and voting powers. A portion of the Class A Common Stock is reserved for issuance upon exercise of warrants, and a portion of the Class C Common Stock is reserved for issuance to the holders of Series A Preferred Stock and Series B Preferred Stock upon conversion of those shares of stock.

     OTHER OWNERS' EQUITY


     The consolidated financial statements include the consolidated accounts of the Company and its commonly owned or controlled subsidiaries.



     Baltimore Medical, Carroll Medical and Cumberland Valley Medical are LLCs organized under the laws of the State of Maryland in February 1995, November 1995 and May 1996, respectively. Each LLC will continue in existence until December 31, 2025, unless terminated sooner in accordance with their respective operating agreements. At June 30, 1996, the LLCs were the primary contracting entities the Company contracts with for the delivery of health care services. The contracts with the LLCs provide for exclusivity with the Company, and the LLCs are precluded from contracting with any other party. At June 30, 1996 and 1995, members' capital were as follows:



                                                                           1995      1996
                                                                          -------   -------
Baltimore Medical Group, LLC...........................................   $ 4,750   $ 8,250
Carroll Medical Group, LLC.............................................        --     1,250
Cumberland Valley Medical Group, LLC...................................        --     1,250


     Doctors Health System Primary Care IPA, Inc., (DHS Primary Care) a wholly-owned subsidiary of the Company, was organized in March, 1995, to form a non-exclusive network of primary care and specialist physicians to provide health care services. DHS Primary Care had not commenced operations at June 30, 1996.

NOTE 12--STOCK OPTIONS


     The Company has an Omnibus Stock Plan (the Plan) which is accounted for under APB Opinion 25 and related Interpretations with respect to employee transactions and transactions with others. The Plan permits the Company to grant incentive and non-qualified stock options, stock appreciation rights (SARs) and restricted or unrestricted share awards to directors, officers, employees and other key contributors to the Company. SARs entitle the optionee to surrender unexercised stock options for cash or stock equal to the excess of the fair value of the surrendered shares over the option value of such shares. The Plan is administered by a committee (the Committee) appointed by the Company's Board of Directors. Subject to adjustment as provided in the Plan, the aggregate number of shares of the Company Common Stock which may be awarded is limited to 6,175,000. Shares under any grants that expire unexercised are available for further grant.


     The exercise price and exercise period for stock options is determined by the Committee, provided that the exercise period may not exceed 10 years from the grant date and the exercise price for incentive stock options may not be less than 100% of the fair value of the shares on the date the option is granted. Incentive stock options are granted only to employees of the Company.


     In August and October 1995, the Company granted incentive stock options, to purchase Class A Common Stock, to ten employees for a total of 118,380 shares at the exercise price of $0.01 per share, the estimated fair value of the shares at the date of grant based on the financial position and liquidity of the Company and the limited marketability of the shares. The options become exercisable on various dates ranging from April 1, 1996 through April 1, 2000. Upon exercise, 68,832 shares

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES will be fully vested and nonforfeitable; the remainder vest ratably over four years. Options may expire or become exercisable, and shares issued may be fully vested, at earlier dates upon occurrence of certain specified events, including a change in control of the Company or the employee's death, disability, retirement, or termination without cause. During 1996, employees forfeited 20,050 Class A Common Stock options.



     In December 1995, the Company granted non-qualified stock options to purchase Class A Common Stock to three employees for a total of 12,500 shares at the exercise price of $0.01 per share. The options become exercisable on December 21, 1996. Upon exercise, 5,000 shares issued will be fully vested and nonforfeitable; the remainder vest ratably over four years. Options may expire or become exercisable, and shares issued may be fully vested, at earlier dates upon occurrence of certain specified events, including a change in control of the Company or the employee's death, disability, retirement, or termination without cause. The Company will recognize compensation expense as the shares vest in future periods, based upon the option price and fair value at the date of grant. The fair value of the common stock at the time of grant in December 1995, $3.00 per share, was based on a discounted value of the per share price of the Company's Series B Redeemable Convertible Preferred Stock.



     In May 1996, the Company granted incentive stock options to purchase Class A Common Stock for 70,000 shares with an exercise price of $11.00 per share to an employee, which was deemed to be in excess of management's estimate of fair value at the date of grant.



     As of June 30, 1996, the Company has also granted options to purchase 105,000 shares of Class B Common Stock. In February 1995, the Company granted an incentive stock option to purchase 100,000 shares of Class B Common Stock to an officer of the Company at an exercise price of $0.01 per share, and in October 1995, the Company granted an incentive stock option to purchase 5,000 shares of Class B Common Stock to a physician at an exercise price of $0.01 per share. The estimated fair value of the stock was determined to be equal to the exercise prices on the July 1994 and October 1995 grant dates.


NOTE 13--COMMON STOCK PURCHASE WARRANTS


     In consideration for the guarantee of a loan agreement, the Company issued on December 1, 1995 a warrant to its Series B Preferred Stockholder for the purchase of 88,889 shares of the Company Class A Common Stock at $5.625 per share. The warrant expires on December 1, 2005 and is exercisable (i) if the holder does not receive notice of a change in control within thirty days after the change is effective or (ii) ninety days prior to the filing of a registration statement for a public offering that includes shares held by management stockholders. The warrant was valued at the present value of the difference between the estimated fair value of the common stock subject to the warrant and the aggregate strike price, discounted at the interest savings rate (the difference between the rate obtained on the loan agreement and the rate of interest that management believes would have been available without the guarantee). At June 30, 1996, this amount ($370,000) is reflected as additional paid-in capital and a deferred charge, which is being amortized on the interest method over 25 months (the length of the guarantee).



     On December 1, 1995, in consideration for certain consulting services, the Company issued warrants for the purchase of 24,000 shares of the Company common stock at $11.25 per share (a price greater than management's estimate of fair value at the date of grant). A value was not attributed to these warrants at the time of issue. These warrants expire December 1, 2005, and are exercisable if there is a change in control of the Company.


NOTE 14--FAIR VALUE OF FINANCIAL INSTRUMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments included in current assets and current liabilities approximate fair values because of the short maturity of those instruments. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

     REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SERIES A PREFERRED STOCK SUBSCRIPTION RECEIVABLE


     The Series A and Series B Preferred Stock are carried at issue price plus accrued dividends, and have features unique to these securities including, but not limited to, the right to appoint directors and the right to approve certain significant activities of the Company. There is no quoted market price for the Series A or Series B Preferred Stock.

     The carrying value of the Series A Preferred Stock subscription receivable is based on the issue price of the related Series A Preferred Stock. In December, 1995, the Company issued Series B Preferred Stock with the same rights and privileges as the Series A Preferred Stock, other than the dividend rate and related interest rate, for consideration greater than the per share value received for the Series A Preferred Stock. Since both classes of Preferred Stock are convertible to Class C Common Stock, it is not practical to determine if the related stock subscription will be realized in cash, included in the conversion to Common Stock or offset against the issued Series A Preferred Stock, thereby reducing the number of shares outstanding. Furthermore, the Company has the right to defer or cancel payment of the stock subscription receivable.

     LONG-TERM OBLIGATIONS

     Long-term obligations, excluding capital lease obligations, were incurred by the Company when individual physicians joined the Company's core medical groups. These notes are payable upon an initial public offering of the Company's stock or a change in control as defined in the stockholders' agreement. The fair value of these obligations is assumed to approximate recorded value because there have not been any significant changes in circumstances since the obligations were recorded.


NOTE 15--NET PHYSICIAN REVENUE



     Net physician revenue consists of:



                                                                                           FOR THE YEARS ENDED JUNE 30,
                                                                                     ----------------------------------------
                                                                                        1994          1995           1996
                                                                                     ----------    -----------    -----------
Gross physician revenue...........................................................   $2,919,179    $ 3,840,893    $13,613,426
  Less: Provision for contractual and other adjustments...........................     (868,992)    (1,040,575)    (5,056,105)
Gatekeeper capitated income.......................................................      116,232        515,014      1,345,207
                                                                                     ----------    -----------    -----------
Net physician revenue.............................................................   $2,166,419    $ 3,315,332    $ 9,902,528
                                                                                     ----------    -----------    -----------
                                                                                     ----------    -----------    -----------


NOTE 16--INCOME TAXES


     The Company has accumulated net losses from operations of $8,414,261. Significant temporary differences between the determination of this loss for financial reporting and income tax purposes include depreciation, the allowance for uncollectible receivables, and certain accrued liabilities. These losses may be carried forward for 15 years and expire at various dates through 2010. Under federal tax law, certain changes in ownership of the Company, which may not be within the Company's control, may operate to restrict future utilization of these carryforwards. Since the ultimate realization of income tax benefits are uncertain, they have been fully reserved at June 30, 1995 and 1996. Deferred tax assets (liabilities) at June 30, 1995 and 1996, consist of the following:



                                                        1994       1995          1996
                                                      --------   ---------    -----------
Tax benefit of NOL carryforward....................   $     --   $ 830,000    $ 2,236,800
Depreciation.......................................         --     (60,000)      (360,000)
Allowance for doubtful receivables.................         --          --        118,000
Accrued liabilities................................         --          --        236,000
Other (net)........................................         --          --         40,000
                                                      --------   ---------    -----------
                                                            --     770,000      2,270,800
Less valuation allowance...........................         --    (770,000)    (2,270,800)
                                                      --------   ---------    -----------
  Net deferred tax asset...........................   $     --   $      --    $        --
                                                      --------   ---------    -----------
                                                      --------   ---------    -----------

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

     Baltimore Medical Group, P.A. was established as an S Corporation and its earnings (losses) were taxed at the shareholder level. Accordingly, no tax provision has been recorded in 1994.


NOTE 17--EARNINGS PER SHARE


     The weighted average common shares outstanding presented for the years 1994, 1995, and 1996 were 3,000,000, 3,000,000 and 3,063,205, respectively.
Stock options and warrants have been excluded in fiscal 1995 and 1996 since they are anti-dilutive. The weighted average shares in fiscal 1994 and 1995 have been restated for all periods to reflect the two-for-one stock split in fiscal 1995. The net loss for purposes of the calculation of loss per share has been adjusted for the redeemable preferred stock dividends.


NOTE 18--SUPPLEMENTARY CASH FLOW INFORMATION


                                                                                               FOR THE YEARS ENDED JUNE 30,
                                                                                            ----------------------------------
                                                                                              1994       1995         1996
                                                                                            --------   ---------   -----------
Cash paid for interest...................................................................   $ 16,153   $  14,654   $   187,612

SIGNIFICANT SUPPLEMENTARY NONCASH INVESTING AND FINANCING INFORMATION
Liabilities assumed in connection with purchase of medical practice assets...............   $     --   $ 184,322   $ 1,732,546
Assets acquired under capital leases.....................................................         --          --       600,290
Issuance of common stock purchase warrants for services..................................         --          --       370,000
Common stock issued in connection with purchase of medical practice assets...............         --          --         1,980


NOTE 19--SUBSEQUENT EVENTS

     AMENDED ARTICLES OF INCORPORATION

     SERIES C PREFERRED STOCK

     The Company amended and restated its charter on September 4, 1996. The amended and restated articles authorize the Company to issue 63,176,984 shares of capital stock as follows:


                                                                       SHARES       PAR
                                                                     AUTHORIZED    VALUE
                                                                     ----------    ------
Redeemable Convertible Preferred Series A.........................    1,000,000    $ 5.00
Redeemable Convertible Preferred Series B.........................      355,556     11.25
Redeemable Convertible Preferred Series C.........................    1,071,428     17.50
Preferred Stock...................................................    1,000,000      0.01
Class A Common....................................................   20,700,000      0.01
Class B Common....................................................   10,000,000      0.01
Class C Common....................................................   29,050,000      0.01
                                                                     ----------
                                                                     63,176,984
                                                                     ----------
                                                                     ----------



     On September 4, 1996, the Company issued 428,571 shares of Series C Preferred Stock to Genesis Health Ventures, Inc. (the "Series C Preferred Stockholder"), in exchange for $7,500,000 in cash. The Company will issue 142,857 additional shares of the Series C Preferred Stock in exchange for $2,500,000 in cash prior to December 31, 1996 which represents an obligation of Genesis that must be fulfilled unless the Company is in breach of any of its loan agreements. The proceeds from these issuances will be used to fund the incurrence of corporate expenses in conjunction with the business strategy and the acquisition of medical practices or IPA contracting rights. The Company may issue up to 500,000 additional shares of the Series C Preferred Stock in exchange for up to $10,000,000 in cash if certain Medicare capitated milestones are attained. Genesis Health Ventures, Inc. became a party to the stockholders agreement effective September 4, 1996.

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES

     FINANCING



     On August 15, 1996, the Company established a $1,500,000 bridge loan facility (the "Bridge Loan Facility") with First National Bank of Maryland, N.A. ("First National"). The Bridge Loan Facility is collateralized by certain assets of the Company and its affiliates and is guaranteed by the Series A Preferred Stockholder. Advances under this facility bear interest at a rate of 6.71% per annum. The Bridge Loan Facility matures on October 14, 1996 and management is currently negotiating with First National to replace the Bridge Facility with a $10,000,000 credit facility (the "First National Credit Facility"). As of October 1, 1996, approximately $983,000 had been advanced under the Bridge Loan Facility to fund corporate expenses in conjunction with the Company's strategy. Although there can be no assurances the Company will obtain the First National Credit Facility, the Company is proceeding with the loan approval process with First National and the Company believes, based on conversations with First National and the Series A Preferred Stockholder, if the loan approval process is not completed before the maturity date of the Bridge Loan Facility, that the maturity date will be extended until such time that the loan approval process is completed. In the event the Company is unable or unwilling to secure the First National Credit Facility or the maturity date of the Bridge Loan Facility is not extended, the Bridge Loan Facility is expected to be repaid on or before October 14, 1996 from the Company's available cash.


     ACQUISITIONS


     The Company intends to continue its ongoing acquisition of primary care and specialty practices. The Company is currently engaged in negotiations with several providers of health care services. Certain of these acquisitions provide for the purchase of the businesses under terms and conditions similar to those that the Company has entered into previously. When the Company closes one of the acquisitions that it is currently negotiating it will guarantee the indebtedness of the business acquired of approximately $850,000 and assume $325,000 in outstanding debt.



     The Company will issue approximately 483,000 shares of the Company's Class B Common Stock having as estimated fair value of $3,381,000 as part of the consideration paid on all of the businesses it is in negotiation with. Of this total approximately 195,000 shares having an estimated fair value of $1,365,000 represent 10 limited partnership interests in MHLP and the remaining 288,000 shares to be issued by the Company have an estimated fair value of $2,016,000. Certain of the individual physicians involved in these acquisitions will be granted options to purchase additional shares of the Company's Class B Common Stock in the event certain agreed upon performance criteria are met. These agreements which have not yet closed provide for a total of 53,000 option shares. In addition, 14,000 shares of Class B Common Stock have been reserved for future issuance to physician employees of one of the practices purchased subsequent to June 30, 1996.



     In the event that all of the acquisitions are consumated under the terms currrently agreed upon the Company will acquire assets of approximately $5,000,000.

                  DOCTORS HEALTH SYSTEM, INC. AND SUBSIDIARIES


                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS


                                                                BALANCE AT    CHARGED TO    CHARGED                    BALANCE
                                                                BEGINNING     COSTS AND     TO OTHER                    AT END
                         DESCRIPTION                              PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS    OF PERIOD
-------------------------------------------------------------   ----------    ----------    --------    ----------    ----------
Year ended June 30, 1994
  Allowance for doubtful receivable..........................    $ 30,000     $   10,000    $     --     $     --     $   40,000
                                                                ----------    ----------    --------    ----------    ----------
  Valuation allowances on deferred tax assets................          --             --          --           --             --
                                                                ----------    ----------    --------    ----------    ----------

Year ended June 30, 1995
  Allowance for doubtful receivable..........................      40,000         25,000          --           --         65,000
                                                                ----------    ----------    --------    ----------    ----------
  Valuation allowances on deferred tax assets................          --        770,000          --           --        770,000
                                                                ----------    ----------    --------    ----------    ----------

Year ended June 30, 1996
  Allowance for doubtful receivable..........................      65,000        295,000          --           --        360,000
                                                                ----------    ----------    --------    ----------    ----------
  Valuation allowances on deferred tax assets................     770,000      1,500,800          --           --      2,270,800
                                                                ----------    ----------    --------    ----------    ----------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Practices A:



     We have audited the accompanying statements of operations and cash flows of Practice A (the "Practice") for the year ended December 31, 1994. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and cash flows. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



     In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Practice A for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


Baltimore, Maryland
September 17, 1996

                                   PRACTICE A



                            STATEMENT OF OPERATIONS



                                                                                                                   PERIOD FROM
                                                                                                  YEAR ENDED     JANUARY 1, 1995
                                                                                                 DECEMBER 31,    TO FEBRUARY 24,
                                                                                                     1994             1995
                                                                                                 ------------    ---------------
                                                                                                                   (UNAUDITED)
REVENUES
  Net physician billings......................................................................     $258,530         $  27,342
                                                                                                 ------------

EXPENSES
  Salaries and benefits.......................................................................      165,837            11,069
  Medical supplies............................................................................        5,074               104
  Insurance...................................................................................       13,563             2,260
  Depreciation................................................................................        5,229               872
  General and administrative..................................................................       37,323            18,125
  Provision for bad debts.....................................................................        6,748             1,125
  Other.......................................................................................        2,520               279
                                                                                                 ------------    ---------------
     Total Expenses...........................................................................      236,924            33,834
                                                                                                 ------------    ---------------
       Net Income.............................................................................     $ 22,236         $  (6,492)
                                                                                                 ------------    ---------------
                                                                                                 ------------    ---------------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE A


                            STATEMENT OF CASH FLOWS


                                                                                                                    YEAR ENDED
                                                                                                                   DECEMBER 31,
                                                                                                                       1994
                                                                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................................................................................     $ 22,236
     Adjustments to reconcile net income to net cash provided by operating activities
       Provision for bad debts..................................................................................        6,748
       Depreciation.............................................................................................        5,229
       Changes in assets and liabilities:
          Accounts receivable...................................................................................       (7,080)
          Prepaid expenses......................................................................................       (8,617)
          Accounts payable and accrued expenses.................................................................         (916)
                                                                                                                   ------------
       Net cash provided by operating activities................................................................       17,600

CASH FLOWS FROM FINANCING ACTIVITIES
     Shareholder distributions..................................................................................      (31,312)
                                                                                                                   ------------
       Net cash used by financing activities....................................................................      (31,312)
                                                                                                                   ------------
Net decrease in cash and cash equivalents.......................................................................      (13,712)
Cash and cash equivalents at beginning of period................................................................       46,628
                                                                                                                   ------------
Cash and cash equivalents at end of period......................................................................     $ 32,916
                                                                                                                   ------------
                                                                                                                   ------------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE A


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:


BUSINESS


     Practice A (the "Practice") is a physician operating a private medical practice.


BASIS OF ACCOUNTING


     The Practice presents its statements of operations and cash flows on the accrual basis of accounting.


REVENUE RECOGNITION

     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.


     The majority of the Practices' revenues were derived from medical care delivered on a fee for services basis. The Practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.



CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.



DEPRECIATION METHOD



     The cost of property and equipment is depreciated over the estimated useful lives of the related assets (5 years). Depreciation is computed using accelerated methods.


MEDICAL SUPPLIES


     The Practice expenses the cost of routine medical and laboratory supplies when purchased.



INCOME TAXES



     The Practice is an S Corporation ; accordingly, income tax liabilities are the responsibility of the individual shareholder.


USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2--OPERATING LEASE


     The Practice is the lessee of office space under an operating lease with a partnership of which the shareholder is a limited partner. The lease expires in 2001.



     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year amount to $33,582 for each of the next five years.



     Rent expense paid for operating leases for the year ended December 31, 1994 was $19,261.

                                   PRACTICE A

NOTE 3--INCOME TAXES


     The Practice is an S Corporation. As a result, the Practice is not subject to corporate income taxes, except for taxes on capital gains, if any. Accordingly, no provisions have been made in the accompanying statement of operations for federal and state income taxes since such taxes are liabilities of the individual owner and the amounts thereof depend upon his tax situation.



     The Practices' tax returns are subject to examination by federal and state taxing authorities. In the event of an examination of such tax returns, the liability of the owners could be changed if adjustments in the distributable income were ultimately sustained by the taxing authorities.



NOTE 4--COMMITMENTS AND CONTINGENCIES


MALPRACTICE INSURANCE


     The physicians employed by the Practice have claims made insurance coverage for their professional malpractice claims which is paid for them by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



NOTE 5--SUBSEQUENT EVENT



     Effective February 24, 1995, Doctors Health System, Inc. of Owings Mills, Maryland acquired certain assets of the Practice in an asset purchase transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Practice B:



     We have audited the accompanying statements of operations and cash flows of Practice B (the "Practice") for the year ended December 31, 1994. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and cash flows. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



     In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Practice B for the year ended December 31, 1994, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP



Baltimore, Maryland
September 17, 1996

                                   PRACTICE B



                            STATEMENT OF OPERATIONS



                                                                                                                    PERIOD FROM
                                                                                                   YEAR ENDED     JANUARY 1, 1995
                                                                                                  DECEMBER 31,          TO
                                                                                                      1994         MAY 31, 1995
                                                                                                  ------------    ---------------
                                                                                                                    (UNAUDITED)
REVENUES
  Net physician billings.......................................................................     $219,706         $ 163,403
EXPENSES
  Salaries and benefits........................................................................       55,044            27,037
  Medical supplies.............................................................................        8,228             2,019
  Insurance....................................................................................        7,366             4,972
  Depreciation.................................................................................        6,862             1,095
  Interest.....................................................................................        1,471             1,149
  Provision for bad debts......................................................................        3,274             1,364
  General and administrative...................................................................       22,739            16,751
  Other........................................................................................        8,386             3,318
                                                                                                  ------------    ---------------
     Total Expenses............................................................................      113,370            57,705
                                                                                                  ------------    ---------------
       Proprietor's Net Income (note 6)........................................................     $106,336         $ 105,698
                                                                                                  ------------    ---------------
                                                                                                  ------------    ---------------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE B



                            STATEMENTS OF CASH FLOWS



                                                                                                                    YEAR ENDED
                                                                                                                   DECEMBER 31,
                                                                                                                       1994
                                                                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................................................................................     $106,336
     Adjustments to reconcile net income to net cash provided by operating activities
       Depreciation.............................................................................................        6,862
       Provision for bad debts..................................................................................        3,274
       Changes in assets and liabilities:
          Accounts receivable...................................................................................        2,632
          Prepaid expense.......................................................................................       (1,200)
                                                                                                                   ------------
       Net cash provided by operating activties.................................................................      117,904
CASH FLOWS FROM FINANCING ACTIVITIES
  Owners' equity distributions..................................................................................     (116,101)
                                                                                                                   ------------
     Net cash used by financing activities......................................................................     (116,101)
                                                                                                                   ------------
Net increase in cash and cash equivalents.......................................................................        1,803
Cash and cash equivalents at beginning of period................................................................           --
                                                                                                                   ------------
Cash and cash equivalents at end of period......................................................................     $  1,803
                                                                                                                   ------------
                                                                                                                   ------------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE B



                         NOTES TO FINANCIAL STATEMENTS



                               DECEMBER 31, 1994



NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     A summary of the significant accounting policies consistently applied in the preparation of the financial statements is as follows:



BUSINESS



     Practice B (the "Practice") is a physician operating a private medical practice.



BASIS OF ACCOUNTING



     The Practice presents its statements of operations and cash flows on the accrual basis of accounting.



REVENUE RECOGNITION



     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.



     The majority of the practices' revenues were derived from medical care delivered on a fee for services basis. The Practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.



CASH AND CASH EQUIVALENTS



     For the purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.



DEPRECIATION METHOD



     The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the accelerated methods. The estimated useful lives for property plant and equipment are as follows:



Furniture and fixtures..........................................................   7 years
Computer equipment..............................................................   5 years
Office equipment................................................................   5 years



MEDICAL SUPPLIES



     The Practice expenses the cost of routine medical and laboratory supplies when purchased.



INCOME TAXES



     The Practice is a sole proprietorship; accordingly, income tax liabilities are the responsibility of owner.



USE OF ESTIMATES



     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.



NOTE 2--OPERATING LEASE



     The Practice is the lessee of office space under an operating lease which expires in 1995.

                                   PRACTICE B

NOTE 2--OPERATING LEASE--CONTINUED

     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year amount to $7,548 in 1995.



     Rent expense paid for operating leases for the year ended December 31, 1994 was $14,311.



NOTE 3--INCOME TAXES



     The Practice is a sole proprietorship. As a result, the Practice is not subject to corporate income taxes. Accordingly, no provisions have been made in the accompanying statement of operations for federal and state income taxes since such taxes are liabilities of the individual owner and the amounts thereof depend upon his tax situation.



     The Practices' tax returns are subject to examination by federal and state taxing authorities. In the event of an examination of such tax returns, the liability of the owner could be changed if adjustments in the distributable income were ultimately sustained by the taxing authorities.



NOTE 4--BENEFIT PLAN



     The Practice has a defined contribution plan covering employees who meet the minimum length of service and age requirements. Contributions to the plan amounted to $361 in 1994.



NOTE 5--COMMITMENTS AND CONTINGENCIES



MALPRACTICE INSURANCE



     The physician has claims made insurance coverage for professional malpractice claims which is paid for by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



NOTE 6--PROPRIETOR'S NET INCOME



     Proprietor's net income represents net income prior to owner's compensation.



NOTE 7--SUBSEQUENT EVENT



     Effective June 1, 1995, Doctors Health System, Inc. of Owings Mills, Maryland acquired certain assets of the Practice in an asset purchase transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Practice C:



     We have audited the accompanying statements of operations and cash flows of Practice C (the "Practice") for the year ended December 31, 1994. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and cash flows. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



     In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Practice C for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


Baltimore, Maryland
September 17, 1996

                                   PRACTICE C


                            STATEMENT OF OPERATIONS


                                                                                                      YEAR          PERIOD FROM
                                                                                                     ENDED        JANUARY 1, 1995
                                                                                                  DECEMBER 31,          TO
                                                                                                      1994         MAY 31, 1995
                                                                                                  ------------    ---------------
                                                                                                                    (UNAUDITED)
Revenues
  Net physician billings.......................................................................     $379,668         $ 163,782

Expenses
  Salaries and benefits........................................................................       87,886            34,832
  Medical supplies.............................................................................        7,860             2,208
  Insurance....................................................................................        6,350             1,955
  Depreciation.................................................................................       17,535             4,502
  Interest.....................................................................................        1,430               236
  Provision for bad debts......................................................................        6,273             3,611
  General and administrative...................................................................       60,706            19,002
                                                                                                  ------------    ---------------
     Total Expenses............................................................................      188,040            66,346
                                                                                                  ------------    ---------------
       Proprietor's Net Income (note 6)........................................................     $191,628         $  97,436
                                                                                                  ------------    ---------------
                                                                                                  ------------    ---------------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE C


                            STATEMENT OF CASH FLOWS


                                                                                                                       YEAR
                                                                                                                      ENDED
                                                                                                                   DECEMBER 31,
                                                                                                                       1994
                                                                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................................................................................    $  191,628
     Adjustments to reconcile net income to net cash provided by operating activities
       Depreciation.............................................................................................        17,535
       Provision for bad debts..................................................................................         6,273
       Changes in assets and liabilities:
          Accounts receivable...................................................................................        (2,806)
          Accrued pension contribution..........................................................................        (4,548)
                                                                                                                   ------------
       Net cash provided by operating activities................................................................       208,082

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment.........................................................................................        (8,533)
                                                                                                                   ------------
       Net cash used by investing activities....................................................................        (8,533)

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of long term debt.....................................................................................       (13,566)
  Owners' equity distributions..................................................................................      (181,920)
                                                                                                                   ------------
       Net cash used by financing activities....................................................................      (195,486)
                                                                                                                   ------------
Net increase in cash and cash equivalents.......................................................................         4,063
Cash and cash equivalents at beginning of period................................................................        35,386
                                                                                                                   ------------
Cash and cash equivalents at end of period......................................................................    $   39,449
                                                                                                                   ------------
                                                                                                                   ------------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE C


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     A summary of the significant accounting policies consistently applied in the preparation of the financial statement is as follows:


BUSINESS


     Practice C (the "Practice") is a physician operating a private medical practice.


BASIS OF ACCOUNTING


     The Practice presents its statements of operations and cash flows on the accrual basis of accounting.


REVENUE RECOGNITION

     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.


     The majority of the Practices' revenues were derived from medical care delivered on a fee for services basis. The Practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.



CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


DEPRECIATION METHOD


     The cost of property and equipment is depreciated over the estimated useful lives of the related assets, which range from 5 to 7 years. Depreciation is computed using the straight-line and the accelerated methods.


MEDICAL SUPPLIES


     The Practice expenses the cost of routine medical and laboratory supplies when purchased.



INCOME TAXES


     The Practice is a sole proprietorship; accordingly, income tax liabilities are the responsibility of owner.

USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2--OPERATING LEASE


     The Practice is the lessee of office space under an operating lease which expires in 1996.


     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year amount to $25,470 in 1995 and $15,034 in 1996.

     Rent expense paid for operating leases for the year ended December 31, 1994 was $24,276.

                                   PRACTICE C

NOTE 3--INCOME TAXES


     The Practice is a sole proprietorship. As a result, the Practice is not subject to corporate income taxes. Accordingly, no provisions have been made in the accompanying statement of operations for federal and state income taxes since such taxes are liabilities of the individual owner and the amounts thereof depend upon his tax situation.



     The Practices' tax returns are subject to examination by federal and state taxing authorities. In the event of an examination of such tax returns, the liability of the owner could be changed if adjustments in the distributable income were ultimately sustained by the taxing authorities.


NOTE 4--BENEFIT PLAN

     The Practice has a defined contribution plan covering the employees. Contributions to the plan amounted to $28,884 in 1994.

NOTE 5--COMMITMENTS AND CONTINGENCIES

MALPRACTICE INSURANCE


     The physicians employed by the Practice have insurance coverage for their professional malpractice claims which is paid for them by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



NOTE 6--PROPRIETOR'S NET INCOME



     Proprietor's net income represents net income prior to owner's compensation.



NOTE 7--SUBSEQUENT EVENT



     Effective June 1, 1995, Doctors Health System, Inc. of Owings Mills, Maryland acquired certain assets of the Practice in an asset purchase transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Practice D:



     We have audited the accompanying statements of operations and cash flows of Practice D (the "Practice") for the year ended December 31, 1994. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and cash flows. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



     In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Practice D, for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


Baltimore, Maryland
September 20, 1996

                                   PRACTICE D


                            STATEMENT OF OPERATIONS


                                                                                                YEAR ENDED         PERIOD FROM
                                                                                               DECEMBER 31,    JANUARY 1, 1995 TO
                                                                                                   1994         NOVEMBER 30, 1995
                                                                                               ------------    -------------------
                                                                                                                   (UNAUDITED)
REVENUES
  Net physician billings....................................................................     $422,748           $ 511,084
  Capitation revenue........................................................................      348,000             418,160
  Other revenue.............................................................................       21,300              15,100
                                                                                               ------------    -------------------
     Total Revenues.........................................................................      792,048             944,344
EXPENSES
  Salaries and benefits.....................................................................      432,904             608,479
  Medical supplies..........................................................................       36,259              50,958
  Insurance.................................................................................       11,416              14,369
  Depreciation and amortization.............................................................       17,234               9,401
  Interest..................................................................................        7,007               4,108
  General and administrative................................................................      145,740             169,098
  Provision for bad debts...................................................................       37,184              34,119
  Other.....................................................................................       10,235              27,447
                                                                                               ------------    -------------------
     Total Expenses.........................................................................      697,979             917,979
                                                                                               ------------    -------------------
     Income from operations.................................................................       94,069              26,365
OTHER EXPENSES
  Loss on abandonment of assets.............................................................      (40,059)                 --
                                                                                               ------------    -------------------
     Net Income.............................................................................     $ 54,010           $  26,365
                                                                                               ------------    -------------------
                                                                                               ------------    -------------------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE D



                            STATEMENT OF CASH FLOWS



                                                                                                                    YEAR ENDED
                                                                                                                   DECEMBER 31,
                                                                                                                       1994
                                                                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................................................................................     $ 54,010
     Adjustments to reconcile net income to net cash provided by operating activities
       Loss on abandonment of assets............................................................................       40,059
       Provision for bad debts..................................................................................       37,184
       Depreciation and amortization............................................................................       17,234
       Changes in assets and liabilities:
          Accounts receivable...................................................................................      (71,861)
          Prepaid expenses......................................................................................       (4,624)
          Other assets..........................................................................................       (3,346)
                                                                                                                   ------------
       Net cash provided by operating activities................................................................       68,656

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on long term debt.................................................................................      (17,174)
     Payments on notes to affiliate.............................................................................      (13,531)
     Shareholder distributions..................................................................................      (42,736)
                                                                                                                   ------------
       Net cash used by financing activities....................................................................      (73,441)
                                                                                                                   ------------
  Net decrease in cash and cash equivalents.....................................................................       (4,785)
  Cash and cash equivalents at beginning of period..............................................................       13,672
                                                                                                                   ------------
  Cash and cash equivalents at end of period....................................................................     $  8,887
                                                                                                                   ------------
                                                                                                                   ------------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE D


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     A summary of the significant accounting policies consistently applied in the preparation of the financial statement is as follows:


BUSINESS


     Practice D (the "Practice") is a group physician medical practice.


BASIS OF ACCOUNTING


     The Practice presents its statements of operations and cash flows on the accrual basis of accounting.


REVENUE RECOGNITION

     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.

     The Practice has agreements with various Health Maintenance Organizations (HMO's) to provide medical services to subscribing participants. Under these agreements, the Practice receives monthly capitation payments based on the number of each HMO's participants, regardless of services actually performed by the practice.


CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


DEPRECIATION METHOD


     The cost of property and equipment is depreciated over the estimated useful lives of the related assets (7 years for furniture and equipment). Depreciation is computed using the straight-line and the accelerated methods.


COVENANT NOT TO COMPETE


     The covenant not to compete relates to amounts paid to a former shareholder upon his departure from the Practice. The agreement is being amortized on the straight-line method over five years, which is equal to the term of the agreement.


MEDICAL SUPPLIES


     The Practice expenses the cost of routine medical and laboratory supplies when purchased.



INCOME TAXES


     The Practice is an S corporation; accordingly, income tax liabilities are the responsibility of shareholders.

USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2--LOSS ON ABANDONMENT OF ASSETS


     In October of 1994, the Practice entered into a lease agreement for new office space (See Note 3). As a result of the new lease, the net book value of the leasehold improvements of the existing lease have been written off as of December 31, 1994.

                                   PRACTICE D

NOTE 3--OPERATING LEASE

     In October 1994, the practice entered into an operating lease agreement for approximately 2,942 square feet of office space. The lease expires in 2005.

     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year amount to the following:


                                     YEAR                                         AMOUNT
-------------------------------------------------------------------------------   -------
1995...........................................................................   $30,118
1996...........................................................................    40,158
1997...........................................................................    40,158
1998...........................................................................    40,158
1999...........................................................................    40,158


     Rent expense paid for operating leases for the year ended December 31, 1994 was $34,625.

NOTE 4--INCOME TAXES

     The Practice is an S corporation. As a result, the Practice is not subject to corporate income taxes, except for taxes on capital gains, if any. Accordingly, no provisions have been made in the accompanying statement of operations for federal and state income taxes since such taxes are liabilities of the individual shareholders and the amounts thereof depend upon their tax situation.


     The practices' tax returns are subject to examination by federal and state taxing authorities. In the event of an examination of such tax returns, the liability of the shareholder could be changed if adjustments in the distributable income were ultimately sustained by the taxing authorities.



NOTE 5--COMMITMENTS AND CONTINGENCIES


MALPRACTICE INSURANCE


     The physicians employed by the Practice have insurance coverage for their professional malpractice claims which is paid for them by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



NOTE 6--SUBSEQUENT EVENT



     Effective December 1, 1995, Doctors Health System, Inc. of Owings Mills, Maryland acquired certain assets of the Practice in an asset purchase transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Practice E:



     We have audited the accompanying statements of operations and cash flows of Practice E (the "Practice") for the year ended April 30, 1995. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and cash flows. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



     In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Practice E for the year ended April 30, 1995, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP



Baltimore, Maryland
September 12, 1996

                                   PRACTICE E



                            STATEMENT OF OPERATIONS



                                                                                                                   PERIOD FROM
                                                                                                         YEAR      MAY 1, 1995
                                                                                                        ENDED           TO
                                                                                                        APRIL      JANUARY 30,
                                                                                                       30, 1995        1996
                                                                                                       --------    ------------
                                                                                                                   (UNAUDITED)
REVENUES
  Net physician billings............................................................................   $378,731      $254,187
EXPENSES
  Salaries and benefits.............................................................................    248,430       211,113
  Medical supplies..................................................................................      3,730         2,815
  Insurance.........................................................................................     18,766        15,852
  Depreciation......................................................................................      7,186         3,538
  Interest..........................................................................................        960           989
  General and administrative........................................................................     95,639        55,588
  Provision for bad debts...........................................................................     11,690         9,978
                                                                                                       --------    ------------
     Total Expenses.................................................................................    386,401       299,873
                                                                                                       --------    ------------
       Net Loss.....................................................................................   $ (7,670)     $(45,686)
                                                                                                       --------    ------------
                                                                                                       --------    ------------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE E



                            STATEMENT OF CASH FLOWS



                                                                                                                    YEAR ENDED
                                                                                                                    APRIL 30,
                                                                                                                       1995
                                                                                                                    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss.......................................................................................................   $  (7,670 )
     Adjustments to reconcile net loss to net cash used in operating activities..................................
       Depreciation..............................................................................................       7,186
       Provision for bad debts...................................................................................      11,690
       Changes in assets and liabilities:
          Accounts receivable....................................................................................        (165 )
          Accounts payable.......................................................................................     (11,157 )
                                                                                                                    ----------
       Net cash used in operating activities.....................................................................        (116 )

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets.......................................................................................      (1,750 )
                                                                                                                    ----------
       Net cash used by investing activities.....................................................................      (1,750 )

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on long term debt...........................................................................      (5,995 )
                                                                                                                    ----------
     Net cash used by financing activities.......................................................................      (5,995 )
                                                                                                                    ----------
Net decrease in cash and cash equivalents........................................................................      (7,861 )
Cash and cash equivalents at beginning of period.................................................................      40,888
                                                                                                                    ----------
Cash and cash equivalents at end of period.......................................................................   $  33,027
                                                                                                                    ----------
                                                                                                                    ----------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE E



                         NOTES TO FINANCIAL STATEMENTS



                                 APRIL 30, 1995



NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     A summary of the significant accounting policies consistently applied in the preparation of the financial statement is as follows:



BUSINESS



     Practice E (the "Practice") is a physician operating a private medical practice.



BASIS OF ACCOUNTING



     The Practice presents its statements of operations and cash flows on the accrual basis of accounting.



REVENUE RECOGNITION



     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.



     The majority of the Practices' revenues were derived from medical care delivered on a fee for services basis. The Practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.



CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.



DEPRECIATION METHOD



     The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the accelerated methods.



MEDICAL SUPPLIES



     The Practice expenses the cost of routine medical and laboratory supplies when purchased.



INCOME TAXES



     The Practice is a C corporation. As a result, the Practice is subject to corporate income taxes, including taxes on capital gains, if any. The Practice's tax returns are subject to examination by federal and state taxing authorities.



USE OF ESTIMATES



     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.



NOTE 2--OPERATING LEASE



     The Practice is the lessee of office space under an operating lease which expires in 1997.



     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one amount to $22,452 in 1996 and $11,226 in 1997.



     Rent expense paid for operating leases for the year ended April 30, 1995 was $22,452.

                                   PRACTICE E

NOTE 3--INCOME TAXES



     The Practice is a C corporation. As a result, the Practice is subject to corporate income taxes, including taxes on capital gains, if any. The Practices' tax returns are subject to examination by federal and state taxing authorities. The Practice has historically distributed all residual profits as compensation to its owners. As a result the Practice has paid negligible or no income taxes. The owners of the Practice believe this trend will continue in the future. Accordingly, the Practice does not provide for income tax assets or liabilities.



NOTE 4--BENEFIT PLAN



     The Practice has a defined contribution plan covering the employees. Contributions to the plan amounted to $20,850 in 1995.



NOTE 5--COMMITMENTS AND CONTINGENCIES



MALPRACTICE INSURANCE



     The physicians employed by the Practice have insurance coverage for their professional malpractice claims which is paid for them by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



NOTE 6--SUBSEQUENT EVENT



     Effective January 30, 1996, Doctors Health System, Inc. of Owings Mills, Maryland acquired certain assets of the Practice in an asset purchase transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Practice F:



     We have audited the accompanying statements of operations and cash flows of Practice F (the "Practice") for the year ended December 31, 1995. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and cash flows. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



     In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Practice F for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

Baltimore, Maryland
September 18, 1996

                                   PRACTICE F


                            STATEMENT OF OPERATIONS


                                                                                                                   PERIOD FROM
                                                                                              YEAR ENDED        JANUARY 1, 1996 TO
                                                                                           DECEMBER 31, 1995    FEBRUARY 28, 1996
                                                                                           -----------------    ------------------
                                                                                                                   (UNAUDITED)
REVENUES
  Net physician billings................................................................      $ 1,257,997            $211,792
EXPENSES
  Salaries and benefits.................................................................          899,966             153,029
  Medical supplies......................................................................           76,036               5,880
  Insurance.............................................................................           10,967                 848
  Depreciation and amortization.........................................................            6,690                 517
  Interest..............................................................................            6,533                 505
  General and administrative............................................................          178,008              23,795
  Provision for bad debts...............................................................           65,555              10,925
  Other.................................................................................           26,634               2,060
                                                                                           -----------------    ------------------
                                                                                                1,270,389             197,559
                                                                                           -----------------    ------------------
  (Loss) income from operations.........................................................          (12,392)             14,233

OTHER INCOME AND EXPENSES
  Other income..........................................................................            5,714                 898
  Loss on disposal of fixed assets......................................................          (18,643)                 --
  Write off of goodwill.................................................................          (43,650)                 --
                                                                                           -----------------    ------------------
                                                                                                  (56,579)                898
                                                                                           -----------------    ------------------
  Net (loss) income.....................................................................      $   (68,971)           $ 15,131
                                                                                           -----------------    ------------------
                                                                                           -----------------    ------------------



     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENT

                                   PRACTICE F


                            STATEMENT OF CASH FLOWS


                                                                                                                    YEAR ENDED
                                                                                                                     DECEMBER
                                                                                                                     31, 1995
                                                                                                                    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss.......................................................................................................    $(68,971)
     Adjustments to reconcile net loss to net cash provided by operating activities
       Depreciation and amortization.............................................................................       6,690
       Provision for bad debts...................................................................................      65,555
       Loss on abandonment of goodwill...........................................................................      34,920
       Loss on disposal of fixed assets..........................................................................      18,643
       Changes in assets and liabilities:
          Accounts receivable....................................................................................     (31,748)
          Goodwill...............................................................................................       8,730
          Accounts payable.......................................................................................        (109)
                                                                                                                    ----------
       Net cash provided by operating activities.................................................................      33,710

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property, plant and equipment.....................................................................      (1,716)
                                                                                                                    ----------
     Net cash used in investing activities.......................................................................      (1,716)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of treasury stock.......................................................................       1,000
  Repayments of long-term debt...................................................................................     (30,753)
                                                                                                                    ----------
       Net cash used by financing activities.....................................................................     (29,753)
                                                                                                                    ----------
Net increase in cash and cash equivalents........................................................................       2,241
Cash and cash equivalents at beginning of period.................................................................      11,744
                                                                                                                    ----------
Cash and cash equivalents at end of period.......................................................................    $ 13,985
                                                                                                                    ----------
                                                                                                                    ----------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE F


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     A summary of the significant accounting policies consistently applied in the preparation of the financial statement is as follows.


BUSINESS


     Practice F (the "Practice") is a group medical practice providing medical services.


BASIS OF ACCOUNTING


     The Practice presents its statements of operations and cash flows on the accrual basis of accounting.



REVENUE RECOGNITION


     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.


     The majority of the Practices' revenues were derived from medical care delivered on a fee for service basis. The Practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.



CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


DEPRECIATION METHOD


     The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Furniture and fixtures, computer equipment, and office equipment are depreciated over useful lives ranging from 5 to 7 years. Depreciation is computed using the straight-line and the accelerated methods.


MEDICAL SUPPLIES


     The Practice expenses the cost of routine medical and laboratory supplies when purchased.



INCOME TAXES



     The Practice is a C corporation. As a result, the Practice is subject to corporate income taxes, including taxes on capital gains, if any. The Practice's tax returns are subject to examination by federal and state taxing authorities.


USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2--OPERATING LEASE


     The Practice is the lessee of office space under operating leases with terms through 2001.

                                   PRACTICE F


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year are as follows:



YEAR                                                            AMOUNT
-------------------------------------------------------------   -------
1996.........................................................   $85,655
1997.........................................................    89,510
1998.........................................................    93,537
1999.........................................................    97,747
2000.........................................................    62,817



     Rent expense paid for operating leases for the year ended December 31, 1995 was $89,741.



NOTE 3--LOSS ON DISPOSAL OF ASSETS



     During 1995 the Practice terminated the operation of a location it had previously acquired. There being no remaining value associated with the assets, the leasehold improvements and goodwill associated with said location were expensed.



NOTE 4--INCOME TAXES



     The Practice is a C corporation for federal income tax purposes. The physician owners of the Practice have a policy of distributing all residual profits of the Practice as additional compensation. The Practice historically has not incurred any significant income tax liabilities and there is no indication that this trend will not continue in the future. Accordingly, the Practice does not provide for income tax assets or liabilities.



NOTE 5--COMMITMENTS AND CONTINGENCIES


MALPRACTICE INSURANCE


     The physicians employed by the Practice have insurance coverage for their professional malpractice claims which is paid for them by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



NOTE 6--SUBSEQUENT EVENT



     Effective February 28, 1996, Doctors Health System, Inc. of Owings Mills, Maryland acquired certain assets of the Practice in an asset purchase transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO PRACTICE G:



     We have audited the accompanying statements of operations and cash flows of Practice G (the "Practice") for the year ended December 31, 1995. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and cash flows. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



     In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Practice G for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

Baltimore, Maryland
September 12, 1996

                                   PRACTICE G


                            STATEMENT OF OPERATIONS


                                                                                                 YEAR ENDED       PERIOD FROM
                                                                                                  DECEMBER     JANUARY 1, 1996 TO
                                                                                                  31, 1995       APRIL 30, 1996
                                                                                                 ----------    ------------------
                                                                                                                  (UNAUDITED)
REVENUES
  Net physician billings......................................................................    $375,246          $125,082
EXPENSES
  Salaries and benefits.......................................................................      59,893            23,532
  Medical supplies............................................................................      19,052             8,300
  Insurance...................................................................................       8,747             2,131
  Depreciation................................................................................       3,269             1,090
  Interest....................................................................................       7,040             1,979
  General and administrative..................................................................      48,260            15,497
  Provision for bad debts.....................................................................      44,273            14,758
  Other.......................................................................................       9,286             2,638
                                                                                                 ----------    ------------------
     Total Expenses...........................................................................     199,820            69,925
                                                                                                 ----------    ------------------
  Proprietors' Net Income (note 5)............................................................    $175,426          $ 55,157
                                                                                                 ----------    ------------------
                                                                                                 ----------    ------------------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE G



                            STATEMENT OF CASH FLOWS



                                                                                                                    YEAR ENDED
                                                                                                                     DECEMBER
                                                                                                                     31, 1995
                                                                                                                    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.....................................................................................................   $ 175,426
  Adjustments to reconcile net income to net cash provided by operating activities
     Provision for doubtful accounts.............................................................................      44,273
     Depreciation................................................................................................       3,269
     Changes in assets and liabilities:
       Accounts receivable.......................................................................................     (75,699 )
                                                                                                                    ----------
          Net cash provided by operating activities..............................................................     147,269

CASH FLOWS FROM INVESTING ACTIVITIES
  Net repayment on long-term debt................................................................................     (23,258 )
  Owners' equity distributions...................................................................................    (124,011 )
                                                                                                                    ----------
          Net cash used by financing activities..................................................................    (147,269 )
                                                                                                                    ----------

Net increase in cash and cash equivalents........................................................................          --
Cash and cash equivalents at beginning of period.................................................................          --
                                                                                                                    ----------
Cash and cash equivalents at end of period.......................................................................   $      --
                                                                                                                    ----------
                                                                                                                    ----------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE G


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     A summary of the significant accounting policies consistently applied in the preparation of the financial statement is as follows:


BUSINESS


     Practice G (the "Practice") is a physician operating a private medical practice.


BASIS OF ACCOUNTING

     The Practice presents its statements of operations and cash flows on the accrual basis of accounting


REVENUE RECOGNITION


     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.


     The majority of the Practices' revenues were derived from medical care delivered on a fee for services basis. The Practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.



CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


DEPRECIATION METHOD


     The cost of property and equipment is depreciated over the estimated useful lives of the related assets, which are 5 years for furniture and automobiles, and 31.5 years for the office building. Depreciation is computed using the straight-line method and the accelerated methods.


MEDICAL SUPPLIES

     The Practice expenses the cost of routine medical and laboratory supplies when purchased.

INCOME TAXES

     The Practice is a sole proprietorship; accordingly, income tax liabilities are the responsibility of owner.

USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


NOTE 2--INCOME TAXES


     The Practice is a sole proprietorship. As a result, the Practice is not subject to corporate income taxes. Accordingly, no provisions have been made in the accompanying statement of operations for federal and state income taxes since such taxes are liabilities of the individual owner and the amounts thereof depend upon his tax situation.

                                   PRACTICE G

NOTE 2--INCOME TAXES--CONTINUED


     The Practices' tax returns are subject to examination by federal and state taxing authorities. In the event of an examination of such tax returns, the liability of the owner could be changed if adjustments in the distributable income were ultimately sustained by the taxing authorities.



NOTE 3--INTERNAL REVENUE SERVICE ASSESSMENTS



     The Proprietor has been assessed with past-due taxes, interest and penalties in the amount of $164,000 as of December 31, 1995. This amount is not related to the Practice and therefore has not been reflected in the accompanying statement of operations.



NOTE 4--COMMITMENTS AND CONTINGENCIES


MALPRACTICE INSURANCE


     The physician has claims made insurance coverage for professional malpractice claims which is paid for by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



NOTE 5--PROPRIETOR'S NET INCOME



     Proprietor's net income represents net income prior to owner's compensation.



NOTE 6--SUBSEQUENT EVENT



     Effective May 1, 1996, Doctors Health System, Inc. of Owings Mills, Maryland acquired certain assets of the Practice in an asset purchase transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Practice H:



     We have audited the accompanying statements of operations and cash flows of Practice H (the "Practice") for the year ended December 31, 1995. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and cash flows. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



     In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Practice H for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

Baltimore, Maryland
September 12, 1996

                                   PRACTICE H


                            STATEMENT OF OPERATIONS


                                                                                                 YEAR ENDED       PERIOD FROM
                                                                                                  DECEMBER     JANUARY 1, 1996 TO
                                                                                                  31, 1995       APRIL 30, 1996
                                                                                                 ----------    ------------------
                                                                                                                  (UNAUDITED)

REVENUES
  Net physician billings......................................................................    $320,886          $ 89,825
  Interest and other income...................................................................       5,198             1,233
                                                                                                 ----------       ----------
  Total Revenues..............................................................................     326,084            91,058
EXPENSES
  Salaries and benefits.......................................................................      35,254             8,928
  Medical supplies............................................................................      11,520             3,401
  Insurance...................................................................................       7,158               914
  Depreciation................................................................................       1,575               120
  General and administrative..................................................................      22,403             8,033
  Provision for bad debts.....................................................................      17,316             5,772
  Other.......................................................................................       6,736             1,673
                                                                                                 ----------       ----------

  Total Expenses..............................................................................     101,962            28,841
                                                                                                 ----------       ----------
     Proprietor's Net Income (note 6).........................................................    $224,122          $ 62,217
                                                                                                 ----------       ----------
                                                                                                 ----------       ----------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE H



                            STATEMENT OF CASH FLOWS



                          YEAR ENDED DECEMBER 31, 1995



                                                                                                                    YEAR ENDED
                                                                                                                   DECEMBER 31,
                                                                                                                       1995
                                                                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................................................................................    $  224,122
     Adjustments to reconcile net income to net cash provided by operating activities
       Provision for bad debts..................................................................................        17,316
       Depreciation.............................................................................................         1,575
       Changes in assets and liabilities:
          Accounts receivable...................................................................................        (9,545)
                                                                                                                   ------------
       Net cash provided by operating activities................................................................       233,468

CASH FLOWS FROM FINANCING ACTIVITIES
  Owners' equity distributions..................................................................................      (201,963)
                                                                                                                   ------------
       Net cash used by financing activities....................................................................      (201,963)
                                                                                                                   ------------
Net increase in cash and cash equivalents.......................................................................        31,505
Cash and cash equivalents at beginning of period................................................................            --
                                                                                                                   ------------
Cash and cash equivalents at end of period......................................................................    $   31,505
                                                                                                                   ------------
                                                                                                                   ------------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE H


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     A summary of the significant accounting policies consistently applied in the preparation of the financial statement is as follows:


BUSINESS


     Practice H (the "Practice") is a physician operating a private medical practice.


BASIS OF ACCOUNTING


     The Practice presents its statements of operations and cash flows on the accrual basis of accounting.


REVENUE RECOGNITION

     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.


     The majority of the Practices' revenues were derived from medical care delivered on a fee for services basis. The practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.



CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


DEPRECIATION METHOD


     The cost of property and equipment is depreciated over the estimated useful lives of the related assets (5 years). Depreciation is computed using the accelerated methods.


MEDICAL SUPPLIES


     The Practice expenses the cost of routine medical and laboratory supplies when purchased.


INCOME TAXES

     The Practice is a sole proprietorship; accordingly, income tax liabilities are the responsibility of owner.

USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2--OPERATING LEASE

     The Practice is the lessee of office space under an operating lease with a related party which expires in 1997.

     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year amount to $15,000 in 1996 and $6,250 in 1997.

     Rent expense paid for operating leases for the year ended December 31, 1995 was $15,000.

                                   PRACTICE H

                               DECEMBER 31, 1995

NOTE 3--INCOME TAXES

     The Practice is a sole proprietorship. As a result, the Practice is not subject to corporate income taxes. Accordingly, no provisions have been made in the accompanying statement of operations for federal and state income taxes since such taxes are liabilities of the individual owner and the amounts thereof depend upon his tax situation.


     The Practices' tax returns are subject to examination by federal and state taxing authorities. In the event of an examination of such tax returns, the liability of the owner could be changed if adjustments in the distributable income were ultimately sustained by the taxing authorities.


NOTE 4--BENEFIT PLAN

     The Practice has a defined contribution plan covering the employees. Contributions to the plan amounted to $831 in 1995.

NOTE 5--COMMITMENTS AND CONTINGENCIES

MALPRACTICE INSURANCE


     The physicians employed by the Practice have claims made insurance coverage for their professional malpractice claims which is paid for them by the Company. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



NOTE 6--PROPRIETOR'S NET INCOME



     Proprietor's net income represents net income prior to owner's compensation.



NOTE 7--SUBSEQUENT EVENT



     Effective May 1, 1996, Doctors Health System, Inc. of Owings Mills, Maryland acquired certain assets of the Practice in an asset purchase transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Practice I:



     We have audited the accompanying balance sheets of Practice I (the "Practice"), as of July 31, 1996 and 1995 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Practice I as of July 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

Baltimore, Maryland
September 25, 1996

                                   PRACTICE I


                                 BALANCE SHEETS


                                                                                                            JULY 31,
                                                                                                      1995           1996
                                                                                                   -----------    -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.....................................................................   $   187,340    $   176,440
  Accounts receivable, net of an allowance for doubtful accounts of $204,487 in 1995 and
     $336,547 in 1996...........................................................................       817,948      1,346,188
  Due from stockholder..........................................................................        13,608          1,012
  Prepaid expenses..............................................................................        80,403        100,060
  Deferred tax asset............................................................................        34,172             --
                                                                                                   -----------    -----------
     Total Current Assets.......................................................................     1,133,471      1,623,700

PROPERTY AND EQUIPMENT
  Furniture and fixtures........................................................................       327,479        355,697
  Leasehold improvements........................................................................       294,322        295,602
  Equipment.....................................................................................       839,103        839,103
  Equipment under capital lease.................................................................       246,985        246,985
                                                                                                   -----------    -----------
                                                                                                     1,707,889      1,737,387
  Less accumulated depreciation and amortization................................................    (1,227,374)    (1,347,223)
                                                                                                   -----------    -----------
                                                                                                       480,515        390,164

OTHER ASSETS                                                                                           201,967        134,398
                                                                                                   -----------    -----------
     Total Assets...............................................................................   $ 1,815,953    $ 2,148,262
                                                                                                   -----------    -----------
                                                                                                   -----------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.........................................................   $    26,511    $   117,302
  Accrued retirement............................................................................       368,843        428,530
  Current portion of long-term debt.............................................................       222,673        108,372
  Accrued salaries and benefits.................................................................       160,025        232,606
  Deferred tax liability........................................................................       283,220        473,828
                                                                                                   -----------    -----------
     Total Current Liabilities..................................................................     1,061,272      1,360,638

Long-term debt, net of current portion..........................................................       343,726        116,366
Deferred compensation payable...................................................................            --        157,508
                                                                                                   -----------    -----------
     Total Liabilities..........................................................................     1,404,998      1,634,512
                                                                                                   -----------    -----------

STOCKHOLDERS' EQUITY
  Common stock, 100,000 shares authorized; 1,200 shares and 1,400 shares, respectively, issued
     and outstanding, $1 par value..............................................................         1,200          1,400
  Additional paid-in capital....................................................................       238,800        278,600
  Retained earnings.............................................................................       170,955        233,750
                                                                                                   -----------    -----------
     Total Stockholders' Equity.................................................................       410,955        513,750
                                                                                                   -----------    -----------
     Total Liabilities and Stockholders' Equity.................................................   $ 1,815,953    $ 2,148,262
                                                                                                   -----------    -----------
                                                                                                   -----------    -----------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE I


                            STATEMENTS OF OPERATIONS


                                                                                                        YEAR ENDED JULY 31,
                                                                                                        1995          1996
                                                                                                     -----------   -----------
REVENUES
  Net physician revenue...........................................................................   $ 7,477,377   $ 8,152,224
  Other income....................................................................................        38,538        59,780
                                                                                                     -----------   -----------
     Total Revenues...............................................................................     7,515,915     8,212,004

EXPENSES
  Salaries and benefits...........................................................................     5,313,405     5,636,879
  Medical supplies................................................................................       162,542       212,347
  Insurance.......................................................................................       268,891       278,941
  Depreciation and amortization...................................................................       171,827       140,755

  Interest........................................................................................        71,691        41,873
  General and administrative......................................................................     1,088,066       996,277
  Provision for bad debts.........................................................................       204,487       336,547
  Other...........................................................................................       112,944        67,883
                                                                                                     -----------   -----------
     Total Expenses...............................................................................     7,393,853     7,711,502
                                                                                                     -----------   -----------
  Net Income Before Taxes.........................................................................       122,062       500,502
                                                                                                     -----------   -----------
  Income Taxes....................................................................................
     Current......................................................................................        77,424        48,524
     Deferred.....................................................................................       167,308       224,780
                                                                                                     -----------   -----------
                                                                                                         244,732       273,304
                                                                                                     -----------   -----------
       Net (Loss) Income..........................................................................   $ (122,670)   $   227,198
                                                                                                     -----------   -----------
                                                                                                     -----------   -----------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE I



                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                          ADDITIONAL
                                                                                COMMON     PAID-IN      RETAINED
                                                                                STOCK      CAPITAL      EARNINGS       TOTAL
                                                                                ------    ----------    ---------    ---------
BALANCE, AUGUST 1, 1994......................................................   $1,200     $ 238,800    $ 293,625    $ 533,625
Net loss.....................................................................                            (122,670)    (122,670)
                                                                                ------    ----------    ---------    ---------
BALANCE, JULY 31, 1995.......................................................   1,200        238,800      170,955      410,955
Issuance of stock............................................................     200         39,800                    40,000
Net income...................................................................                             227,198      227,198
Stockholders' distributions..................................................                            (164,403)    (164,403)
                                                                                ------    ----------    ---------    ---------
BALANCE, JULY 31, 1996.......................................................   $1,400     $ 278,600    $ 233,750    $ 513,750
                                                                                ------    ----------    ---------    ---------
                                                                                ------    ----------    ---------    ---------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE I



                            STATEMENTS OF CASH FLOWS



                                                                                                        YEARS ENDED JULY 31,
                                                                                                       ----------------------
                                                                                                         1995         1996
                                                                                                       ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income ................................................................................   $(122,670)     227,198
  Adjustments to reconcile net income to net cash provided by operating activities
     Depreciation and amortization..................................................................     171,827      140,755
     Provision for bad debts........................................................................     204,487      336,547
     Deferred taxes.................................................................................     167,308      224,780
     Changes in assets and liabilities:
       Accounts receivable..........................................................................    (242,383)    (864,787)
       Prepaid expenses.............................................................................      77,674      (19,657)
       Other assets.................................................................................     123,070       67,570
       Accounts payable and accrued expenses........................................................     (94,606)      90,790
       Accrued retirement...........................................................................     (93,583)      59,687
       Accrued salaries and benefits................................................................          58       72,581
                                                                                                       ---------    ---------
          Net cash provided by operating activities.................................................     191,182      335,464

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property, plant and equipment........................................................    (190,969)     (57,299)
                                                                                                       ---------    ---------
          Net cash used by investing activities.....................................................    (190,969)     (57,299)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of debt....................................................................     564,999           --
  Repayments of long-term debt......................................................................    (491,926)    (341,661)
  Payments (to)/from stockholder....................................................................     (43,662)      12,596
  Proceeds from issuance of common stock............................................................          --       40,000
                                                                                                       ---------    ---------
          Net cash provided by (used by) financing activities.......................................      29,411     (289,065)
                                                                                                       ---------    ---------
          Net increase (decrease) in cash and cash equivalents......................................      29,624      (10,900)
Cash and cash equivalents at beginning of period....................................................     157,716      187,340
                                                                                                       ---------    ---------
Cash and cash equivalents at end of period..........................................................   $ 187,340    $ 176,440
                                                                                                       ---------    ---------
                                                                                                       ---------    ---------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE I


                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:


BUSINESS


     Practice I (the "Practice") is a Maryland corporation which was incorporated on November 1, 1972 for the purpose of operating a private medical practice.


BASIS OF ACCOUNTING


     The Practice presents its financial statements on the accrual basis of accounting.



CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.


REVENUE RECOGNITION

     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.


     The majority of the Practices' revenues were derived from medical care delivered on a fee for services basis. The Practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.


DEPRECIATION METHOD


     The cost of property and equipment is depreciated over the estimated useful lives of the related assets which range from 5 to 7 years for furniture and equipment. Leasehold improvements are amortized over the life of the lease. Depreciation is computed using the straight-line and the accelerated methods.


MEDICAL SUPPLIES

     The Practice expenses the cost of routine medical and laboratory supplies when purchased.

INCOME TAXES


     The Practice is taxable under the provisions of the Internal Revenue Code. The Practice recognizes deferred income tax on all significant timing differences between financial and income tax reporting.


USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. MERGER OF PRACTICES


     Effective September 11, 1995, the Practice merged with another Maryland medical corporation. The business combination was accounted for by the pooling-of-interest method.

                                   PRACTICE I

2. MERGER OF PRACTICES--CONTINUED

     Effective August 8, 1996, a medical corporation which merged in 1995, exercised its option to withdraw from the Practice, as permitted under the Agreement of Merger. Under the terms of the withdrawal, the withdrawing medical corporation departs with the same stockholders' equity it had when the merger occurred. The departing firm receives their fixed assets, as well as a note collateralized by one of the fixed assets, and the remaining equity balance will be paid through a deferred compensation arrangement. This deferred compensation arrangement is fully accrued at July 31, 1996.



     Since the merger has been rescinded and the departing corporation is not a participant in the acquisition disclosed in Note 7, the assets, liabilities and operations of the withdrawing corporation have not been included herein.


3. INCOME TAXES


     The Practice accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109. Deferred tax assets consist of the following:



                                                                                                         1995         1996
                                                                                                       ---------    ---------
Net current deferred tax assets:
  Net operating loss carryforward...................................................................   $  34,172    $      --
Net current deferred tax liabilities:
  Cash to accrual adjustments.......................................................................    (283,220)    (473,828)
                                                                                                       ---------    ---------
                                                                                                       $(249,048)   $(473,828)
                                                                                                       ---------    ---------
                                                                                                       ---------    ---------



     The variance in the tax rate reflected in the financial statements compared to the combined federal and state statutory rate is primarily related to the cash basis of accounting for income tax purposes.


4. OPERATING LEASES


     The Practice conducts its operations at leased facilities and uses leased office equipment under noncancelable operating leases. The operating leases have initial terms that expire at various periods through 2001 and, generally, provide for renewal for various periods at stipulated rates. Some of the operating leases provide that the Practice pay taxes, maintenance, insurance, and other occupancy costs applicable to leased premises. Total rent expense for all operating leases approximated $369,569 in 1996 and $307,637 in 1995. Minimum rental commitments, excluding sublease income, under operating leases as of July 31, 1996 are as follows:



                                                                 UNAFFILIATED    RELATED PARTY
                                                                 ------------    -------------
1997..........................................................     $112,649         159,078
1998..........................................................      112,649         159,078
1999..........................................................      100,553         159,078
2000..........................................................       56,006         159,078
2001..........................................................       20,133          98,508


5. COMMITMENTS AND CONTINGENCIES

MALPRACTICE INSURANCE


     The physicians in the Practice have claims made insurance coverage for professional malpractice claims which is paid for by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.

                                   PRACTICE I

6. LONG TERM DEBT



     Long-term debt outstanding as of July 31, 1995 and 1996 consists of the following:



                                                                                                    1995         1996
                                                                                                  ---------    ---------
Note payable to bank, payable in monthly installments of $8,333 plus interest at the bank's
  prime plus 3/4%, beginning October 1994. The note is secured by all assets of the Practice      $ 316,667    $ 216,362
Letter of Credit with Bank bearing interest at the bank's prime plus 3/4%, with no specified repayment terms. The Line is secured by all assets of the Practice. The amount available to borrow against the line of credit is approximately $333,383 and $500,000 at July 31, 1996 and
  1995, respectively...........................................................................     166,617           --
Note payable to Shareholder, payable in monthly installments of $2,225 including interest at
  8.5%, beginning January, 1993, uncollateralized..............................................      35,182        8,376
Capital lease obligation, requiring a monthly payment of $4,962 through June 1996..............      47,933           --
                                                                                                  ---------    ---------
Total..........................................................................................     566,399      244,738
Less current portion...........................................................................    (222,673)    (108,372)
                                                                                                  ---------    ---------
Total long-term debt...........................................................................   $ 343,726    $ 116,366
                                                                                                  ---------    ---------
                                                                                                  ---------    ---------



     Following are the maturities of long-term debt for each of the next five years:



                                     YEAR                                         AMOUNT
------------------------------------------------------------------------------   --------
1997..........................................................................   $108,372
1998..........................................................................    100,007
1999..........................................................................     16,359
                                                                                 --------
                                                                                 $224,738
                                                                                 --------
                                                                                 --------



7. RETIREMENT PLAN



     The Practice contributes to a defined contribution retirement plan for all employees who are at least twenty-one years old and who have one year of service with the Practice. Employer contributions are determined at the discretion of the Practice. Contributions to the plan totalled $428,530 and $368,843 for the years ended July 31, 1996 and 1995, respectively.



8. SUBSEQUENT EVENT



     The Practice has entered into a preliminary agreement to sell its assets and practice to Doctors Health System, Inc. of Owings Mills, Maryland. The agreement is subject to the parties entering into a binding purchase agreement.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Practice J:



     We have audited the accompanying combined balance sheet of Practice J (the "Practice") as of June 30, 1996 and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above, present fairly, in all material respects, the combined financial position of Practice J as of June 30, 1996, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

Baltimore, Maryland
September 20, 1996

                                   PRACTICE J



                             COMBINED BALANCE SHEET



                                                                                                                    JUNE 30,
                                                                                                                      1996
                                                                                                                   ----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents--note 1.............................................................................   $  237,123
  Accounts receivable, net of allowance for doubtful accounts of $30,000--note 1................................      432,000
  Prepaid expenses and other current assets.....................................................................       19,839
                                                                                                                   ----------
     Total Current Assets.......................................................................................      688,962

PROPERTY AND EQUIPMENT--note 1
  Furniture and fixtures........................................................................................      181,197
  Leasehold improvements........................................................................................      662,537
  Equipment.....................................................................................................      214,199
                                                                                                                   ----------
                                                                                                                    1,057,933
  Less accumulated depreciation.................................................................................     (314,184)
                                                                                                                   ----------
                                                                                                                      743,749

OTHER ASSETS....................................................................................................       27,145
                                                                                                                   ----------
Total Assets....................................................................................................   $1,459,856
                                                                                                                   ----------
                                                                                                                   ----------
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Accounts payable..............................................................................................   $  317,620
  Notes payable--note 2.........................................................................................    2,059,727
                                                                                                                   ----------
     Total Current Liabilities..................................................................................    2,377,347

Stockholders' (Deficit)--note 6.................................................................................     (917,491)
                                                                                                                   ----------
Total Liabilities and Stockholders' (Deficit)...................................................................   $1,459,856
                                                                                                                   ----------
                                                                                                                   ----------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE J



                        COMBINED STATEMENT OF OPERATIONS



                                                                                                                   YEAR ENDED
                                                                                                                    JUNE 30,
                                                                                                                      1996
                                                                                                                   ----------
REVENUES
  Net physician revenue.........................................................................................   $3,557,946

EXPENSES
  Salaries and benefits.........................................................................................    2,217,177
  Medical supplies..............................................................................................      541,341
  Insurance.....................................................................................................      131,564
  Depreciation and amortization.................................................................................       98,330
  Interest......................................................................................................      188,822
  General and administrative....................................................................................      707,998
  Provision for bad debts.......................................................................................       30,000
                                                                                                                   ----------
     Total Expenses.............................................................................................    3,915,232
                                                                                                                   ----------
       Loss from operations.....................................................................................     (357,286)

OTHER INCOME AND EXPENSES
  Other loss....................................................................................................      (21,349)
                                                                                                                   ----------
  Net Loss......................................................................................................   $ (378,635)
                                                                                                                   ----------
                                                                                                                   ----------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE J



                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT



                                                                                                                   YEAR ENDED
                                                                                                                  JUNE 30, 1996
                                                                                                                  -------------
BALANCE, JUNE 30, 1995.........................................................................................     $(538,856)
Net loss.......................................................................................................      (378,635)
                                                                                                                  -------------
BALANCE, JUNE 30, 1996.........................................................................................     $(917,491)
                                                                                                                  -------------
                                                                                                                  -------------

                                   PRACTICE J



                        COMBINED STATEMENT OF CASH FLOWS



                                                                                                                      YEAR
                                                                                                                      ENDED
                                                                                                                    JUNE 30,
                                                                                                                      1996
                                                                                                                    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss.......................................................................................................   $(378,635)
  Adjustments to reconcile net loss to net cash used in operating activities
     Depreciation and amortization...............................................................................      98,330
     Provision for bad debts.....................................................................................      30,000
     Changes in assets and liabilities:
       Accounts receivable.......................................................................................     (34,001)
       Prepaid assets............................................................................................     (19,839)
       Other assets..............................................................................................     (10,374)
       Accounts payable..........................................................................................     141,941
                                                                                                                    ---------
          Net cash used in operating activities..................................................................    (172,578)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets.......................................................................................     (59,255)
                                                                                                                    ---------
          Net cash used in investing activities..................................................................     (59,255)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from debt.............................................................................................     296,307
                                                                                                                    ---------
          Net cash provided by financing activities..............................................................     296,307
                                                                                                                    ---------
          Net increase in cash and cash equivalents..............................................................      64,474
Cash and cash equivalents at beginning of period.................................................................     172,649
                                                                                                                    ---------
Cash and cash equivalents at end of period.......................................................................   $ 237,123
                                                                                                                    ---------
                                                                                                                    ---------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   PRACTICE J



                     NOTES TO COMBINED FINANCIAL STATEMENTS


                                 JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     A summary of the significant accounting policies consistently applied in preparation of the financial statements are as follows:


BASIS OF ACCOUNTING


     Practice J (the "Practice") is engaged in the business of providing health care services and managing physician practices.



     The Practice presents its combined financial statements on the accrual basis of accounting.


PRINCIPLES OF COMBINATION


     The accompanying combined financial statements include the accounts of multiple entities which are under common control.


     Significant intercompany transactions and balances have been eliminated in the combined financial statements.


CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Practice considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.



     During the year ended June 30, 1996, the Practice maintained cash balances in several local banks. At times these balances exceeded the federally insured limits. The Practice has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


REVENUE RECOGNITION

     Revenues for services rendered are generated from direct patient payment and third party billing and are recognized when services are performed. These revenues are recorded net of adjustments and allowances resulting from the difference between the customary and usual rates for physician services and amounts reimbursable by government agencies (i.e., Medicare and Medicaid), commercial insurance carriers and other health insurance programs.


     The majority of the Practices' revenues were derived from medical care delivered on a fee for services basis. The Practice has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care organization is material to the Practice.



ACCOUNTS RECEIVABLE



     Accounts receivable consist of amounts due from federal and state government agencies, commercial insurance companies, other health insurance programs and private pay patients. Accounts receivable reflect an allowance for uncollectible accounts based on historical information, current payor mix, and trends in the health care industry.



DEPRECIATION METHOD


     Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes and accelerated methods are used for tax purposes. Routine maintenance and repairs are charged to expense as incurred.

MEDICAL SUPPLIES


     The Practice expenses the cost of routine medical and laboratory supplies when purchased.

                                   PRACTICE J

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED
INCOME TAXES

     The Practice is not a taxpaying entity for federal income tax purposes, and thus no income tax expense has been recorded on the statement of operations. Income from the partnership is taxed to the physicians through their individual returns.

USE OF ESTIMATES

     In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


2. NOTES PAYABLE



     The Practice has $1,759,727 in Notes Payable which are payable on demand. The bank has not called the notes at the statement date and the Practice is currently negotiating a refinance and consolidation.



     The Practice has a $300,000 note payable which matures March 1, 1997. The Practice pays 8.25% interest only on this note monthly.



3. INCOME TAXES



     The Practice entities have elected to adopt the provisions of Subchapter S of the Internal Revenue Code of 1986 or to be taxed as partnerships. As a result, the Practice is not subject to corporate income taxes, except for taxes on certain capital gains, if any. Accordingly, no provisions have been made in the accompanying statement of operations for federal and state income taxes since such taxes are liabilities of the individual stockholder and the amounts thereof depend upon his tax situation.



     The Practices' tax returns are subject to examination by federal and state taxing authorities. In the event of an examination of such tax returns, the liability of the stockholder could be changed if adjustments in the distributable income were ultimately sustained by the taxing authorities.



4. COMMITMENTS AND CONTINGENCIES


     MALPRACTICE INSURANCE


     The physicians employed by the Practice have insurance coverage for their professional malpractice claims which is paid for them by the Practice. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year, depending on the physician's coverage.



     Upon termination of employment, physicians are not required to purchase insurance coverage for the remaining outstanding exposure related to incidents which may be incurred, but reported subsequent to the termination of their employment. Accordingly, the Practice has reserved to provide for this self insured exposure.



5. STOCKHOLDERS' (DEFICIT)



     The combined equity of Practice J consists of the equity in five medical practices. The owners equity of the practices comprising Practice J are as follows:



Enterprise 1, common stock...........................   $     200
Enterprise 2, retained earnings......................    (120,474)
Enterprise 3, partners' capital......................    (723,457)
Enterprise 4, partners' capital......................     (83,435)

                                   PRACTICE J

5. STOCKHOLDERS' (DEFICIT)--CONTINUED

Enterprise 5, partners' capital......................       9,675
                                                        ---------
                                                        $(917,491)
                                                        ---------
                                                        ---------



6. OTHER INCOME



     The Practice receives a monthly fee equal to the lesser of its general and administrative expenses or $50,000, from Doctors Health Systems, Inc. The amount has been included in other income.



7. OPERATING LEASE



     The practice is the lessee of office space under operating leases with affiliated entities, which have terms through 1999.



     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year amount to the following:



YEAR                              AMOUNT
-------------------------------   -------
1997...........................   $99,413
1998...........................    99,413
1999...........................    96,275
2000...........................    90,000
2001...........................    22,500



     Rent expense paid for operating leases for the year ended June 30, 1996 was $100,460.



8. RELATED PARTY TRANSACTION



     The Practice has administrative services provided by an affiliated entity. The amount paid to the related party for these services approximated $260,000 in 1996.



9. SUBSEQUENT EVENT



     The Practice has entered into a letter of intent to sell its assets and practice to Doctors Health Systems, Inc. The agreement is subject to the parties entering into a binding purchase agreement.

                             PRO FORMA CONSOLIDATED


                      FINANCIAL STATEMENTS (UNAUDITED) OF

              DOCTORS HEALTH SYSTEM, INC. AND ACQUIRED BUSINESSES


     The following pro forma consolidated balance sheet as of June 30, 1996, and the pro forma consolidated statement of operations for the year ended June 30, 1996, give effect to (1) issuance of Series C Redeemable Convertible Preferred Stock subsequent to June 30, 1996, (2) the acquisition of physician practices during the year ended June 30, 1996, (3) the acquisition of physician practices subsequent to June 30, 1996 and (4) the proposed acquisition of physician practices subsequent to June 30, 1996, which are probable (collectively the "Acquired Businesses") by Doctors Health System, Inc. (DHS). These transactions are reflected as of June 30, 1996 for the pro forma consolidated balance sheet and as of July 1, 1995, for the pro forma consolidated statements of operations. The pro forma information is based on the respective historical financial statements of Doctors Health System, Inc. and the Acquired Businesses, giving effect to the completed and proposed acquisitions under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma consolidated financial statements.



     The unaudited pro forma consolidated financial statements have been prepared by the DHS based on the audited financial statements of certain of the acquisitions or probable acquisitions, which statements are included elsewhere in this Prospectus, and the unaudited financial statements of other acquisitions or probable acquisitions, which statements are not included herein (as they are not significant), adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in the DHS's Audited Financial Statements.



     Management of DHS does not believe that the pro forma consolidated financial statements are indicative of the results that actually would have occurred if the combinations had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the financial statements and notes of DHS and the respective Acquired Businesses contained elsewhere herein.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1996

                                                               ISSUANCE OF
                                                                SERIES C
                                                               REDEEMABLE
                                                               CONVERTIBLE      ACQUISITIONS
                                                             PREFERRED STOCK      COMPLETED
                                                              SUBSEQUENT TO     SUBSEQUENT TO      PROBABLE
                                              HISTORICAL      JUNE 30, 1996     JUNE 30, 1996    ACQUISITIONS
                                                  (A)              (B)               (C)             (D)         REFERENCE
                                              -----------    ---------------    -------------    ------------    ---------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents................   $ 1,400,837      $10,000,000       $  (416,799)    $  (626,783 )
  Accounts receivable (net of allowance for
    doubtful accounts of $360,000,)........     3,004,629               --           330,920       2,102,906
  Other receivables........................       611,025               --                --              --
  Prepaid expenses.........................       132,752               --                --         100,060
                                              -----------    ---------------    -------------    ------------
    Total current assets...................     5,149,243       10,000,000           (85,879)      1,576,183
PROPERTY AND EQUIPMENT, net................     2,510,301               --            51,799       1,278,612
OTHER ASSETS
  Intangibles (net of accumulated
    amortization of $62,917)...............     2,387,150               --         1,289,000       2,446,192
  Deferred charges (net of accumulated
    amortization of $151,368)..............       697,652               --                --              --
  Note receivable..........................       300,000                                           (300,000 )
  Accrued interest receivable..............       253,976               --                --          (8,525 )
  Deposits.................................        24,926               --                --              --
                                              -----------    ---------------    -------------    ------------
                                                3,663,704                0         1,289,000       2,137,667
                                              -----------    ---------------    -------------    ------------
      TOTAL ASSETS.........................   $11,323,248      $10,000,000       $ 1,254,920     $ 4,992,462
                                              -----------    ---------------    -------------    ------------
                                              -----------    ---------------    -------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable............................   $   353,915      $        --       $        --     $        --
  Current maturities of long-term
    obligations............................       110,917               --                --         433,372
  Accounts payable.........................       350,794               --                --         117,302
  Accrued medical services.................       550,520               --                --              --
  Other accrued expenses...................     2,951,893               --                --         196,316
                                              -----------    ---------------    -------------    ------------
    TOTAL CURRENT LIABILITIES..............     4,318,039               --                --         746,990
                                              -----------    ---------------    -------------    ------------
LONG-TERM OBLIGATIONS
  Note Payable.............................     3,400,000               --                --              --
  Notes payable and purchase
    obligations--related parties...........     2,077,364               --           330,920       1,670,906
  Capital lease obligations, less current
    maturities.............................       330,578               --                --         116,366
                                              -----------    ---------------    -------------    ------------
                                                5,807,942               --           330,920       1,787,272
COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK 6.5%
  cumulative, Series A, $5 par value,
  authorized and issued 1,000,000 shares
  (liquidation value $2,500,000)...........     5,438,305               --                --              --
  Less subscription receivable--...........    (1,500,000)              --                --              --
                                              -----------    ---------------    -------------    ------------    ---------
                                                3,938,305
  9.5% cumulative, Series B, $11.25 par
    value, authorized and issued 355,556
    shares (liquidation value
    $4,000,000)............................     4,227,526               --                --              --
  8% cumulative, Series C, $17.50 par
    value, 1,071,428 authorized, 571,428
    shares issued (liquidation value
    $10,000,000)...........................                     10,000,000                --              --
                                              -----------    ---------------    -------------    ------------
                                                8,165,831       10,000,000                --              --
STOCKHOLDERS' EQUITY
  Preferred Stock, $.01 par value,
    authorized 1,000,000 shares, no shares
    issued.................................            --               --                --              --
  Common Stock
    Class A, $.01 par value; authorized
      20,700,000 shares, issued and
      outstanding 800,000 shares...........         8,000               --                --              --
    Class B, $.01 par value; authorized
      10,000,000; issued and outstanding
      2,398,000 shares.....................        23,980               --             1,320           3,510           (E)
    Class C, $.01 par value; authorized
      29,050,000; no shares issued and
      outstanding..........................            --               --                --              --
  Additional paid in capital...............     2,079,548               --           922,680       2,454,690           (E)
  Accumulated deficit......................    (9,080,092)              --                --              --
                                              -----------    ---------------    -------------    ------------
      TOTAL STOCKHOLDERS' EQUITY...........    (6,968,564)              --           924,000       2,458,200
                                              -----------    ---------------    -------------    ------------
      TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY.............................   $11,323,248      $10,000,000       $ 1,254,920     $ 4,992,462
                                              -----------    ---------------    -------------    ------------
                                              -----------    ---------------    -------------    ------------


                                              PRO FORMA
                                             AS ADJUSTED
                                              JUNE 30,
                                                1996
                                             -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents................  $10,357,255
  Accounts receivable (net of allowance for
    doubtful accounts of $360,000,)........   5,438,455
  Other receivables........................     611,025
  Prepaid expenses.........................     232,812
                                             -----------
    Total current assets...................  16,639,547
PROPERTY AND EQUIPMENT, net................   3,840,712
OTHER ASSETS
  Intangibles (net of accumulated
    amortization of $62,917)...............   6,122,342
  Deferred charges (net of accumulated
    amortization of $151,368)..............     697,652
  Note receivable..........................          --
  Accrued interest receivable..............     245,451
  Deposits.................................      24,926
                                             -----------
                                              7,090,371
                                             -----------
      TOTAL ASSETS.........................  $27,570,630
                                             -----------
                                             -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable............................  $  353,915
  Current maturities of long-term
    obligations............................     544,289
  Accounts payable.........................     468,096
  Accrued medical services.................     550,520
  Other accrued expenses...................   3,148,209
                                             -----------
    TOTAL CURRENT LIABILITIES..............   5,065,029
                                             -----------
LONG-TERM OBLIGATIONS
  Note Payable.............................   3,400,000
  Notes payable and purchase
    obligations--related parties...........   4,079,190
  Capital lease obligations, less current
    maturities.............................     446,944
                                             -----------
                                              7,926,134
COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK 6.5%
  cumulative, Series A, $5 par value,
  authorized and issued 1,000,000 shares
  (liquidation value $2,500,000)...........   5,438,305
  Less subscription receivable--...........  (1,500,000 )
                                             -----------
                                              3,938,305
  9.5% cumulative, Series B, $11.25 par
    value, authorized and issued 355,556
    shares (liquidation value
    $4,000,000)............................   4,227,526
  8% cumulative, Series C, $17.50 par
    value, 1,071,428 authorized, 571,428
    shares issued (liquidation value
    $10,000,000)...........................  10,000,000
                                             -----------
                                             18,165,831
STOCKHOLDERS' EQUITY
  Preferred Stock, $.01 par value,
    authorized 1,000,000 shares, no shares
    issued.................................          --
  Common Stock
    Class A, $.01 par value; authorized
      20,700,000 shares, issued and
      outstanding 800,000 shares...........       8,000
    Class B, $.01 par value; authorized
      10,000,000; issued and outstanding
      2,398,000 shares.....................      28,810
    Class C, $.01 par value; authorized
      29,050,000; no shares issued and
      outstanding..........................          --
  Additional paid in capital...............   5,456,918
  Accumulated deficit......................  (9,080,092 )
                                             -----------
      TOTAL STOCKHOLDERS' EQUITY...........  (3,586,364 )
                                             -----------
      TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY.............................  $27,570,630
                                             -----------
                                             -----------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
               ACQUISITIONS COMPLETED SUBSEQUENT TO JUNE 30, 1996



                                 JUNE 30, 1996



                                                                                                JUNE 30, 1996
                                                                           -------------------------------------------------------
                                                                           PHYSICIAN K    PHYSICIAN L    PHYSICIAN M      TOTAL
                                                                           -----------    -----------    -----------    ----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.............................................    $(152,605)     $(243,059)     $ (21,135)    $ (416,799)
  Accounts receivable, net..............................................      112,984         70,936        147,000        330,920
  Other receivables.....................................................                                         --             --
  Prepaid expenses......................................................                                         --             --
                                                                           -----------    -----------    -----------    ----------
     Total current assets...............................................      (39,621)      (172,123)       125,865        (85,879)
PROPERTY AND EQUIPMENT, net.............................................       47,605          3,059          1,135         51,799
OTHER ASSETS
  Intangibles, net......................................................      399,000        422,000        468,000      1,289,000
  Deferred charges, net.................................................           --             --             --             --
  Accrued interest receivable...........................................           --             --             --             --
  Deposits..............................................................           --             --             --             --
                                                                           -----------    -----------    -----------    ----------
                                                                              399,000        422,000        468,000      1,289,000
                                                                           -----------    -----------    -----------    ----------
       TOTAL ASSETS.....................................................    $ 406,984      $ 252,936      $ 595,000     $1,254,920
                                                                           -----------    -----------    -----------    ----------
                                                                           -----------    -----------    -----------    ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Note payable..........................................................    $      --      $      --      $      --     $       --
  Current maturities of long-term obligations...........................           --             --             --             --
  Accounts payable......................................................           --             --             --             --
  Accrued medical claims................................................           --             --             --             --
  Other accrued expenses................................................           --             --             --             --
                                                                           -----------    -----------    -----------    ----------
     Total current liabilities..........................................           --             --             --             --
LONG-TERM OBLIGATIONS
  Notes Payable.........................................................           --             --             --             --
  Notes payable--related parties........................................      112,984         70,936        147,000        330,920
  Notes payable and purchase obligations--related parties...............           --             --             --             --
  Capital lease obligations less current maturities.....................           --             --             --             --
                                                                           -----------    -----------    -----------    ----------
                                                                              112,984         70,936        147,000        330,920
COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK
  6.5% cumulative, Series A, $5 par value, authorized and issued
     1,000,000 shares (liquidation value $2,500,000)....................           --             --             --             --
     Less subscription receivable--.....................................           --             --             --             --
  9.5% cumulative, Series B, $11.25 par value, authorized and issued
     355,556 shares (liquidation value $4,000,000)......................           --             --             --             --
                                                                           -----------    -----------    -----------    ----------
                                                                                   --             --             --             --
STOCKHOLDERS' EQUITY
  Preferred Stock, $.01 par value; authorized 1,000,000 shares, no shares issued......................................................
  Common Stock
     Class A, $.01 par value; authorized 20,700,000 shares, issued and
       outstanding 800,000 shares.......................................           --             --             --             --
     Class B, $.01 par value; authorized 10,000,000; issued and
       outstanding 2,200,000 shares.....................................          420            260            640          1,320
     Class C, $.01 par value; authorized 29,050,000; no shares issued
       and outstanding..................................................           --             --             --             --
  Additional paid in capital............................................      293,580        181,740        447,360        922,680
  Accumulated deficit...................................................           --             --             --             --
                                                                           -----------    -----------    -----------    ----------
       TOTAL STOCKHOLDERS' EQUITY.......................................      294,000        182,000        448,000        924,000
                                                                           -----------    -----------    -----------    ----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................    $ 406,984      $ 252,936      $ 595,000     $1,254,920
                                                                           -----------    -----------    -----------    ----------
                                                                           -----------    -----------    -----------    ----------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             PROBABLE ACQUISITIONS



                                 JUNE 30, 1996


                                                                              PRACTICE J    PRACTICE I    ALL OTHERS (D)
                                                                              ----------    ----------    --------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents................................................   $ (231,482)   $       --      $ (395,301)
  Accounts receivable......................................................      432,000     1,346,188         324,718
  Other receivables........................................................           --            --              --
  Prepaid expenses.........................................................           --       100,060              --
                                                                              ----------    ----------    --------------
    Total current assets...................................................      200,518     1,446,248         (70,583)

PROPERTY AND EQUIPMENT, net................................................      743,749       524,562          10,301

OTHER ASSETS
  Intangibles, net.........................................................      480,258       754,934       1,211,000
  Deferred charges.........................................................           --            --              --
  Note Receivable..........................................................     (300,000)           --              --
  Accrued interest receivable..............................................       (8,525)           --              --
  Deposits.................................................................           --            --              --
                                                                              ----------    ----------    --------------
                                                                                 171,733       754,934       1,211,000
                                                                              ----------    ----------    --------------
    TOTAL ASSETS...........................................................   $1,116,000    $2,725,744      $1,150,718
                                                                              ----------    ----------    --------------
                                                                              ----------    ----------    --------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Note payable.............................................................   $       --    $       --      $       --
  Current maturities of long-term obligations..............................      325,000       108,372              --
  Accounts payable.........................................................           --       117,302              --
  Accrued medical claims...................................................           --            --              --
  Other accrued expenses...................................................           --       196,316              --
                                                                              ----------    ----------    --------------
    Total current liabilities..............................................      325,000       421,990              --

LONG-TERM OBLIGATIONS
  Notes Payable............................................................           --            --              --
  Notes payable and purchase obligations--related parties..................           --     1,346,188         324,718
  Capital lease obligations, less current maturities.......................           --       116,366              --
                                                                              ----------    ----------    --------------
                                                                                      --     1,462,554         324,718

COMMITMENTS AND CONTINGENCIES..............................................

REDEEMABLE CONVERTIBLE PREFERRED STOCK
  6.5% cumulative, Series A, $5 par value, authorized and issued 1,000,000
    shares (liquidation value $2,500,000)..................................           --            --              --
  Less subscription receivable.............................................           --            --              --

  9.5% cumulative, Series B, $11.26 par value, authorized and issued
    355,556 shares (liquidation value $4,000,000)..........................           --            --              --

STOCKHOLDERS' EQUITY
  Preferred Stock, $.01 par value, authorized 1,000,000 shares, no shares
    issued.................................................................           --            --              --
  Common Stock:
    Class A, $.01 par value; authorized 20,700,000 shares, issued and
      outstanding 800,000 shares...........................................           --            --              --
    Class B, $.01 par value; authorized 10,000,000; issued and outstanding
      2,200,000 shares.....................................................        1,130         1,200           1,180
    Class C, $.01 par value; authorized 20,060,000; no shares issued and
      outstanding..........................................................           --            --              --
  Additional paid in capital...............................................      789,870       840,000         824,820
  Accumulated deficit......................................................           --            --              --
                                                                              ----------    ----------    --------------
    TOTAL STOCKHOLDERS' EQUITY.............................................      791,000       841,200         826,000
                                                                              ----------    ----------    --------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........................   $1,116,000    $2,725,744      $1,150,718
                                                                              ----------    ----------    --------------
                                                                              ----------    ----------    --------------

                                                                               TOTAL
                                                                             ----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents................................................  $ (626,783)
  Accounts receivable......................................................   2,102,906
  Other receivables........................................................          --
  Prepaid expenses.........................................................     100,060
                                                                             ----------
    Total current assets...................................................   1,576,183
PROPERTY AND EQUIPMENT, net................................................   1,278,612
OTHER ASSETS
  Intangibles, net.........................................................   2,446,192
  Deferred charges.........................................................          --
  Note Receivable..........................................................    (300,000)
  Accrued interest receivable..............................................      (8,525)
  Deposits.................................................................          --
                                                                             ----------
                                                                              2,137,667
                                                                             ----------
    TOTAL ASSETS...........................................................  $4,992,462
                                                                             ----------
                                                                             ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Note payable.............................................................  $       --
  Current maturities of long-term obligations..............................     433,372
  Accounts payable.........................................................     117,302
  Accrued medical claims...................................................          --
  Other accrued expenses...................................................     196,316
                                                                             ----------
    Total current liabilities..............................................     746,990
LONG-TERM OBLIGATIONS
  Notes Payable............................................................          --
  Notes payable and purchase obligations--related parties..................   1,670,906
  Capital lease obligations, less current maturities.......................     116,366
                                                                             ----------
                                                                              1,787,272
COMMITMENTS AND CONTINGENCIES..............................................
REDEEMABLE CONVERTIBLE PREFERRED STOCK
  6.5% cumulative, Series A, $5 par value, authorized and issued 1,000,000
    shares (liquidation value $2,500,000)..................................          --
  Less subscription receivable.............................................          --
  9.5% cumulative, Series B, $11.26 par value, authorized and issued
    355,556 shares (liquidation value $4,000,000)..........................          --
STOCKHOLDERS' EQUITY
  Preferred Stock, $.01 par value, authorized 1,000,000 shares, no shares
    issued.................................................................          --
  Common Stock:
    Class A, $.01 par value; authorized 20,700,000 shares, issued and
      outstanding 800,000 shares...........................................          --
    Class B, $.01 par value; authorized 10,000,000; issued and outstanding
      2,200,000 shares.....................................................       3,510
    Class C, $.01 par value; authorized 20,060,000; no shares issued and
      outstanding..........................................................          --
  Additional paid in capital...............................................   2,454,690
  Accumulated deficit......................................................          --
                                                                             ----------
    TOTAL STOCKHOLDERS' EQUITY.............................................   2,458,200
                                                                             ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........................  $4,992,462
                                                                             ----------
                                                                             ----------



     THE ACCOMPANYING NOTES ARE AN INTEGRAL OF THESE FINANCIAL STATEMENTS.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES


            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



A. Represents the historical audited consolidated balance sheet of the Company at June 30, 1996.



B. To reflect the issuance of Series C Redeemable Convertible Preferred Stock. This amount represents the proceeds of $7.5 million received on September 4, 1996 and the $2.5 million to be received on or before December 27, 1996. See subsequent events (Note 19) footnote on page F-21.



C. Represents the acquisitions completed subsequent to June 30, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions/Affiliations."



                                                                                                                 ACQUISITIONS
                                                                                                                  COMPLETED
                                                                                                                  SUBSEQUENT
ASSETS ACQUIRED, NET:                                                                                          TO JUNE 30, 1996
                                                                                                               ----------------
Accounts receivable, net..................................................................................           330,920
Fixed assets, net.........................................................................................            51,799
Intangible assets.........................................................................................         1,289,000
                                                                                                               ----------------
                                                                                                                  $1,671,719
                                                                                                               ----------------
                                                                                                               ----------------
CONSIDERATION:
Cash......................................................................................................           416,799
Fair value of common stock issued.........................................................................           924,000
Notes payable.............................................................................................           330,920
                                                                                                               ----------------
                                                                                                                  $1,671,719
                                                                                                               ----------------
                                                                                                               ----------------



D. Represents the probable acquisitions which have not yet been completed. All others represents Probable Acquisitions which are not significant to the Unaudited pro Forma Balance Sheet. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions/Affiliations."



                                                                                                                    PROBABLE
ASSETS ACQUIRED, NET:                                                                                             ACQUISITIONS
                                                                                                                  ------------
Accounts receivable, net.....................................................................................        2,102,906
Prepaids.....................................................................................................          100,060
Fixed assets, net............................................................................................        1,278,612
Liabilities assumed..........................................................................................         (863,356)
Intangible assets............................................................................................        2,446,192
                                                                                                                  ------------
                                                                                                                   $ 5,064,414
                                                                                                                  ------------
                                                                                                                  ------------
CONSIDERATION:
Cash.........................................................................................................          626,783
Fair value of common stock issued............................................................................        2,458,200
Notes payable................................................................................................        1,670,906
Note Receivable applied to purchase price....................................................................          308,525
                                                                                                                  ------------
                                                                                                                   $ 5,064,414
                                                                                                                  ------------
                                                                                                                  ------------



E. The estimated fair value of the stock issued in the acquisitions was $7.00 and was based on a discounted price of the Series C Redeemable Convertible Preferred Stock issued on September 4, 1996.



F. Practices A through H are not included in the Pro Forma Consolidated Balance Sheets as they were acquired prior to June 30, 1996.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1996

                                               ACQUISITIONS      ACQUISITIONS
                                                 COMPLETED         COMPLETED
                                             PRIOR TO JUNE 30,   SUBSEQUENT TO     PROBABLE
                               HISTORICAL          1996          JUNE 30, 1996   ACQUISITIONS
                                   (A)              (B)               (C)            (D)        ADJUSTMENTS    REFERENCE
                               -----------   -----------------   -------------   ------------   -----------   -----------
REVENUES
  Net physician revenue.....   $ 9,902,528      $ 3,758,937       $ 2,999,504    $ 15,553,419    $      --
  Global capitation
     revenue................       382,062               --                --              --           --
                               -----------   -----------------   -------------   ------------   -----------   -----------
                                10,284,590        3,758,937         2,999,504      15,553,419           --
EXPENSES
  Physician and other
    provider costs..........     4,525,340        1,607,241         1,216,963       6,211,929      410,000        (F) (J)
  Medical services
     expense................       662,671               --                --              --           --
  Care center costs.........     6,011,470          923,911           716,084       4,324,405           --
  General and
     administrative.........     5,342,429        1,110,933         1,102,573       4,709,346     (778,000)   (E) (H) (J)
  Depreciation and
     amortization...........       438,143           47,755             8,933         283,980      289,000            (G)
                               -----------   -----------------   -------------   ------------   -----------
                                16,980,053        3,689,840         3,044,553      15,529,660      (79,000)
       Income (loss) from
          operations........    (6,695,463)          69,097           (45,049)         23,759       79,000
Other income (expense)
  Interest and other
     income.................       291,553           31,240             1,751         160,916     (100,000)           (J)
  Interest and other
     expense................      (242,513)         (80,872)           (4,835)        (86,441)          --
                               -----------   -----------------   -------------   ------------   -----------
                                    49,040          (49,632)           (3,084)         74,475     (100,000)
       Income (loss) before
          income taxes......    (6,646,423)          19,465           (48,133)         98,234      (21,000)
Income tax expense..........            --               --                --              --           --            (L)
                               -----------   -----------------   -------------   ------------   -----------
       NET (LOSS) INCOME....   $(6,646,423)     $    19,465       $   (48,133)   $     98,234    $ (21,000)           (I)
                               -----------   -----------------   -------------   ------------   -----------
                               -----------   -----------------   -------------   ------------   -----------

                               PRO FORMA
                              AS ADJUSTED
                               JUNE 30,
                                 1996
                              -----------
REVENUES
  Net physician revenue.....  $32,214,388
  Global capitation
     revenue................      382,062
                              -----------
                               32,596,450
EXPENSES
  Physician and other
    provider costs..........   13,971,473
  Medical services
     expense................      662,671
  Care center costs.........   11,975,870
  General and
     administrative.........   11,487,281
  Depreciation and
     amortization...........    1,067,811
                              -----------
                               39,165,106
       Income (loss) from
          operations........   (6,568,656)
Other income (expense)
  Interest and other
     income.................      385,460
  Interest and other
     expense................     (414,661)
                              -----------
                                  (29,201)
       Income (loss) before
          income taxes......   (6,597,857)
Income tax expense..........           --
                              -----------
       NET (LOSS) INCOME....  $(6,597,857)
                              -----------
                              -----------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 ACQUISITIONS COMPLETED PRIOR TO JUNE 30, 1996


                        FOR THE YEAR ENDED JUNE 30, 1996

                                                                                                                  ALL OTHERS
                                            PHYSICIAN D   PHYSICIAN E   PHYSICIAN F   PHYSICIAN H   PHYSICIAN G      (B)
                                            -----------   -----------   -----------   -----------   -----------   ----------
REVENUES
  Net physician revenue...................   $ 425,672     $ 146,391     $ 834,069     $ 238,703     $ 313,562    $1,800,540
  Global capitation revenue...............          --            --            --            --            --            --
                                            -----------   -----------   -----------   -----------   -----------   ----------
                                               425,672       146,391       834,069       238,703       313,562     1,800,540
EXPENSES
Physician and other provider costs........      11,948        82,705       337,982       178,176       203,910       792,520
  Medical services expense................          --            --            --            --            --            --
  Care center costs.......................     246,990        18,399       258,708        19,870        46,000       333,944
  General and administrative..............     147,934        43,470       241,160        42,117        61,375       574,877
  Depreciation and amortization...........       2,858         2,065         4,435         1,331         2,277        34,789
                                            -----------   -----------   -----------   -----------   -----------   ----------
                                               409,730       146,639       842,285       241,494       313,562     1,736,130
                                            -----------   -----------   -----------   -----------   -----------   ----------
       Income (loss) from operations......      15,942          (248)       (8,216)       (2,791)           --        64,410
Other income (expense)
  Interest and other income...............       6,917         1,943            --         2,791            --        19,589
  Interest and other expense..............      (1,882)         (577)      (37,513)           --            --       (40,900)
                                            -----------   -----------   -----------   -----------   -----------   ----------
                                                 5,035         1,366       (37,513)        2,791            --       (21,311)
       Income (loss) before income
          taxes...........................      20,977         1,118       (45,729)           --            --        43,099
Income tax expense........................          --            --            --            --            --            --
                                            -----------   -----------   -----------   -----------   -----------   ----------

       NET INCOME (LOSS)..................   $  20,977     $   1,118     $ (45,729)    $      --     $      --    $   43,099
                                            -----------   -----------   -----------   -----------   -----------   ----------
                                            -----------   -----------   -----------   -----------   -----------   ----------

                                              TOTAL
                                            ----------
REVENUES
  Net physician revenue...................  $3,758,937
  Global capitation revenue...............          --
                                            ----------
                                             3,758,937
EXPENSES
Physician and other provider costs........   1,607,241
  Medical services expense................          --
  Care center costs.......................     923,911
  General and administrative..............   1,110,933
  Depreciation and amortization...........      47,755
                                            ----------
                                             3,689,840
                                            ----------
       Income (loss) from operations......      69,097
Other income (expense)
  Interest and other income...............      31,240
  Interest and other expense..............     (80,872)
                                            ----------
                                               (49,632)
       Income (loss) before income
          taxes...........................      19,465
Income tax expense........................          --
                                            ----------
       NET INCOME (LOSS)..................  $   19,465
                                            ----------
                                            ----------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES



            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               ACQUISITIONS COMPLETED SUBSEQUENT TO JUNE 30, 1996



                        FOR THE YEAR ENDED JUNE 30, 1996



                                                                                        PRACTICE
                                                                          PRACTICE K       L        PRACTICE M      TOTAL
                                                                          ----------    --------    ----------    ----------
REVENUES
  Net physician revenue................................................   $1,029,671    $862,464    $1,107,369    $2,999,504
  Global capitation revenue............................................           --          --            --            --
                                                                          ----------    --------    ----------    ----------
                                                                           1,029,671     862,464     1,107,369     2,999,504

EXPENSES
  Physician and other provider costs...................................      457,696     305,600       453,667     1,216,963
  Medical services expenses............................................           --          --            --            --
  Care center costs....................................................      169,704     301,178       245,202       716,084
  General and administrative...........................................      391,201     301,969       409,403     1,102,573
  Depreciation and amortization........................................        7,639         828           466         8,933
                                                                          ----------    --------    ----------    ----------
                                                                           1,026,240     909,575     1,108,738     3,044,553
                                                                          ----------    --------    ----------    ----------

     Income (loss) from operations.....................................        3,431     (47,111)       (1,369)      (45,049)

Other income (expense)
  Interest and other income............................................          382          --         1,369         1,751
  Interest and other expense...........................................       (1,163)     (3,672)           --        (4,835)
                                                                          ----------    --------    ----------    ----------
                                                                                (781)     (3,672)        1,369        (3,084)
                                                                          ----------    --------    ----------    ----------
     Income (loss) before income taxes.................................        2,650     (50,783)           --       (48,133)

Income tax expense.....................................................           --          --            --            --
                                                                          ----------    --------    ----------    ----------

     NET INCOME (LOSS).................................................   $    2,650    $(50,783)   $       --    $  (48,133)
                                                                          ----------    --------    ----------    ----------
                                                                          ----------    --------    ----------    ----------



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             PROBABLE ACQUISITIONS



                        FOR THE YEAR ENDED JUNE 30, 1996



                                                                         PRACTICE        PRACTICE     ALL OTHERS
                                                                             J              I            (D)           TOTAL
                                                                       -------------    ----------    ----------    -----------
REVENUES
  Net physician revenue.............................................    $ 3,457,946     $8,095,987    $3,999,486    $15,553,419
  Global capitation revenue.........................................             --             --            --             --
                                                                       -------------    ----------    ----------    -----------
                                                                          3,457,946      8,095,987     3,999,486     15,553,419
EXPENSES
  Physician and other provider costs................................        455,724      4,197,543     1,558,662      6,211,929
  Medical services expenses.........................................             --             --            --             --
  Care center costs.................................................      1,761,453      1,412,380     1,150,572      4,324,405
  General and administrative........................................      1,599,725      1,887,406     1,222,215      4,709,346
  Depreciation and amortization.....................................         98,330        143,344        42,306        283,980
                                                                       -------------    ----------    ----------    -----------
                                                                          3,915,232      7,640,673     3,973,755     15,529,660
                                                                       -------------    ----------    ----------    -----------
       Income (loss) from operations................................       (457,286)       455,314        25,731         23,759
Other income (expense)
  Interest and other income.........................................        100,000         58,010         2,906        160,916
  Interest and other expense........................................        (21,349)       (44,358)      (20,734)       (86,441)
                                                                       -------------    ----------    ----------    -----------
                                                                             78,651         13,652       (17,828)        74,475
       Income (loss) before income taxes............................       (378,635)       468,966         7,903         98,234
Income tax expense (note 14)........................................             --             --            --             --
                                                                       -------------    ----------    ----------    -----------

       NET INCOME (LOSS)............................................    $  (378,635)    $  468,966    $    7,903    $    98,234
                                                                       -------------    ----------    ----------    -----------
                                                                       -------------    ----------    ----------    -----------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              DOCTORS HEALTH SYSTEMS, INC. AND ACQUIRED BUSINESSES


                            STATEMENT OF OPERATIONS
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



A. Represents the audited historical consolidated statement of operations of the Company for the year ended June 30, 1996.



B. Represents the historical statement of operations of each of the recent acquisitions from July 1, 1995, to the date the acquisitions were completed by the Company. All Others represent recent acquisitions which individually are not significant to the Unaudited pro Forma Consolidated Statement of Operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions/Affiliations" for a summary of the Recent Acquisitions.



C. Represents the historical statement of operations for the year ended June 30, 1996 of each of the acquisitions made subsequent to June 30, 1996. See "Management's Discussion and Analysis of Financial Condition and consolidated Results of Operations--Acquisitions/Other Physician Transactions" for a summary of the Recent Acquisitions.



D. Represents the historical statement of operations of each of the probable acquisitions, for the year ended, June 30, 1996. All Others represent probable acquisitions which individually are not significant to the Unaudited Pro Forma Consolidated Statement of Operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions/Other Physician Transactions" for a summary of the Probable Acquisitions.



E. To reduce the cost of providing services to affiliated health care centers in the amount of $455,000 for the percentage specified in the service agreements with the affiliated physician group.



F. To record additional compensation and operating expense related to compensation arrangements made with certain physicians.



G. To adjust depreciation expense by $183,000 and amortization expense by $106,000 for the year ended June 30, 1996 based on the allocation of the purchase price of the acquisitions among property and equipment and intangibles resulting from excess of cost over fair value of assets acquired. Intangibles are being amortized using the straight-line method over 20 years.



H. To record reduction of $223,000 of retirement benefit expense resulting from discontinuance of individual practice retirement plans.



I. The statements of operations of sole proprietor's reflect regular distributions of all residual profits. Accordingly, distributions are reflected as physicians compensation in the physician and other provider costs line item.



J. To adjust for monthly payments made by the Company to a practice to offset physician and other care center costs for the period between July 1, 1995 and the commencement of the agreement.



K. Practices A, B and C are not included in the Pro Forma Consolidated Statement of Operations as they are fiscal year 1995 acquisitions.



L. In light of the Company's loss for the year ended June 30, 1996, no tax provision was recorded in the Pro Forma Consolidated Statement of Operations.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
Available Information..........................     2
Forward-Looking Statements.....................     2
Prospectus Summary.............................     3
Glossary.......................................     4
Risk Factors...................................     6
Use of Proceeds................................    12
Selected Consolidated Financial Data...........    13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    14
Business.......................................    21
Management.....................................    40
Certain Transactions...........................    47
Principal Stockholders.........................    48
Description of Capital Stock...................    50
Plan of Distribution...........................    56
Legal Matters..................................    56
Experts........................................    56
Financial Statements...........................   F-1



                       [DOCTORS HEALTH SYSTEM, INC. LOGO]


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth a statement of all expenses payable by the Registrant in connection with the registration, issuance and distribution of the Securities offered hereby, other than the underwriting discount.


SEC Registration Fee...........................................................................................   $ 24,848.48
Accounting Fees and Expenses...................................................................................             *
Legal Fees and Expenses........................................................................................             *
Printing and Engraving Expenses................................................................................             *
Blue Sky Fees and Expenses.....................................................................................             *
Miscellaneous Fees and Expenses................................................................................             *
                                                                                                                  -----------
     Total.....................................................................................................   $         *
                                                                                                                  -----------
                                                                                                                  -----------


---------------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that the Registrant may indemnify any director who was, is or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director of the Registrant, or while a director, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys' fees), judgments, penalties, fines and settlements, actually incurred by the director in connection with such action, suit or proceeding, unless it is established that: (i) the act or omission of the director was material to the matter giving rise to such action, suit or proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If the action, suit or proceeding was one by or in the right of the Registrant, no indemnification shall be made with respect to any action, suit or proceeding in which the director shall have been adjudged to be liable to the Registrant. A director also may not be indemnified with respect to any action, suit or proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director is adjudged to be liable on the basis that a personal benefit was improperly received. Unless limited by the Registrant's Charter: (i) a court of appropriate jurisdiction, upon application of a director, may order such indemnification as the court shall deem proper if it determines that the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, regardless of whether the director has met the standards of conduct required by Section 2-418; and (ii) the Registrant shall indemnify a director if such director is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above. However, with respect to any action, suit or proceeding by or in the right of the Registrant or in which the director was adjudged to be liable on the basis that a personal benefit was improperly received, the Registrant may only indemnify the director for any expenses (including, attorneys' fees) incurred in connection with such action, suit or proceeding.

     Section 2-418 of the MGCL further provides that unless limited by the Registrant's Charter, the Registrant: (i) shall (a) indemnify an officer of the Registrant if such officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, and (b) indemnify an officer of the Registrant if a court of appropriate jurisdiction, upon application of an officer, shall order indemnification; (ii) may indemnify and advance expenses to an officer, employee or agent of the Registrant to the same extent that it may indemnify directors; and (iii) may indemnify and advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by the Charter, Bylaws, general or specific action of the Registrant's Board of Directors or contract.

     The Registrant's Bylaws provide that, to the maximum extent permitted by the MGCL, as from time to time amended, the Registrant shall indemnify (i) its current and former directors, officers, agents and employees, and (ii) those persons who, at the request of the Registrant, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities, against any and all liabilities incurred in connection with their services in such capacities, to the extent determined appropriate by the Board of Directors. The Bylaws further provide that, to the extent required by the Charter or applicable law, the Registrant shall indemnify such individuals.

     The Registrant's Charter provides that, to the fullest extent permitted by the MGCL, as amended or interpreted, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages in connection with events occurring at the time such person served as a director or officer. The Registrant's Charter also provides that, to the maximum extent permitted by the MGCL, as from time to time amended, the Registrant shall indemnify its current and former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities. The Registrant also may, if approved by the Board of Directors, indemnify officers, employees, agents and persons who serve or have served at its request with another corporation, partnership or other entity.

     The provisions in the Charter and Bylaws do not eliminate the duty of care. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Maryland law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the MGCL. These provisions also do not affect a director's or officer's responsibilities under any other law, such as the federal or state securities laws or state or federal environmental laws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In December 1994, the Company issued 150,000 shares of its Class A Common Stock to Stewart B. Gold (which pursuant to a stock split are currently 600,000 shares of Class A Common Stock). Additionally, the Company issued to Scott Rifkin and Alan Kimmel 25,000 shares each of Class A Common Stock (which pursuant to a stock split are currently 100,000 shares of Class A Common Stock). The shares were issued for $200 in cash and in consideration for services performed for the Company as founders of the Company.

     In February of 1995, the Company issued 1,100,000 shares of its Class B Common Stock (now 2,200,000 shares as a result of a stock split) to Medical Holdings Limited Partnership in consideration of the transfer of receivables, equipment, and other assets of medical practices from MHLP to the Company with an aggregate value of approximately $492,000.


     In February of 1995, the Company issued to St. Joseph Medical Center, Inc., a Maryland non-profit, non-stock corporation, 500,000 shares of Series A Preferred Stock (now 1,000,000 shares and convertible to 1,000,000 shares of Class C Common Stock, subject to certain dilutive events) for $2 million in cash and a note in the principal amount of $3 million.



     In December of 1995, the Company issued to Med-Lantic Management Services, Inc. 355,556 shares of the Company's Series B Preferred Stock and Warrants to Medical Mutual Liability Insurance Society of Maryland to purchase 88,889 shares of Class A Common Stock in consideration of $4 million in cash and a loan guarantee in the amount of $4 million.


     In 1995 and 1996 (August 10, 1995, October 18, 1995, December 21, 1995 and
May 1996), the Company issued options to purchase a total of 200,880 shares of Class A Common Stock and authorized the issuance of options to purchase an additional 5,000 shares of Class A Common Stock to certain employees who joined the Company at the early stages of its development at an exercise price of $0.01 per share, none of which have been exercised as of the date of this Registration Statement. The options were issued in consideration of services performed and to be performed for the Company.

     In December 1995, the Company paid $40,000 in cash and issued warrants to purchase a total of 24,000 shares of Class A Common Stock in the aggregate to Stephen Graham, Andrew Hamilton and John Dwyer as compensation for investment advice rendered to the Company.


     In January 1996, the Company issued 33,000 shares of its Class B Common Stock to a primary care physician, and in February 1996, issued an aggregate of 132,000 shares of its Class B Common Stock to four primary care physicians, in connection with the mergers of their medical practices into wholly-owned subsidiaries of the Company. The aggregate amount of consideration transferred to the Company for the issuance of the shares was approximately $495,000.



     In May 1996, the Company issued 33,000 shares of Class B Common Stock to a primary care physician, in connection with the merger of his medical practice into a wholly-owned subsidiary of the Company. The amount of consideration transferred to the Company for the issuance of the shares was approximately $99,000.



     In September 1996, the Company issued 428,571 shares of Series C Preferred Stock to Genesis Health Ventures, Inc. for $7.5 million in cash.

     In September 1996, the Company issued to Dr. Mark Eig, a director of the Company, 16,000 shares and 1,000 options to purchase shares of the Company's Class B Common Stock in consideration of the merger of his medical practice into a wholly-owned subsidiary of the Company. The amount of consideration transferred to the Company for the issuance of the shares was approximately $112,000.



     In September 1996, the Company issued an aggregate of 26,000 shares and 2,000 options to purchase shares of the Company's Class B Common Stock to two primary care physicians in consideration of the merger of their medical practices into wholly-owned subsidiaries of the Company. The aggregate amount of consideration transferred to the Company was approximately $182,000.



     In October 1996, the Company issued an aggregate 64,000 shares of the Company's Class B Common Stock to four primary care physicians in consideration of the merger of their medical practices into a wholly owned subsidiary of the Company. The amount of consideration transferred to the Company for the issuance of the shares was approximately $448,000.


     The sale and issuance of shares listed above were exempt from registration under the Securities Act by virtue of Sections 4(2) and 3(b) of the Securities Act and in reliance on Rule 701 and Regulation D promulgated thereunder. The recipients of the above-described securities represented their intention to acquire the securities for investment only and not with a view to distribution thereof. Appropriate restrictive legends were affixed to stock certificates and options issued in such transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT   DESCRIPTION
-------   ------------------------------------------------------------------------------------------------------------------
  3.1 (a) Articles of Amendment and Restatement of the Registrant, dated December 8, 1995.*
      (b) Articles of Amendment and Restatement of the Registrant, dated September 4, 1996 (filed herewith).
  3.2 (a) Amended Bylaws of the Registrant.*
      (b) Amended Bylaws of the Registrant, as of September 4, 1996 (filed herewith).
  5       Legal Opinion of Venable, Baetjer & Howard, LLP.**
 10.1 (a) Stockholders Agreement dated December 1, 1995, by and among the Registrant, Stewart Gold, Scott Rifkin, Alan
            Kimmel, Medical Holdings Limited Partnership, St. Joseph Medical Center, Inc., Medical Mutual Liability
            Insurance Society of Maryland, and Med-Lantic Management Services, Inc.*
      (b) Amended Stockholders Agreement, dated September 4, 1996 (filed herewith).
 10.2     Registration Rights Agreement dated December 1, 1995 , by and among the Registrant, Medical Mutual Liability
            Insurance Society of Maryland and Med-Lantic Management Services, Inc.*
 10.3     Securities Purchase Agreement dated December 1, 1995 by and between the Registrant and Medical Mutual Liability
            Insurance Society of Maryland.*
 10.4     Registration Rights Agreement dated February 24, 1995 by and between the Registrant and St. Joseph Medical Center,
            Inc. and amendment thereto dated December 1, 1995.*
 10.5     Baltimore Medical Group, LLC Operating Agreement dated February 24, 1995.*
 10.6     Agreement of Limited Partnership of Medical Holdings Limited Partnership dated February 24, 1995.*
 10.7     Stockholders Agreement between BMGGP, Inc. and Stockholders dated as of February 24, 1995.*
 10.8     Financing Transaction Agreement dated as of February 24, 1995 by and among the Registrant and Baltimore Medical
            Group, LLC, BMG Limited Partnership, BMGGP, Inc., and St. Joseph Medical Center, Inc.*
 10.9     Form of Exclusive Physician Participation Agreement.*
 10.10    Form of Non-Exclusive Physician Participation Agreement.*
 10.11    Amended and Restated Physician Services Organization Agreement of Baltimore Medical Group, LLC.*
 10.12    Form of Practice Participation Agreement.*
 10.13    Form of Professional Services Employment Agreement.*
 10.14    Form of Specialist Physician Employment Agreement.*
 10.15    Form of Medical Director Employment Agreement.*
 10.16    Form of Specialist Physician Network Agreement.*
 10.17    Major Decision Agreement dated December 1, 1995 by and between the Registrant and Medical Mutual Liability
            Insurance Society of Maryland.*
 10.18    Promissory Note dated as of December 1, 1995 by and between the Registrant and Medical Mutual Liability Insurance
            Society of Maryland.*
 10.19    Non-negotiable, non-transferable Promissory Note dated February 24, 1995 by and between the Registrant and St.
            Joseph Medical Center, Inc.*
 10.20    Loan Agreement dated as of December 1, 1995, by and between the Registrant and NationsBank, N.A.*

EXHIBIT   DESCRIPTION
-------   ------------------------------------------------------------------------------------------------------------------
 10.21    Guaranty Agreement dated December 1, 1995 by and between Medical Mutual Liability Insurance Society of Maryland
            and NationsBank, N.A.*
 10.22    Employment Agreement dated as of July 1, 1994 by and between the Registrant and Stewart B. Gold.*
 10.23    Employment Agreement dated as of July 1, 1994 by and between the Registrant and Scott M. Rifkin, MD.*
 10.24    Employment Agreement dated as of April 1, 1995 by and between the Registrant and Paul A. Serini and amendment thereto dated January 1, 1996.*
 10.25    Employment Agreement dated as of March 20, 1995 by and between the Registrant and Allan C. Sanders, CPA.*
 10.26    Employment Agreement between the Registrant and Theresa A. Spoleti (filed herewith).
 10.27    Form of Employment Agreement.*
 10.28    Form of Practice Transfer Agreement.*
 10.29(a) Form of Offer Letter.*
      (b) Amended Form of Offer Letter (filed herewith).
 10.30    Free State Health Plan, Inc., IPA Service Agreement (subject to confidentiality request for certain portions of the exhibit) (filed herewith).
 10.31    Binding Letter of Intent with Health Care Corporation of the Mid-Atlantic for Medicare Risk Service Agreement
            (subject to confidentiality request for certain portions of the exhibit) (filed herewith).
 10.32    Binding Letter of Intent with Chesapeake Health Plan for Medicare Risk Service Agreement (subject to confidentiality request for certain portions of the exhibit) (filed herewith).
 10.33    Form of Reacquisition Agreement.*
 10.34    Amended and Restated Physician Services Organization Agreement of Carroll Medical Group, LLC (filed herewith).
 10.35    Amended and Restated Physician Services Organization Agreement of Cumberland Valley Medical Group, LLC (filed herewith).
 10.36    Physician Services Organization Agreement of Doctors Health Montgomery, LLC (filed herewith).
 10.37    Stock Purchase Agreement between the Registrant and Genesis Health Ventures, Inc., dated September 4, 1996 (filed herewith).
 10.38    Registration Rights Agreement between the Registrant and Genesis Health Ventures, Inc., dated September 4, 1996
            (filed herewith).
 10.39    Option Agreement between the Registrant and Genesis Health Ventures, Inc., dated September 4, 1996 (filed herewith).
 10.40    IPA Percentage of Premium Service Agreement with Chesapeake Health Plan, dated as of June 1, 1996 (subject to confidentiality request for certain portions of the exhibit) (filed herewith).
 10.41    $1,500,000 Promissory Note to First National Bank (filed herewith).
 10.42    Credit Enhancement Letter dated August 15, 1996 between the Registrant and St. Joseph Medical Center (filed herewith).
 10.43    Employment Agreement dated as of May 1,1996 between the Registrant and John R. Dwyer, Jr. (filed herewith).
 10.44    Primary Care Limited Participation Agreement (filed herewith).
 10.45    Medicare HMO--Primary Care Limited Participation Agreement (filed herewith).
 11       Computation of Earnings Per Common and Common Equivalent Share (filed herewith).
 23.1     Consent of Grant Thornton LLP (filed herewith).
 23.2     Consent of Venable, Baetjer and Howard, LLP.**
 24.1     Power of Attorney.*
 24.2     Power of Attorney of Mark H. Eig, M.D. *
 24.3     Power of Attorney of Robert G. Graw, Jr., M.D.*
 24.4     Power of Attorney of William Lamm, M.D.*
 24.5     Power of Attorney of Alexander Rocha, M.D.*
 24.6     Power of Attorney of Richard Howard.**
 27       Financial Data Schedule (filed herewith).


---------------
 * Previously filed.

** To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on October 11, 1996.


                                         DOCTORS HEALTH SYSTEM, INC.

                                         /s/ Stewart B. Gold____________________
                                         Name: Stewart B. Gold
                                         Title: President and Chief Executive
                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURES                                            TITLE                                DATE
------------------------------------------------------  ---------------------------------------------   ----------------------

            /s/            STEWART B. GOLD              Chief Executive Officer; President; Director       October 11, 1996
------------------------------------------------------    (Principal Executive Officer)
                   STEWART B. GOLD

           /s/             SCOTT M. RIFKIN              Chairman                                           October 11, 1996
------------------------------------------------------
                SCOTT M. RIFKIN, M.D.

           /s/           JOHN R. DWYER, JR.             Chief Financial Officer; Treasurer and             October 11, 1996
------------------------------------------------------    Director (Principal Financial Officer)
                  JOHN R. DWYER, JR.

           /s/              PAUL A. SERINI              Director; Executive Vice President of              October 11, 1996
------------------------------------------------------    Strategic Operations and Director of Legal
                    PAUL A. SERINI                        Affairs

           /s/              KYLE R. MILLER              Vice President of Finance (Principal               October 11, 1996
------------------------------------------------------    Accounting Officer)
                    KYLE R. MILLER

            /s/             ALAN L. KIMMEL              Executive Vice President for Medical Policy        October 11, 1996
------------------------------------------------------    and Practice; Director
                 ALAN L. KIMMEL, M.D.

            /s/              JOHN S. PROUT              Director                                           October 11, 1996
------------------------------------------------------
                    JOHN S. PROUT

           /s/               JOHN W. ELLIS              Director                                           October 11, 1996
------------------------------------------------------
                    JOHN W. ELLIS

           /s/              J. DAVID NAGEL              Director                                           October 11, 1996
------------------------------------------------------
                 J. DAVID NAGEL, M.D.

           /s/            PETER J. LOPRESTI             Director                                           October 11, 1996
------------------------------------------------------
               PETER J. LOPRESTI, D.O.

                      SIGNATURES                                            TITLE                                DATE
------------------------------------------------------  ---------------------------------------------   ----------------------
            /s/          HOWARD L. GOLDMAN              Director                                           October 11, 1996
------------------------------------------------------
               HOWARD L. GOLDMAN, M.D.

            /s/           ROBERT L. ANCONA              Director                                           October 11, 1996
------------------------------------------------------
                ROBERT L. ANCONA, M.D.

           /s/            LINDA A. DEMBIEC              Director                                           October 11, 1996
------------------------------------------------------
                   LINDA A. DEMBIEC

           /s/            ROBERT S. ZETZER              Director                                           October 11, 1996
------------------------------------------------------
                   ROBERT S. ZETZER

            /s/            WILLIAM D. LAMM              Director                                           October 11, 1996
------------------------------------------------------
                WILLIAM D. LAMM, M.D.

           /s/          D. ALEXANDER ROCHA              Director                                           October 11, 1996
------------------------------------------------------
               D. ALEXANDER ROCHA, M.D.

            /s/                MARK H. EIG              Director                                           October 11, 1996
------------------------------------------------------
                  MARK H. EIG, M.D.

            /s/             ROBERT G. GRAW              Director                                           October 11, 1996
------------------------------------------------------
              ROBERT G. GRAW, JR., M.D.

            /s/          RICHARD R. HOWARD              Director                                           October 11, 1996
------------------------------------------------------
                  RICHARD R. HOWARD

                                 EXHIBIT INDEX


EXHIBIT   DESCRIPTION                                                                                                   PAGE
-------   -----------------------------------------------------------------------------------------------------------   -----
  3.1 (a) Articles of Amendment and Restatement of the Registrant, dated December 8, 1995.*
      (b) Articles of Amendment and Restatement of the Registrant, dated September 4, 1996 (filed herewith).
  3.2 (a) Amended Bylaws of the Registrant.*
      (b) Amended Bylaws of the Registrant, as of September 4, 1996 (filed herewith).
  5       Legal Opinion of Venable, Baetjer & Howard, LLP.**
 10.1 (a) Stockholders Agreement dated December 1, 1995, by and among the Registrant, Stewart Gold, Scott Rifkin,
            Alan Kimmel, Medical Holdings Limited Partnership, St. Joseph Medical Center, Inc., Medical Mutual
            Liability Insurance Society of Maryland, and Med-Lantic Management Services, Inc.*
      (b) Amended Stockholders Agreement, dated September 4, 1996 (filed herewith).
 10.2     Registration Rights Agreement dated December 1, 1995 , by and among the Registrant, Medical Mutual
            Liability Insurance Society of Maryland and Med-Lantic Management Services, Inc.*
 10.3     Securities Purchase Agreement dated December 1, 1995 by and between the Registrant and Medical Mutual
            Liability Insurance Society of Maryland.*
 10.4     Registration Rights Agreement dated February 24, 1995 by and between the Registrant and St. Joseph Medical
            Center, Inc. and amendment thereto dated December 1, 1995.*
 10.5     Baltimore Medical Group, LLC Operating Agreement dated February 24, 1995.*
 10.6     Agreement of Limited Partnership of Medical Holdings Limited Partnership dated February 24, 1995.*
 10.7     Stockholders Agreement between BMGGP, Inc. and Stockholders dated as of February 24, 1995.*
 10.8     Financing Transaction Agreement dated as of February 24, 1995 by and among the Registrant and Baltimore
            Medical Group, LLC, BMG Limited Partnership, BMGGP, Inc., and St. Joseph Medical Center, Inc.*
 10.9     Form of Exclusive Physician Participation Agreement.*
 10.10    Form of Non-Exclusive Physician Participation Agreement.*
 10.11    Amended and Restated Physician Services Organization Agreement of Baltimore Medical Group, LLC.*
 10.12    Form of Practice Participation Agreement.*
 10.13    Form of Professional Services Employment Agreement.*
 10.14    Form of Specialist Physician Employment Agreement.*
 10.15    Form of Medical Director Employment Agreement.*
 10.16    Form of Specialist Physician Network Agreement.*
 10.17    Major Decision Agreement dated December 1, 1995 by and between the Registrant and Medical Mutual Liability
            Insurance Society of Maryland.*
 10.18    Promissory Note dated as of December 1, 1995 by and between the Registrant and Medical Mutual Liability
            Insurance Society of Maryland.*
 10.19    Non-negotiable, non-transferable Promissory Note dated February 24, 1995 by and between the Registrant and
            St. Joseph Medical Center, Inc.*
 10.20    Loan Agreement dated as of December 1, 1995, by and between the Registrant and NationsBank, N.A.*
 10.21    Guaranty Agreement dated December 1, 1995 by and between Medical Mutual Liability Insurance Society of
            Maryland and NationsBank, N.A.*
 10.22    Employment Agreement dated as of July 1, 1994 by and between the Registrant and Stewart B. Gold.*
 10.23    Employment Agreement dated as of July 1, 1994 by and between the Registrant and Scott M. Rifkin, MD.*
 10.24    Employment Agreement dated as of April 1, 1995 by and between the Registrant and Paul A. Serini and amendment thereto dated January 1, 1996.*
 10.25    Employment Agreement dated as of March 20, 1995 by and between the Registrant and Allan C. Sanders, CPA.*
 10.26    Employment Agreement between the Registrant and Theresa A. Spoleti (filed herewith).
 10.27    Form of Employment Agreement.*
 10.28    Form of Practice Transfer Agreement.*
 10.29(a) Form of Offer Letter.*
      (b) Amended Form of Offer Letter (filed herewith).
 10.30    Free State Health Plan, Inc., IPA Service Agreement (subject to confidentiality request for certain portions of the exhibit) (filed herewith).
 10.31    Binding Letter of Intent with Health Care Corporation of the Mid-Atlantic for Medicare Risk Service
            Agreement (subject to confidentiality request for certain portions of the exhibit) (filed herewith).

EXHIBIT   DESCRIPTION                                                                                                   PAGE
-------   -----------------------------------------------------------------------------------------------------------   -----
 10.32    Binding Letter of Intent with Chesapeake Health Plan for Medicare Risk Service Agreement (subject to confidentiality request for certain portions of the exhibit) (filed herewith).
 10.33    Form of Reacquisition Agreement.*
 10.34    Amended and Restated Physician Services Organization Agreement of Carroll Medical Group, LLC (filed herewith).
 10.35    Amended and Restated Physician Services Organization Agreement of Cumberland Valley Medical Group, LLC
            (filed herewith).
 10.36    Physician Services Organization Agreement of Doctors Health Montgomery, LLC (filed herewith).
 10.37    Stock Purchase Agreement between the Registrant and Genesis Health Ventures, Inc., dated September 4, 1996
            (filed herewith).
 10.38    Registration Rights Agreement between the Registrant and Genesis Health Ventures, Inc., dated September 4,
            1996 (filed herewith).
 10.39    Option Agreement between the Registrant and Genesis Health Ventures, Inc., dated September 4, 1996 (filed herewith).
 10.40    IPA Percentage of Premium Service Agreement with Chesapeake Health Plan, dated as of June 1, 1996 (subject to confidentiality request for certain portions of the exhibit) (filed herewith).
 10.41    $1,500,000 Promissory Note to First National Bank (filed herewith).
 10.42    Credit Enhancement Letter dated August 15, 1996 between the Registrant and St. Joseph Medical Center (filed herewith).
 10.43    Employment Agreement dated as of May 1,1996 between the Registrant and John R. Dwyer, Jr. (filed herewith).
 10.44    Primary Care Limited Participation Agreement (filed herewith).
 10.45    Medicare HMO--Primary Care Limited Participation Agreement (filed herewith).
 11       Computation of Earnings Per Common and Common Equivalent Share (filed herewith).
 23.1     Consent of Grant Thornton LLP (filed herewith).
 23.2     Consent of Venable, Baetjer and Howard, LLP.**
 24.1     Power of Attorney.*
 24.2     Power of Attorney of Mark H. Eig, M.D. *
 24.3     Power of Attorney of Robert G. Graw, Jr., M.D.*
 24.4     Power of Attorney of William Lamm, M.D.*
 24.5     Power of Attorney of Alexander Rocha, M.D.*
 24.6     Power of Attorney of Richard Howard.**
 27       Financial Data Schedule (filed herewith).


---------------
 * Previously filed.

** To be filed by amendment.